FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-05

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,089,749,733

(Approximate Initial Pool Balance)

BANK 2022-BNK43

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2022-BNK43

July 27, 2022

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

BANK 2022-BNK43	Certificate Structure

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	21	21	$533,314,594	48.9%
Morgan Stanley Mortgage Capital Holdings LLC	18	60	372,124,318	34.2
Bank of America, National Association	7	7	147,146,651	13.5
National Cooperative Bank, N.A.	15	15	37,164,170	3.4
Total	61	103	$1,089,749,733	100.0%

Loan Pool:

Initial Pool Balance:	$1,089,749,733
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$17,864,750
Number of Mortgaged Properties:	103
Average Cut-off Date Balance per Mortgaged Property(1):	$10,580,095
Weighted Average Interest Rate:	5.2506%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	59.2%
Weighted Average Original Term to Maturity (months):	117
Weighted Average Remaining Term to Maturity (months):	116
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	360
Weighted Average Seasoning (months):	1

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.48x
Weighted Average U/W Net Operating Income Debt Yield(1):	14.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	50.6%
Weighted Average Balloon Loan-to-Value Ratio(1):	48.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	6.7%
% of Mortgage Loans with Single Tenants(3):	12.1%

(1)   With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)   Thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.

(3)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2022-BNK43	Characteristics of the Mortgage Pool

II.       Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2022-BNK43	Trust Cut-off Date Balance	Aggregate Pari- Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	High Street	WFB	$100,000,000	$138,395,000	BANK 2022-BNK43	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitizations	$38,395,000
2	Katy Mills	BANA	$91,000,000	$130,000,000	BANK 2022-BNK43	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitizations	$39,000,000
3	Constitution Center	MSMCH	$84,000,000	$398,000,000	MSC 2022-L8(2)	Midland Loan Services, a Division of PNC Bank National Association	LNR Partners, LLC	MSC 2022-L8	$314,000,000
4	The Boulders Resort	WFB	$74,930,466	$99,907,288	BANK 2022-BNK43	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Future Securitizations	$25,000,000
8	One Campus Martius	MSMCH	$46,200,000	$218,000,000	BANK 2022-43(3)	Wells Fargo Bank, National Association(3)	Greystone Servicing Company LLC(3)	Future Securitizations	$171,800,000
9	Hilton Sandestin Beach Resort	WFB	$44,000,000	$120,000,000	BANK 2022-BNK42	Wells Fargo Bank, National Association	LNR Partners, LLC	BANK 2022-BNK42	$76,000,000
15	79 Fifth Avenue	WFB	$25,000,000	$240,000,000	CGCMT 2022-GC48	Midland Loan Services, a Division of PNC Bank National Association	Greystone Servicing Company LLC	BANK 2022-BNK42, CGCMT 2022-GC48, BMO 2022-C2, Future Securitizations	$215,000,000
19	2355 and 2383 Utah Ave	MSMCH	$14,000,000	$85,000,000	BANK 2022-BNK42	Wells Fargo Bank, National Association	LNR Partners, LLC	BANK 2022-BNK42	$71,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loans until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Constitution Center Whole Loan” in the Preliminary Prospectus.

(3)	The related whole loan is expected to initially be serviced under the BANK 2022-43 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2022-BNK43 certificates after the closing of such securitization. Control rights with respect to the related whole loan will be exercised by the holder of the “lead” pari passu note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2022-BNK43	Characteristics of the Mortgage Pool

III.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Office	11	$322,073,830	29.6%	53%	51.7%	2.53x	12.1%	11.4%	4.7042%
Suburban	7	162,580,123	14.9	55.1	52.6	1.99	11.8	11.0	5.1369
CBD	3	155,200,000	14.2	51.2	51.2	3.10	12.4	11.7	4.2350
Medical	1	4,293,707	0.4	39.4	33.3	2.04	17.2	14.7	5.2800
Retail	41	283,573,750	26.0	46.5	44.6	2.18	14.4	13.6	5.5720
Anchored	3	108,000,000	9.9	55.3	55.3	1.85	10.8	10.3	5.5421
Super Regional Mall	1	91,000,000	8.4	33.0	27.8	2.91	21.8	20.4	5.7670
Single Tenant	34	66,763,750	6.1	47.8	47.4	1.85	11.0	10.5	5.3824
Unanchored	3	17,810,000	1.6	56.6	55.3	1.75	10.8	10.2	5.4690
Hospitality	5	157,633,410	14.5	44.4	40.5	2.88	19.2	17.2	5.3987
Full Service	2	118,930,466	10.9	40.5	36.1	3.03	20.1	17.8	5.2141
Extended Stay	1	27,850,000	2.6	55.3	55.3	2.61	16.7	15.5	5.8400
Limited Service	2	10,852,944	1.0	60.3	51.1	1.88	16.2	14.4	6.2896
Mixed Use	1	100,000,000	9.2	71.5	71.5	1.61	8.8	8.7	5.3520
Office/Retail/Multifamily	1	100,000,000	9.2	71.5	71.5	1.61	8.8	8.7	5.3520
Multifamily	20	85,999,238	7.9	34.4	32.8	4.61	28.8	28.2	5.4917
Cooperative	16	43,149,238	4.0	13.0	11.5	7.55	45.9	45.2	4.9451
Low Rise	3	37,250,000	3.4	55.5	53.7	1.64	11.7	11.3	6.0966
Garden	1	5,600,000	0.5	58.3	58.3	1.76	11.0	10.2	5.6810
Industrial	5	80,675,000	7.4	56.6	56.6	1.86	10.7	10.2	5.4115
Warehouse	3	34,925,000	3.2	62.7	62.7	1.75	10.3	9.9	5.6045
Light Manufacturing	1	33,000,000	3.0	55.4	55.4	1.84	10.7	10.1	5.3900
Flex	1	12,750,000	1.2	42.6	42.6	2.23	11.9	11.2	4.9390
Self Storage	20	59,794,505	5.5	52.9	51.4	1.89	11.4	11.2	5.5440
Self Storage	20	59,794,505	5.5	52.9	51.4	1.89	11.4	11.2	5.5440
Total	103	1,089,749,733	100.0%	50.6%	48.9%	2.48x	14.6%	13.8%	5.2510%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

High Street
5310-5455 High Street
Phoenix, AZ 85054
Cave Buttes Recreation Area
Jomax Rd
Tatum Blvd
Cave Creek Rd
N. 56th St
Pinnacle Peak Rd
N. 40th St
Deer Valley Dr
Desert Ridge
JW Marriott Phoenix
West Reach 11 Sports Complex
Desert Ridge Marketplace
Pima Frwy
101
51
Musical Instrument Museum
Sagewood
N 32nd St
American Express
Mayo Clinic Hospital
Mayo Blvd
Scottsdale 101
Choice Hotels Intl.
Union Hills Dr
Superior Court of AZ/Maricopa Co.- NE Regional Ctr.
Paradise Valley Community College
Paradise Valley Park
Chauncey Ranch
Fairmont Scottsdale Princess
Tournament Players Club GC
Princess Dr
Bell Rd
Plaza de Campana
Paradise Valley Hospital
Tatum Point
Scottsdale Liberty Hospital
Frank Lloyd Wright Blvd
WestWorld of Scottsdale
Paradise Ln
The Promenade
Greenway Park Plaza
Paradise Valley
The Shops at Zocalo
Sonora Village
Scottsdale Towne Center
Greenway Rd
Kierland Commons
Scottsdale Quarter
SCOTTSDALE AIRPARK CORP. CENTER
PHOENIX
Scottsdale Airport
Scottsdale Towne Square
The Vanguard Group
Thunderbird Rd
Sweetwater Ave
N. 40th St
Paradise Valley Mall
Village Center
Paradise Plaza
N. 64th St
Scottsdale Rd
Scottsdale
Pima Frwy
N. 94th St
N. 96th St
Cactus Rd
Piestewa Frwy
Paradise Valley Plaza
Orange Tree Golf Resort
MARICOPA COUNTY
Scottsdale CC
Paradise Hills Shopping Center
Shea Blvd
Shea Scottsdale Center
Pima Crossing
HonorHealth Scottsdale Shea Medical Center
Scottsdale Fiesta Shopping Center
Paradise Valley
Doubletree Ranch Rd
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
Hayden Rd
E. Via Linda
The Shops Gainey Village
Downtown Phoenix 11 miles
Phoenix Mountains Preserve
Phoenix Sky Harbor Intl. Airport 15 miles
SALT RIVER INDIAN RESERVATION
Scottsdale Grayhawk Center
Grayhawk GC
Country Club at DC Ranch
Market Street
North Scottsdale
DC Ranch Crossing
Pima Rd
YAVAPAI COUNTY
New River
Anthem
Cave Creek
Carefree
MARICOPA COUNTY
Desert Ridge
Peoria
Surprise
El Mirage
Glendale
Paradise Valley
Scottsdale
PHOENIX
Goodyear
Avondale
Tolleson
Tempe
MESA
Liberty

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – High Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Mixed Use – Office/Retail/Multifamily
Original Principal Balance(1):	$100,000,000			Location:	Phoenix, AZ
Cut-off Date Balance(1):	$100,000,000			Size:	630,083 SF
% of Initial Pool Balance:	9.2%			Cut-off Date Balance Per SF(1):	$219.65
Loan Purpose:	Acquisition			Maturity Date Balance Per SF(1):	$219.65
Borrower Sponsors:	(2)			Year Built/Renovated:	2008/NAP
Guarantors:	(2)			Title Vesting:	Leasehold
Mortgage Rate:	5.3520%			Property Manager:	SKB PM I, LLC and GREP Southwest, LLC
Note Date:	June 17, 2022			Current Occupancy (As of)(5):	90.4% (6/8/2022)
Seasoning:	1 month			3/31/2022 TTM Occupancy(5):	86.1%
Maturity Date:	July 11, 2032			YE 2021 Occupancy(5):	85.1%
IO Period:	120 months			YE 2020 Occupancy(5):	85.3%
Loan Term (Original):	120 months			YE 2019 Occupancy(5):	84.1%
Amortization Term (Original):	0 months			As-Is/As Stabilized Appraised Value(6):	$193,600,000 / $210,000,000
Loan Amortization Type:	Interest Only			As-Is/As Stabilized Appraised Value Per SF(6):	$307.26 / $333.29
Call Protection(3):	L(25),D(91),O(4)			As-Is/As Stabilized Appraisal Valuation Date:	May 10, 2022 / June 1, 2023
Lockbox Type:	Hard/In-Place Cash Management			Underwriting and Financial Information(7)
Additional Debt:	Yes			TTM NOI (5/31/2022)(8):	$9,301,715
Additional Debt Type (Balance)(1):	Pari Passu ($38,395,000)			YE 2021 NOI(9):	$9,224,773
				YE 2020 NOI(9):	$7,760,559
Escrows and Reserves(4)				YE 2019 NOI(9):	$6,788,355
	Initial	Monthly	Cap	U/W Revenues:	$19,932,833
Taxes	$436,773	$145,591	NAP	U/W Expenses:	$7,716,208
Insurance	$0	Springing	NAP	U/W NOI(8):	$12,216,625
Replacement Reserve	$5,905,000	Springing	$302,262	U/W NCF:	$12,094,342
TI/LC Reserve	$8,992,000	Springing	$1,520,073	U/W DSCR based on NOI/NCF(1):	1.63x / 1.61x
Ground Rent Reserve	$30,583	$30,583	NAP	U/W Debt Yield based on NOI/NCF(1):	8.8% / 8.7%
Rent Concession Reserve	$708,593	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.8% / 8.7%
Existing TI/LC Reserve	$1,873,516	$0	NAP	Cut-off Date LTV Ratio(1)(6):	71.5% / 65.9%
Prepaid Rent Reserve	$73,762	$0	NAP	LTV Ratio at Maturity(1)(6):	71.5% / 65.9%

Sources and Uses
Sources			Uses
Whole loan amount	$138,395,000	65.4%	Purchase Price(10)	$192,103,940	90.7%
Sponsor Equity	$73,306,459	34.6%	Upfront Reserves	$18,020,228	8.5%
			Closing Costs	$1,577,292	0.7%

Total Sources	$211,701,459	100.0%	Total Uses	$211,701,459	100.0%
(1)	The High Street Mortgage Loan (as defined below) is part of the High Street Whole Loan (as defined below) with an original aggregate principal balance of $138,395,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NOI Debt Yield at Maturity, U/W NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the High Street Whole Loan.

(2)	The Borrower Sponsors and Guarantors are Scanlankemperbard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust U/T/A dated September 8, 2005

(3)	Defeasance of the High Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the High Street Whole Loan to be securitized and (b) August 11, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2022.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)	Occupancy is based on the total NRSF of 630,083 comprising both the Commercial Component and Multifamily Component of the High Street Property (as defined below).

(6)	The appraiser also concluded to an “As stabilized” appraised value of $210,000,000 ($333.29 per SF, 65.9% Cut-off Date LTV Ratio and 65.9% LTV Ratio at Maturity), which assumes the retail space is 90.0% occupied and an approximately 20.7% increase in multifamily market rents, as of June 1, 2023. At origination, the lender reserved $8,992,000 for TI/LCs and $5,905,000 for replacements.

(7)	The novel coronavirus pandemic is an evolving situation and could impact the High Street Whole Loan more severely than assumed in the underwriting of the High Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

(8)	The increase in Net Operating Income between TTM 5/31/2022 and U/W is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component NRA and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023 and (ii) Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.

(9)	The increase in Net Operating Income between 2019 and 2020 and 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component NRA and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.

(10)	SKB previously owned 15% of the High Street Property and, at origination, retained 10% ownership in the High Street Property.

The Mortgage Loan. The mortgage loan (the “High Street Mortgage Loan”) is part of a whole loan (the “High Street Whole Loan”) secured by the leasehold interests in a 630,083 square foot mixed use property comprising office, retail, and multifamily components located in Phoenix, Arizona (the “High Street Property”). The High Street Whole Loan has an original aggregate principal balance of $138,395,000 and is comprised of two pari passu notes. The High Street Mortgage Loan, with an aggregate original principal balance of $100,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2, with an aggregate original principal balance of $38,395,000, is currently held by WFB. The High Street Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2022-BNK43	Yes
A-2	$38,395,000	$38,395,000	WFB	No
Total (Whole Loan)	$138,395,000	$138,395,000

The Borrower and Borrower Sponsors. The borrowers comprise four tenants in common, RI East County HS Owner, LLC, RI Glenwood Lofts HS Owner, LLC, RI Glenwood Place HS Owner, LLC, and SKB-HS Owner LLC, each a Delaware limited liability company and single-purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are ScanlanKemperBard Companies, LLC, Todd M. Gooding, James V. Paul, Gary J. Rood, and Gary J. Rood and Christine C. Rood as co-trustees of the Rood Family Trust UTA Dated September 8, 2005.

ScanlanKemperBard Companies, LLC (“SKB”) is a real estate investor, operator, and developer specializing in urban industrial and suburban mixed use commercial properties. SKB has over 25 years of experience and currently has a team of over 80 professionals. Headquartered in Portland, Oregon, SKB’s portfolio comprises 5.5 million square feet valued at approximately $1.4 billion. For additional information on the borrower sponsor and guarantors please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Gary Rood and Christine Rood are CEO and President, respectively, and co-owners of Rood Investments. Founded in 2007, Rood Investments is a privately held asset management and real estate investment company located in Vancouver, Washington. Today, Rood Investments oversees the management of a 25 property portfolio of senior housing, retail, industrial, and multifamily holdings located across nine states valued at approximately $640 million.

The Property. The High Street Property is comprised of the borrowers’ leasehold interests in a 630,038 square foot mixed use office, retail and multifamily development as well as a six- and a three-level parking garage located in Phoenix, Arizona. Built in 2008 and situated on a 20.0-acre site, the property includes nine, three- and four-story buildings. The property features 506,691 square feet of commercial space (333,128 square feet of office and 173,563 square feet of retail) and 99 multifamily units (123,392 square feet). The property contains 2,090 garage and surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF of rentable area. As of June 8, 2022, the property was 90.4% leased.

Office

The High Street Property includes 333,128 square feet of office space (the “Office Component”) comprising 52.9% of net rentable area and 62.9% of underwritten base rent. Tenant suites range in size from 225 square feet to 23,970 square feet. As of June 8, 2022, the Office Component is 93.2% leased to 35 tenants and has averaged 86.6% occupancy since 2016. Since January 2020, there have been 19 new and renewal leases comprising 28.5% of commercial net rentable area and 38.2% of underwritten commercial base rent.

Retail

The High Street Property includes 173,563 square feet of retail space (the “Retail Component” and, together with the Office Component, the “Commercial Component”) comprising 27.5% of net rentable area and 19.7% of underwritten base rent. The largest tenants include Desert Ridge Pediatric Dentist, Ocean Prime, Nori Sushi, Mellow Mushroom, and Sprouts Farmers Market (“Sprouts”). As of June 8, 2022, the Retail Component is 80.1% leased to 39 tenants and has averaged 71.5% occupancy since 2016. The as-stabilized appraised value as of June 1, 2023 assumes the retail space is 90.0% occupied. At origination, the lender reserved $8,992,000 for TI/LCs.

Multifamily

The High Street Property includes 99 multifamily units totaling 123,392 square feet (the “Multifamily Component”) comprising 19.6% of net rentable area and 17.4% of underwritten base rent. The Multifamily Component amenities include a courtyard with a heated pool, two areas with gas BBQs with adjacent granite countertops, outdoor gas fireplace, pet area, fitness center, and EV charging stations. Units feature a private patio or balcony, granite countertops, stainless steel appliances, inclusive of GE refrigerator, range,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

microwave and dishwasher. In total, there are 24 one-bedrooms, 66 two-bedrooms and 9 three-bedrooms, with unit sizes ranging from 753 square feet to 1,855 square feet. There are 188 parking spaces designated to the Multifamily Component (this equates to a parking ratio of 1.90 per unit). As of June 8, 2022, the Multifamily Component was 97.0% leased (by units) and has averaged 96.1% occupancy since 2014.

According to the appraisal, the owner plans to renovate certain portions of the Multifamily Component, including unit interiors and portions on the common areas, between 2022 and 2023 (as units turn) for an approximate cost of $2,500,000. At origination, the lender reserved $5,905,000 for replacements.

Major Tenants.

Sprouts (95,832 square feet, 18.9% commercial net rentable area, 19.6% underwritten commercial base rent, April 30, 2029 expiration). Sprouts, which currently has more than 370 stores, was founded in 2002 and focuses on farm fresh produce and other healthy, affordable items. Sprouts occupies 89,220 square feet of office space and 6,612 square feet of retail space at the property, which serves as its headquarters. Sprouts has been a tenant at the property since 2015 and has a lease expiring in April 2029 with two, 5-year renewal options remaining. Sprouts has the option to terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements. Sprouts is not required to report sales.

Life Insurance Company of North America (23,562 square feet, 4.7% of commercial net rentable area; 6.4% of underwritten commercial base rent, July 31, 2023 expiration). Life Insurance Company of North America was acquired by New York Life in December 2020. New York Life is a top five insurer across group life, accident and disability insurance. Life Insurance Company of North America has been an office tenant at the property since 2012 and is on a lease expiring on July 31, 2023 with one, 5-year renewal option and no termination options.

Navitus Health Solutions, LLC (22,405 square feet; 4.4% of commercial net rentable area; 6.0% of underwritten commercial base rent, October 31, 2023 expiration). Navitus Health Solutions, LLC (“Navitus”), which is a subsidiary of SSM Health and Costco Wholesale Corporation (Fitch/Moody’s/S&P: NR/Aa3/NR), is a pass-through pharmacy benefit manager and industry alternative to traditional models. Navitus is focused on making prescriptions more affordable for plan sponsors and members. Navitus has been an office tenant at the property since 2015 and is on a lease expiring on October 31, 2023 with one, 5-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the High Street Property:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Sprouts	NR/NR/NR	95,832	18.9%	$28.65(4)	$2,746,026	19.6%	4/30/2029	2, 5 year	Y(5)
Life Insurance Company of North America	AAA/Aaa/NR	23,562	4.7%	$38.00	$895,356	6.4%	7/31/2023	1, 5 year	N
Navitus	NR/Aa3/NR	22,405	4.4%	$37.25	$834,586	6.0%	10/31/2023	1, 5 year	N
RT Specialty	NR/NR/NR	20,946	4.1%	$36.75	$769,766	5.5%	10/31/2027	2, 5 year	N
Healthiest You Teledoc	NR/NR/NR	19,179	3.8%	$34.35	$658,799	4.7%	9/30/2023	1, 5 year	N
Total Major Tenants		181,924	35.9%	$32.46	$5,904,532	42.2%

Non-Major Tenant		267,533	52.8%	$30.24	$8,090,008	57.8%

Occupied Collateral Total		449,457	88.7%	$31.14	$13,994,540	100.0%

Vacant Space		57,234	11.3%

Collateral Total		506,691(2)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Represents the % of NRSF based on the total net rental area for the Commercial Component of 506,691 and the % of Total Annual U/W Base Rent for the Commercial Component of $13,994,540.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2023 totaling $290,878

(4)	Sprouts pays $27.50 PSF on 77,391 SF of space and $33.50 PSF on 18,441 SF of space.

(5)	Sprouts may terminate its lease on April 30, 2024 and April 30, 2027 with 12 months’ notice and by paying a termination fee (for the first option only) equal to unamortized TI/LCs and free rent plus two months’ of rent and CAM reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the High Street Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	829	0.2%	829	0.2%	$21,140	0.2%	$25.50
2023	11	107,736	21.3%	108,565	21.4%	$3,536,117	25.3%	$32.82
2024	9	28,682	5.7%	137,247	27.1%	$972,855	7.0%	$33.92
2025	9	30,116	5.9%	167,363	33.0%	$938,926	6.7%	$31.18
2026	10	45,817	9.0%	213,180	42.1%	$1,627,033	11.6%	$35.51
2027	5	41,551	8.2%	254,731	50.3%	$1,471,173	10.5%	$35.41
2028	4	26,028	5.1%	280,759	55.4%	$819,956	5.9%	$31.50
2029	7	98,813	19.5%	379,572	74.9%	$2,842,189	20.3%	$28.76
2030	5	24,290	4.8%	403,862	79.7%	$768,471	5.5%	$31.64
2031	4	15,338	3.0%	419,200	82.7%	$402,238	2.9%	$26.22
2032	5	17,593	3.5%	436,793	86.2%	$468,507	3.3%	$26.63
Thereafter	4	12,664(5)	2.5%(5)	449,457	88.7%	$125,936	0.9%	$9.94
Vacant	0	57,234	11.3%	506,691	100.0%	$0	0.0%	$0.00
Total/Weighted Average	74	506,691	100.0%			$13,994,540	100.0%	$31.14
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Represents lease expiration information related to the Commercial Component at the High Street Property and excludes the Multifamily Component, which comprises 123,392 square feet and $2,952,497 of Annual U/W Base Rent

(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes 7,339 square feet of space occupied by management with no rent attributed to the space.

The following table presents certain information relating to the unit mix of the Multifamily Component at the High Street Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom, 1 Bathroom	24	23	24.2%	95.8%	876	$1,951
2 Bedrooms, 2 Bathrooms	60	58	60.6%	96.7%	1,263	$2,570
2 Bedrooms, 2.5 Bathrooms	6	6	6.1%	100.0%	1,696	$3,374
3 Bedrooms, 2.5 Bathrooms	9	9	9.1%	100.0%	1,822	$3,540
Total/Weighted Average	99	96	100.0%	97.0%	1,246	$2,563

The following table presents historical occupancy percentages at the High Street Property:

Combined Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	TTM 3/31/2021(1)	6/8/2022(2)
84.1%	85.3%	85.1%	86.1%	90.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the High Street Property:

Cash Flow Analysis

	2019	2020	2021	TTM 5/31/2022	U/W	%(1)	U/W $ per SF(2)
Commercial Base Rent	$10,313,704	$10,866,962	$11,799,778	$12,346,127	$13,994,540(3)	64.5%	$27.62
Percentage Rent	$455,003	$335,077	$673,113	$750,934	$518,745	2.4	$1.02
Grossed Up Vacant Space	$0	$0	$0	$0	$1,698,796	7.8	$3.35
Commercial Gross Potential Rent	$10,768,707	$11,202,039	$12,472,891	$13,097,061	$16,212,081	74.7%	$32.00
Multifamily Base Rent	$2,355,590	$2,344,540	$2,616,933	$2,800,614	$2,952,497	13.6	$23.93
Grossed Up Vacant Space	$283,584	$371,976	$215,444	$26,327	$78,396	0.4	$0.64
Multifamily Gross Potential Rent	$2,639,174	$2,716,516	$2,832,376	$2,826,941	$3,030,893	14.0%	$24.56
Gross Potential Rent	$13,407,881	$13,918,554	$15,305,268	$15,924,002	$19,242,974	88.6%	$30.54
Other Income	$592,043	$486,163	$521,636	$499,675	$499,675	2.3	$0.79
Parking Income	$590,017	$579,291	$616,455	$626,442	$626,442	2.9	$0.99
Expense Reimbursements	$915,410	$954,847	$1,031,677	$1,006,902	$1,340,934	6.2	$2.13
Net Rental Income	$15,505,351	$15,938,856	$17,475,035	$18,057,021	$21,710,025	100.0%	$34.46
(Commercial Vacancy)	$0	$0	$0	$0	($1,698,796)	(10.8)(4)	($3.35)
(Multifamily Vacancy)	($283,584)	($371,976)	($215,444)	($26,327)	($78,396)	(2.6)(5)	($0.64)
(Concessions & Collection Loss)	($1,586,084)	($1,016,644)	($949,605)	($1,344,475)	$0	0.0	($0.00)
Effective Gross Income	$13,635,683	$14,550,236	$16,309,986	$16,686,219	$19,932,833	91.8%	$31.64

Real Estate Taxes	$1,617,241	$1,613,128	$1,664,368	$1,695,466	$1,762,950	8.8	$2.80
Insurance	$128,281	$161,446	$179,204	$194,752	$250,444	1.3	$0.40
Ground Rent	$297,976	$330,728	$346,383	$348,418	$439,267	2.2	$0.70
Management Fee	$521,734	$532,425	$606,601	$637,870	$755,550	3.8	$1.20
Other Operating Expenses	$4,282,096	$4,151,949	$4,288,658	$4,507,998	$4,507,998	22.6	$7.15
Total Operating Expenses	$6,847,328	$6,789,677	$7,085,214	$7,384,504	$7,716,208	38.7%	$12.25

Net Operating Income	$6,788,355(6)	$7,760,559(6)	$9,224,773(6)	$9,301,715(7)	$12,216,625(7)	61.3%	$19.39
Replacement Reserves	$0	$0	$0	$0	$100,754	0.5	$0.16
TI/LC	$0	$0	$0	$0	$21,529(8)	0.1	$0.03
Net Cash Flow	$6,788,355	$7,760,559	$9,224,773	$9,301,715	$12,094,342	60.7%	$19.19

NOI DSCR(9)	0.90x	1.03x	1.23x	1.24x	1.63x
NCF DSCR(9)	0.90x	1.03x	1.23x	1.24x	1.61x
NOI Debt Yield(9)	4.9%	5.6%	6.7%	6.7%	8.8%
NCF Debt Yield(9)	4.9%	5.6%	6.7%	6.7%	8.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Commercial Gross Potential Rent for Commercial Vacancy, (iii) percent of Multifamily Gross Potential Rent for Multifamily Vacancy, and (iv) percent of Effective Gross Income for all other fields.

(2)	Represents (i) U/W $ PSF based on the commercial NRSF for commercial revenue and vacancy fields, (ii) U/W $ PSF based on the multifamily NRSF for multifamily revenue and vacancy fields, and (iii) U/W $ PSF based on the total NRSF for all other fields.

(3)	Includes contractual rent steps through August 2023 totaling $290,878.

(4)	The underwritten economic vacancy is 10.8%. The Commercial Component of the High Street Property was 88.7% leased as of June 8, 2022.

(5)	The underwritten economic vacancy is 2.6%. The Multifamily Component of the High Street Property was 97.0% leased as of June 8, 2022.

(6)	The increase in Net Operating Income between 2019 and 2020 and 2020 and 2021 was primarily due to 35 new and renewal leases (28.7% of Commercial Component NRA and 33.7% of Commercial Component underwritten base rent) commencing between January 2019 and December 2021.

(7)	The increase in Net Operating Income between TTM 5/31/2022 and U/W is primarily due to (i) 15 new and renewal leases (23.5% of Commercial Component NRA and 30.2% of Commercial Component underwritten base rent) commencing between January 2022 and June 2023, (ii) TTM 5/31/2022 includes rent concessions totaling $1,086,530, and (iii) U/W Commercial Base Rent includes contractual rent steps through August 2023 totaling $290,878.

(8)	Includes a credit totaling $899,200, which represents 10% of the upfront TI/LC reserve.

(9)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the High Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Appraisal. According to the appraisal, the High Street Property had an “As Is” appraised value of $193,600,000 as of May 10, 2022. The appraisal concluded to an “As stabilized” appraised value of $210,000,000 ($333.29 per SF, 65.9% cut-off date LTV), which assumes the Retail Component is 90.0% occupied (80.1% occupied as of June 8, 2022) and an approximately 20.7% increase in multifamily market rents, as of June 1, 2023. According to the appraisal, the owner plans to renovate certain portions of the Multifamily Component, including unit interiors and portions on the common areas, between 2022 and 2023 (as units turn) for an approximate cost of $2,500,000. At origination, the lender reserved $8,992,000 for TI/LCs and $5,905,000 for replacements.

Environmental Matters. According to the Phase I environmental site assessment dated March 25, 2022, there was no evidence of any recognized environmental conditions at the High Street Property.

Market Overview and Competition. The High Street Property is located in the Desert Ridge master-planned community in northeast Phoenix, approximately 17 miles from the central business district. Desert Ridge is a 5,700 acre master-planned community located to both the north and south of the Loop 101. Development of Desert Ridge began in 1997 and now includes the 1.1 million square foot Desert Ridge Marketplace power retail center, the 950-room JW Marriott Desert Ridge Resort and Spa, two 18-hole golf courses, and three schools. Desert Ridge is home to Mayo Clinic Hospital and an American Express regional office. According to the appraisal, the population’s average annual growth rate between 2010 and 2022 within a one-, three, and five-mile radius was 6.2%, 2.7%, and 2.0%, respectively. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was approximately 5,882, 65,634, and 199,129, respectively, and the average household income within the same radii was $120,361, $126,319 and $115,545, respectively.

According to a third party market research report, the Office Component is situated within the Paradise Valley submarket of the Phoenix office market. As of July 2022, the Paradise Valley submarket reported inventory of approximately 5.4 million SF with an 11.0% vacancy rate (and a 12.2% availability rate) and average asking rents of $27.75 PSF. The appraisal concluded to market rents ranging from $36.00 to $37.00 per square foot, modified gross, for the various floors of office space at the High Street Property (see table below).

According to a third party market research report, the Retail Component is located within the North Scottsdale submarket of the Phoenix retail market. As of July 2022, the North Scottsdale submarket reported total inventory of approximately 13.9 million SF with a 4.6% vacancy rate and average asking rent of $26.22 PSF. The appraisal concluded to market rents ranging from $21.00 to $29.00 per square foot, triple net, for the retail spaces at the High Street Property (see table below).

According to a third party market research report, the Multifamily Component is located within the North Phoenix submarket of the Phoenix multifamily market. As of July 2022, the North Phoenix multifamily submarket reported total inventory of 41,441 units with a 5.6% vacancy rate and average asking rents of $1,404 per unit (per month). The appraisal concluded to market rents ranging from $1,941 per unit (per month) to $3,625 per unit (per month) for various multifamily unit types at the High Street Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Office Component at the High Street Property:

Office Component Market Rent Summary(1)

	>5,000 square feet	<5,000 square feet	Sprouts
Market Rent (PSF)	$36.50	$37.00	$36.00
Lease Term (Years)	5.4	5.4	5.4
Lease Type (Reimbursements)	BY Stop	BY Stop	BY Stop
Rent Increase Projection	$0.75 PSF annually	$0.75 PSF annually	$0.75 PSF annually
Tenant Improvements (New/Renewal)	$50/$20	$50/$20	$50/$20
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Retail Component at the High Street Property:

Retail Component Market Rent Summary(1)

	Large Restaurants	Small Restaurants	Other
Market Rent (PSF)(2)	$25.00	$25.00	$25.00
Lease Term (Years)	10	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$60/$20	$60/$20	$40/$10
Leasing Commissions (New/Renewal)	8.5%/5.5%	8.5%/5.5%	8.5%/5.5%
(1)	Information obtained from the appraisal.

(2)	The appraiser did not include market rents for the market rent categories above but concluded to market rents ranging from $21.00 to $29.00 for the individual tenant suites at the property with an average of $25.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Multifamily Component at the High Street Property:

Multifamily Component Market Rent Summary

Market Rent Summary
Unit Mix / Type	Units(1	Average Unit Size (square feet)(1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF (1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)	Avg. Monthly Market Rent per Unit (Renovated)(2)	Avg. Monthly Market Rent PSF(Renovated)(2)
1 Bedroom, 1 Bathroom	24	876	$1,951	$2.23	$1,941	$2.22	$2,410	$2.75
2 Bedrooms, 2 Bathrooms	60	1,263	$2,570	$2.03	$2,462	$1.95	$2,987	$2.36
2 Bedrooms, 2.5 Bathrooms	6	1,696	$3,374	$1.99	$3,555	$2.10	$4,131	$2.44
3 Bedrooms, 2.5 Bathrooms	9	1,822	$3,540	$1.94	$3,625	$1.99	$4,207	$2.31
(1)	Based on the borrower rent roll dated June 8, 2022.

(2)	Based on the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the Office Component of the High Street Property identified by the appraiser:

Comparable Office Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Office Component	Phoenix, AZ	2008/NAP	333,128(2)	93.2%(2)
Camelback Esplanade	Phoenix, AZ	1989-2002/NAP	980,041	86.0%	Mar-2022	$385,000,000	$392.84
Block 23 at Cityscape	Phoenix, AZ	2019/NAP	307,030	94.0%	Dec-2021	$150,000,000	$488.55
Kierland Corporate Center	Scottsdale, AZ	2000/NAP	109,811	93.0%	Dec-2021	$37,750,000	$343.77
Allred Park Place (1650 & 1700)	Chandler, AZ	2020/NAP	271,359	100.0%	Dec-2021	$106,000,000	$390.63
CASA	Phoenix, AZ	1990/2019	181,142	92.0%	Aug-2021	$56,500,000	$311.91
Anchor Centre	Phoenix, AZ	1984-1986/NAP	333,014	95.0%	Jan-2021	$103,500,000	$310.80
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable retail sales pertaining to the Retail Component at the High Street Property identified by the appraiser:

Comparable Retail Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Retail Component	Phoenix, AZ	2008/NAP	173,563(2)	80.1%(2)
Mountain Vista Marketplace	Mesa, AZ	2019/NAP	52,807	93.0%	Feb-2022	$19,867,169	$376.22
Arcadia Crossing	Phoenix, AZ	1995/NAP	454,389	85.0%	Nov-2021	$65,800,000	$144.81
Gilbert Gateway Towne Center	Gilbert, AZ	2005/NAP	265,878	85.0%	Nov-2021	$50,200,000	$188.81
Camelback Colonnade	Phoenix, AZ	1993-2005/NAP	643,000	99.0%	Jun-2021	$165,816,327	$257.88
Longbow Marketplace	Mesa, AZ	2017-2020/NAP	58,507	100.0%	May-2021	$26,000,000	$444.39
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The table below presents certain information relating to comparable multifamily sales pertaining to the Multifamily Component at the High Street Property identified by the appraiser:

Comparable Multifamily Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Multifamily Component	Phoenix, AZ	2008/NAP	123,392(2)	97.0%(2)
Ascent at Papago	Phoenix, AZ	2007/NAP	247,052	95.0%	Mar-2022	$107,500,000	$435.13
Roadrunner on McDowell	Scottsdale, AZ	2021/NAP	296,904	95.0%	Feb-2022	$193,500,000	$651.73
Slate Scottsdale	Scottsdale, AZ	2016/NAP	256,016	96.0%	Dec-2021	$114,000,000	$445.28
Scottsdale Grand	Scottsdale, AZ	2021/NAP	251,737	NAV	Dec-2021	$130,000,000	$516.41
District at Scottsdale	Scottsdale, AZ	2018/NAP	307,123	94.0%	Jul-2021	$150,500,000	$490.03
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $436,773 and ongoing monthly deposits of $145,591 for real estate taxes.

Insurance - The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the lender is provided with evidence of renewal of the insurance policies, and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve - The loan documents require an upfront deposit of $5,905,000. The loan documents require springing monthly deposits of $8,396 for replacements if the balance in the reserve falls below the cap of $302,262.

TI/LC Reserve - The loan documents require an upfront deposit of $8,992,000. The loan documents require springing monthly deposits of $21,112 for tenant improvements and leasing commissions if the balance in the reserve falls below the cap of $1,520,073.

Ground Rent Reserve – The loan documents require an upfront deposit of $30,583, and ongoing monthly reserves in an amount equal to 1/12th of the ground rent that lender reasonably estimates to be payable during the next twelve months in order to accumulate sufficient funds to pay the annual ground rent at least 30 days prior to the annual due date, initially estimated at $30,583.

Tenant Specific TI/LC Reserve – The loan documents require an upfront deposit of $1,873,516 for outstanding tenant improvements and leasing commissions related to Humble Bistro ($59,730), Cook & Craft ($26,853), Desert Ridge Veterinary Clinic ($238,877), Gallery Bar ($64,052), RT Specialty ($696,313), Blue Martini Lounge ($225,000), Patio 54 ($3,470), KeHe Distributors ($21,338), Transtar Insurance Brokers ($425,813), M3V Nail Bar ($4,026), State Farm ($6,374), and United Surgical Partners ($101,670).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail/ Multifamily	Loan #1	Cut-off Date Balance:	$100,000,000
5310-5455 High Street	High Street	Cut-off Date LTV:	71.5%
Phoenix, AZ 85054		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	8.8%

Free Rent Reserve – The loan documents require an upfront deposit of $708,593 for certain future rent credits or abatements related to Transtar Insurance Brokers ($306,880), RT Specialty ($223,493), Desert Ridge Veterinary Clinic ($50,213), Gallery Bar ($41,012), United Surgical Partners ($39,655), Blue Martini Lounge ($25,219), Cook & Craft ($16,104), and State Farm ($6,016).

Prepaid Rent Reserve – The loan documents require an upfront deposit of $73,762 for one month of prepaid rent related to each of the following tenants: Cook & Craft ($3,523), Desert Ridge Veterinary Clinic ($7,402), and RT Specialty ($62,838).

Lockbox and Cash Management. The High Street Whole Loan requires a hard lockbox and in-place cash management. The borrowers are required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. Funds in the deposit account will be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow waterfall will be transferred to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the High Street Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the High Street Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) for the High Street Whole Loan falling below 1.10x at the end of any calendar quarter (based on a hypothetical 30 year amortization schedule).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above:

(a) the NCF DSCR for the High Street Whole Loan being greater than or equal to 1.15x for two consecutive calendar quarters; or

(b) the borrowers delivering to the lender as additional collateral and security for the payment of the debt, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the High Street Whole Loan, would cause the NCF DSCR to be at least 1.15x (the “Cash Management Sweep Cure Amount”), or (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount.

Property Management. The High Street Property is self-managed by SKB PM I, LLC and GREP Southwest, LLC, each an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The High Street Property is subject to two long-term ground leases with the State of Arizona. The ground leases have 70 years remaining and both expire in July 2092 with one, 10-year renewal option. The ground lease payment is equal to the greater of: (i) the stipulated base rent per acre (currently $156,573 ($8,100 per acre)) increasing at an average rate of 7.4% every five years as outlined in the ground lease documents and (ii) 0.35% of the full cash value of the improvements as assessed annually by the Maricopa County Assessor (the “Alternative Rent”). For the lease period beginning in July 2022 and ending in July 2023, the Alternative Rent is $344,682, which is higher than the base rent per acre and used for underwriting purposes.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” provided the aggregate amount of any letters of credit do not at any time exceed 10.0% of the outstanding principal balance of the High Street Whole Loan.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the High Street Property contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

KATY MILLS CIRCLE
KATY MILLS BOULEVARD
KATY MILLS DRIVE
BASS PRO DRIVE
KATY MILLS PARKWAY
STAR LANE
PRAIRIE PARKWAY
HERITAGE LANE
KINGSLAND BOULEVARD
AMC DRIVE
Bass Pro Shops
Burlington
Marshalls
XXI
H&M
ROSS
amc THEATRES
Residence Inn Marriott
LA QUINTA
aloft
PEDLAR DENTISTRY
Anchor
Major / Inline
Vacant
Under Redevelopment
Unowned

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Navasota
Montgomery
Willis
Conroe
Cleveland
The Woodlands
Pinehurst
Spring
Kingwood
Dayton
Atascocita
Humble
Cypress
Crosby
Aldine
HOUSTON
Brookshire
Katy
Channelview
Baytown
Cinco Ranch
Deer Park
Mission Bend
Pasadena
Orchard
Sugar Land
Richmond
Rosenberg
Missouri City
Pearland
Friendswood
Galveston Bay
League City
Texas City
George Bush Intl. Airport 46 miles
Freeman Rd
Freeman Rd
Fry Rd
Stockdick School Rd
Katy Hockley Cut Off Rd
Clay Rd
Porter Rd
Peek Rd
Grand Pkwy
HARRIS COUNTY
Morton Rd
Morton Rd
Katy Park
HOUSTON
Green Meadows Country Club
Avenue D
WALKER COUNTY
Franz Rd
Franz Rd
Park Row
Saums Rd
Katy
Katyland Dr
Univ. of Houston-Victoria at Katy Campus
Academy Sports + Outdoors Corporate HQ
Crossing at Fry Road
Memorial Hermann Katy Hospital
Shoppes at ParkWest
GEICO Corp. HQ
Price Plaza
Hwy Blvd
Katy Grand
Katy Frwy
WEST TEN BUSINESS PARK
Leonard E. Merrell Center
Katy Ranch Crossing
Katy Frwy
Typhoon Texas
Mason Park
Greentree Shopping Center
Kingsland Blvd
Kingsland Blvd
Houston Methodist Continuing Care Hospital
Kingsland Blvd
Pin Oak Blvd
Mason Center
Katy Flewellen Rd
Club at Falcon Point
Peek Rd
Westgreen Blvd
Spring Green Blvd
Roesner Rd
Katy Mills
5000 Katy Mills Circle
Katy, TX 77494
Jordan Crossing Blvd
Grand Pkwy
Gaston Rd
Elks Dr
Texas Heritage Pkwy
Tamarron Crossing
The Golf Club at Cinco Ranch
Great Southwest Equestrian Ctr.
Mason Rd
Fry Rd
Falcon Landing Blvd
LaCenterra at Cinco Ranch
Silver Ranch
Cinco Ranch
Roesner Rd
Cinco Ranch at Market Center
Westheimer Pkwy
Spring Green Blvd
Willow Fork Country Club
Cross Creek Bend Ln
George Bush Park
Cinco Ranch Blvd
Fry Rd
Meadow Brook Golf Course
Fry Rd
Mason Rd
Katy-Gaston Rd
Downtown Houston 25 miles
Cross Creek Ranch
Fry Rd
Peek Rd
Fulshear
Westpark Tollway
Southpark at Cinco Ranch
Cross Creek Mall
Westpark Tollway
Bellaire Blvd
The Shops of Bella Terra
FORT BEND COUNTY
Bellaire Blvd
Canal Rd
Richmond
Harlem Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Katy Mills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/Aa1			Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):	$91,000,000			Location:	Katy, TX
Cut-off Date Balance(1):	$91,000,000			Size:	1,181,987 SF
% of Initial Pool Balance:	8.4%			Cut-off Date Balance Per SF(1):	$109.98
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$64.98
Borrower Sponsors:	Simon Property Group, L.P. and The KanAm Group			Year Built/Renovated:	1999/2019
Guarantor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	5.7670%			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Note Date:	July 21, 2022			Current Occupancy (As of)(4):	86.3% (5/3/2022)
Seasoning:	0 months			12/31/2021 Occupancy(4):	92.3%
Maturity Date:	August 1, 2032			12/31/2020 Occupancy(4):	91.9%
IO Period:	0 months			12/31/2019 Occupancy(4):	94.7%
Loan Term (Original):	120 months			12/31/2018 Occupancy(4):	97.3%
Amortization Term (Original):	360 months			As-Is Appraised Value(6):	$394,000,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(6):	$333.34
Call Protection(2):	L(24),D(90),O(6)			As-Is Appraisal Valuation Date:	May 17, 2022
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(6)
Additional Debt(1):	Yes			TTM 3/31/2022 NOI:	$27,420,178
Additional Debt Type (Balance)(1):	Pari Passu ($39,000,000)			12/31/2021 NOI:	$26,912,547
				12/31/2020 NOI(5):	$24,343,858
				12/31/2019 NOI:	$29,158,868
				U/W Revenues:	$42,515,577
				U/W Expenses:	$14,235,384
Escrows and Reserves(3)				U/W NOI:	$28,280,193
	Initial	Monthly	Cap	U/W NCF:	$26,546,115
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.10x / 2.91x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	21.8% / 20.4%
Replacement Reserve	$0	$46,008	$1,104,183(3)	U/W Debt Yield at Maturity based on NOI/NCF(1):	25.8% / 24.2%
TI/LC Reserve	$0	$98,487	$2,363,678(3)	Cut-off Date LTV Ratio(1):	33.0%
Outstanding TI/LC Reserve	$1,013,945	$0	NAP	LTV Ratio at Maturity(1):	27.8%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$130,000,000	91.2%	Loan Payoff(7)	$140,430,426	98.5%
Sponsor Equity	12,562,007	8.8	Closing Costs	1,117,635	0.8
			Reserves	1,013,945	0.7
Total Sources	$142,562,007	100.0%	Total Uses	$142,562,007	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Katy Mills Whole Loan (as defined below).

(2)	Defeasance of the Katy Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Katy Mills Whole Loan to be securitized and (b) February 1, 2026. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in August 2022.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	As of May 3, 2022, the Katy Mills Property (as defined below) was 94.7% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

(5)	The Katy Mills Property was closed between March 18, 2020 and April 30, 2020 due to COVID-19 restrictions.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Katy Mills Whole Loan more severely than assumed in the underwriting of the Katy Mills Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	Reserves include outstanding tenant improvement allowances and leasing commissions for eight tenants including the Cheesecake Factory. The borrower sponsor has deposited an additional $1,947,500 with the Chicago Title Insurance Company in order to fund certain tenant improvement cost allowances owed to the Cheesecake Factory which are being held outside the BANK 2022-BNK43 securitization trust.

The Mortgage Loan. The mortgage loan (the “Katy Mills Mortgage Loan”) is part of a whole loan, evidenced by two pari passu promissory notes, with an aggregate original principal balance of $130,000,000 (together, the “Katy Mills Whole Loan”) that was co-originated by Bank of America, N.A. and JPMorgan Chase Bank, National Association. The Katy Mills Whole Loan is secured by a first priority fee mortgage encumbering a 1,181,987 square foot super regional mall located in Katy, Texas (the “Katy Mills Property”). The Katy Mills Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $91,000,000. The remaining

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

promissory note is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future transactions. The Katy Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$91,000,000	$91,000,000	BANK 2022-BNK43	Yes
A-2	$39,000,000	$39,000,000	JPMorgan Chase Bank, National Association	No
Total	$130,000,000	$130,000,000

The Borrower and Borrower Sponsors. The borrower is Mall at Katy Mills, L.P. (the “Katy Mills Borrower”), a Delaware limited partnership and single purpose entity with two independent directors. The borrower sponsors are a joint venture between Simon Property Group, L.P. (62.5%) and The KanAm Group (37.5%). The non-recourse carveout guarantor is Simon Property Group, L.P. Simon Property Group, L.P.’s liability as the non-recourse carveout guarantor is limited to 20% ($26,000,000) of the original principal amount of the Katy Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Katy Mills Whole Loan.

Simon Property Group, L.P. (“Simon”) is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moodys:A3, S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2021, Simon owned or had an interest in 232 properties comprising 186 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2021, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2022, Simon has an equity market capitalization of over $33.6 billion. See “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The KanAm Group (“KanAm”), with its main offices in Munich, Frankfurt and Atlanta, is one of Germany’s leading sponsors of international real estate funds. Since its founding in 1978, KanAm has initiated forty-four real estate funds and private placements for private and institutional investors, including twenty-five closed-end funds in the United States. KanAm currently owns interests in 178 properties worldwide, including six Mills centers managed by Simon Property Group. As of March 2022, KanAm managed approximately $12.2 billion in assets.

The Property. The Katy Mills Property is a 1,181,987 square foot super regional mall located in Katy, Texas. The Katy Mills Property was constructed in 1999 by the Mills Corporation and was acquired by Simon in 2007. The borrower sponsor spent approximately $21.5 million between 2018 and 2019 on interior and exterior renovations to modernize the Katy Mills Property. The interior remodel included updating the food court and color palette, as well as installing a new movie theater courtyard and interactive play area. Exterior improvements included adding light towers with oversized, illuminated mall entry information, installing LED lighting, a new monument, directional signs, concrete walkways and applying new paint and décor.

Historical occupancy at the Katy Mills Property has averaged 95.2% over the last five years (2017-2021). As of May 3, 2022, the Katy Mills Property was 86.3% occupied by a granular rent roll consisting of 132 unique tenants (94.7% occupied including 23 RDP tenants), with no single tenant occupying more than 12.2% of net rentable area or contributing more than 9.1% of underwritten rent. The 10 largest tenants at the Katy Mills Property account for less than 25% of the underwritten rent. The Katy Mills Property is home to many national brands including Bass Pro Shops Outdoor, Burlington, Marshalls, Sun & Ski Sports, Saks Fifth Avenue Off 5th and Ross Dress for Less, and several entertainment and dining options including AMC Theatres, Rainforest Café, Tilt and Cheesecake Factory. The Katy Mills Property features non-collateral tenants including Walmart, Red Lobster, T.G.I. Fridays, Denny’s, Taco Bell, Jack in the Box, and Popeyes. There are several hotels surrounding the property, including a Hilton Garden Inn, Country Inn & Suites, Residence Inn, Marriott Courtyard, Holiday Inn, and La Quinta Inn.

Over the trailing-12 months ending March 31, 2022, the Katy Mills Property generated total sales of approximately $324 million, which is approximately 1.1% higher than 2021 sales and 37.3% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 square feet) generated sales of approximately $515 per SF (at an occupancy cost of 12.6%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The following table contains sales history for the Katy Mills Property:

Tenant Sales

	2017	2018	2019	2020(1)	2021	3/31/2022 TTM(2)
Gross Mall Sales	$308,258,146	$308,143,698	$307,604,057	$243,217,327	$320,186,705	$324,431,353
Sales PSF (Inline < 10,000 SF)	$421	$423	$432	$335	$502	$515
Occupancy Cost (Inline < 10,000 SF)	13.6%	14.1%	14.1%	18.0%	12.9%	12.6%

(1)	The Katy Mills Property was closed between March 18 and April 30, 2020 due to COVID-19 restrictions.

(2)	Information is as of March 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Over the trailing-12 months ending March 31, 2022, several tenants with greater than 10,000 square feet generated higher sales figures compared to 2019 sales including Bass Pro Shops Outdoor ($258 per SF, 33.7% increase), XXI Forever ($241 per SF, 26.7% increase), Books-A-Million ($192 per SF, 27.7% increase), Abercrombie & Fitch Outlet ($459 per SF, 36.9% increase), and Nike Factory Store ($980 per SF, 36.3% increase), among others.

Major Tenant Sales

Tenant Name	2017	2018	2019	2020(1)	2021	TTM March 2022(2)	Sales PSF/Screen	2019 vs 2022
Bass Pro Shops Outdoor	$26,985,476	$28,520,764	$27,907,228	$38,453,109	$35,718,242	$37,309,964	$258	33.7%
Burlington	$18,849,632	$22,203,414	$23,231,266	$18,769,566	$25,162,868	$25,761,364	$257	10.9%
AMC Theatres	$8,725,160	$8,558,017	$9,024,943	$2,634,416	$3,003,203	$3,003,203	$150,160	-66.7%
Marshalls	$10,222,052	$10,155,157	$10,162,554	$9,357,886	$7,477,111	$7,477,111	$232	-26.4%
Sun & Ski Sports	$4,653,310	$4,855,524	$4,646,110	$4,968,031	$5,204,747	$5,277,052	$176	13.6%
Saks Fifth Avenue Off 5th	$5,819,296	$5,745,796	$5,158,062	$2,594,491	$5,544,008	$6,206,327	$229	20.3%
H&M	$6,072,855	$4,893,038	$6,073,082	$4,081,886	$5,947,923	$6,128,053	$270	0.9%
XXI Forever	$4,360,564	$4,412,657	$3,981,057	$2,947,978	$4,984,847	$5,043,425	$241	26.7%
Off Broadway Shoes	$3,326,583	$3,792,362	$3,686,186	$2,553,776	$4,210,496	$4,334,745	$211	17.6%
Books-A-Million	$3,536,104	$3,455,594	$3,076,134	$2,258,366	$3,744,939	$3,928,232	$192	27.7%
(1)	The Katy Mills Property was closed between March 18 and April 30, 2020 due to COVID-19 restrictions.

(2)	Information is as of March 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Major Tenants.

Bass Pro Shops Outdoor (144,702 square feet, 12.2% of net rentable area, 0.6% of underwritten base rent). Bass Pro Shops Outdoor was founded in 1972 and is headquartered in Springfield, Missouri. Bass Pro Shops Outdoor is an outdoor equipment retailer that provides specialized gear and apparel for hunting, fishing, and camping. Bass Pro Shops Outdoor operates 177 stores across America and Canada that serve roughly 120 million sports enthusiasts annually and can draw customers from over 50 miles away. Bass Pro Shops Outdoor occupies 144,702 square feet at the Katy Mills Property under a lease expiring on October 25, 2024, with five, five-year extension options remaining. Bass Pro Shops Outdoor has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. Bass Pro Shops Outdoor is currently paying percent in lieu rent, per its originally structured lease, currently equal to 2.0% of sales over a $30.0 million ($207 per square foot) sales breakpoint. Bass Pro Shops Outdoor reported sales at the Katy Mills Property of $258 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $247, $266 and $193 for 2021, 2020 and 2019, respectively.

Burlington (100,083 square feet, 8.5% of net rentable area, 2.7% of underwritten base rent). Burlington (NYSE: BURL) is an off-price apparel and home product retailer that offers coats, apparel, shoes, baby clothing, furniture, travel gear, toys, and home decor items. Founded in 1924 as Burlington Coat Factory Warehouse Corporation, the company opened its first outlet store in 1972 in Burlington, New Jersey. As of November 2021, the company operated 832 stores in 45 states and Puerto Rico. Burlington is currently rated “BB+” by S&P. Burlington occupies 100,083 square feet at the Katy Mills Property under a lease expiring on January 31, 2025, with one, five-year extension option remaining. Burlington has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. The lease provides for a rental rate of $6.00 per square foot, which increases to $6.25 per square foot during the renewal term. Burlington also pays percentage rent equal to 1.50% over an $18,765,562 ($187.50 per square foot) sales breakpoint. Burlington reported sales at the Katy Mills Property of $257 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $251, $188 and $232 for 2021, 2020 and 2019, respectively.

AMC Theatres (76,671 square feet, 6.5% of net rentable area, 9.1% of underwritten base rent). AMC Theatres (NYSE: AMC) is one of the world’s largest theatrical exhibition companies and owns, partially owns, or operates approximately 950 theaters with over 10,500 screens worldwide, most of which are in megaplexes (units with more than 10 screens and stadium seating). AMC Theatres owns approximately 185 (3D enabled) IMAX screens and has around 55% IMAX market share, and more than 4,520 3D screens in the United States. AMC Theatres is currently rated “Caa2” by Moody’s and “CCC+” by S&P. AMC Theatres occupies 76,671 square feet (20 screens) at the Katy Mills Property under a lease expiring on October 31, 2029, with three, five-year extension options remaining. AMC Theatres

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. In 2018, in conjunction with the broader renovation at the property, the borrower sponsor provided $3.5mm to AMC Theaters to remodel its space with AMC subsequently extending its lease through 2029. The lease provides for a rental rate of $31.52 per square foot, increasing to $34.22 per square foot effective November 1, 2024. AMC Theatres also pays percentage rent equal to 6.0% over a $15,300,000 ($765,000 per screen) sales breakpoint. AMC Theatres reported sales at the Katy Mills Property of $150,160 per screen ($39 per square foot) for the trailing-12 months ended March 31, 2022. Reported sales per screen were $150,160, $131,721 and $451,247 for 2021, 2020 and 2019, respectively. Reported sales per square foot were $39, $34 and $118 for 2021, 2020 and 2019, respectively.

Saks Fifth Avenue Off 5th (27,122 square feet, 2.3% of net rentable area, 0.7% of underwritten base rent). Saks Fifth Avenue Off 5th (“Saks”) (NYSE: SKS) is a retail operator in the United States offering fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Founded in 1924 and headquartered in New York City, Saks operates stores under the brand names Saks Fifth Avenue and Saks Fifth Avenue Off 5th. Saks operates as a Saks Fifth Avenue Off 5th at the Katy Mills Property under a lease expiring on October 31, 2024, with one, five-year extension options remaining. Saks has been at the Katy Mills Property since 1999 and has renewed its lease multiple times. Saks is currently paying a base rent is $7.00 per square foot through the end of the term. Saks also pays percentage rent equal to 1.0% over a $6,780,500 ($250 per square foot) sales breakpoint. Saks reported sales at the Katy Mills Property of $229 per square foot for the trailing-12 months ended March 31, 2022. Reported sales per square foot were $204, $96 and $190 for 2021, 2020 and 2019, respectively.

The following table presents certain information relating to the tenancy at the Katy Mills Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRA	% of Total NRA	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)	March 2022 TTM Tenant Sales PSF / Occ. Cost

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	144,702	12.2%	$1.01	$146,199	0.6%	10/25/2024	5, 5-year	N	$258 / 0.4%
Burlington	NR/NR/BB+	100,083	8.5%	$7.05	$705,435	2.7%	1/31/2025	1, 5-year	N	$257 / 2.7%
AMC Theatres	NR/Caa2/CCC+	76,671	6.5%	$31.52	$2,416,983	9.1%	10/31/2029	3, 5-year	N	$39 / 80.5%
Saks Fifth Avenue Off 5th	NR/NR/NR	27,122	2.3%	$7.00	$189,854	0.7%	10/31/2024	1, 5-year	N	$229 / 3.1%
Total Collateral Anchor Tenants		348,578	29.5%	$9.92	$3,458,471	13.1%

Junior Anchor Tenants
Marshalls	NR/A2/A	32,126	2.7%	$11.60	$372,662	1.4%	1/31/2030	2, 5-year	N	$233 / 5.0%
Sun & Ski Sports	NR/NR/NR	30,002	2.5%	$17.60	$528,000	2.0%	3/31/2026	NAP	N	$176 / 10.0%
Ross Dress For Less	NR/A2/BBB+	27,061	2.3%	$11.09	$300,000	1.1%	1/31/2025	4, 5-year	N	NAV
Tilt	NR/NR/NR	25,140	2.1%	$8.95	$225,000	0.9%	1/31/2027	NAP	N	$53 / 16.8%
H&M	NR/NR/BBB	23,200	2.0%	$23.77	$551,525	2.1%	1/31/2025	NAP	N	$264 / 9.0%
XXI Forever	NR/NR/NR	20,921	1.8%	$54.55	$1,141,327	4.3%	6/30/2026	NAP	N	$241 / 22.6%
Off Broadway Shoes	NR/NR/NR	20,537	1.7%	$32.23	$661,993	2.5%	1/31/2023	NAP	N	$211 / 15.3%
Books-A-Million	NR/NR/NR	20,434	1.7%	$15.00	$306,510	1.2%	1/31/2025	NAP	N	$192 / 7.8%
Rainforest Cafe	NR/Caa2/NR	20,000	1.7%	$11.89	$237,717	0.9%	12/31/2023	NAP	N	$170 / 7.0%
Total Junior Anchor Tenants		219,421	18.6%	$19.71	$4,324,733	16.4%

Occupied In-Line Tenants(4)		452,008	38.2%	$41.29	$18,664,159	70.6%
Vacant Space		161,980	13.7%	$0.00	$0	0.0%
Collateral Total		1,181,987	100.0%	$25.93(5)	$26,447,363	100.0%

(1)	Information is based on the underwritten rent roll dated May 3, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes overage and percent in lieu rent as of trailing twelve March 2022 sales for certain tenants.

(4)	Includes outlot tenants and cell tower leases that have no square footage associated.

(5)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The following table presents certain information relating to the lease rollover schedule at the Katy Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring(3)	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring(3)
MTM / 2022	11	52,271	4.4%	52,271	4.4%	$2,302,157	8.7%	$44.04
2023	22	106,082	9.0%	158,353	13.4%	$3,099,469	11.7%	$29.22
2024	28	273,191	23.1%	431,544	36.5%	$4,419,221	16.7%	$16.18
2025	21	242,771	20.5%	674,315	57.0%	$4,779,395	18.1%	$19.69
2026	10	86,452	7.3%	760,767	64.4%	$2,951,446	11.2%	$34.14
2027	12	61,810	5.2%	822,577	69.6%	$1,784,402	6.7%	$28.87
2028	5	21,764	1.8%	844,341	71.4%	$881,797	3.3%	$40.52
2029	7	94,609	8.0%	938,950	79.4%	$3,512,325	13.3%	$37.12
2030	10	60,610	5.1%	999,560	84.6%	$1,949,224	7.4%	$32.16
2031	1	1,104	0.1%	1,000,664	84.7%	$0	0.0%	$0.00
2032	5	11,293	1.0%	1,011,957	85.6%	$565,873	2.1%	$50.11
Thereafter	3	8,050	0.7%	1,020,007	86.3%	$202,055	0.8%	$25.10
Vacant	0	161,980	13.7%	1,181,987	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	135	1,181,987	100.0%			$26,447,363	100.0%	$25.93(4)
(1)	Information is based on the underwritten rent roll dated May 3, 2022 and includes outlot tenants and cell tower leases that have no square footage associated.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.

(3)	Annual U/W Base Rent Expiring and Annual U/W Base Rent PSF Expiring includes overage and percent in lieu rent as of trailing twelve March 2022 sales for certain tenants.

(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

Historical occupancy including RDP tenants at the Katy Mills Property has averaged 95.2% over the last five years (2017-2021). The following table presents recent historical occupancy percentages at the Katy Mills Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/3/2022(2)
94.7%	91.9%	92.3%	86.3%

(1)	Information obtained from the borrower and is inclusive of RDP tenants.

(2)	Information obtained from the underwritten rent roll. As of May 3, 2022, the Katy Mills Property was 94.7% occupied inclusive of Retail RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Katy Mills Property:

Cash Flow Analysis

	2018	2019	2020(1)	2021	TTM 3/31/2022	U/W	%(2)	U/W $ per SF
Base Rent(3)	$21,772,306	$22,030,004	$21,819,485	$20,112,356	$20,166,922	$22,109,830	48.3%	$18.71
Income from Vacant Units	0	0	0	0	0	6,855,048	15.0	5.80
Overage Rent(4)	1,144,902	840,454	247,538	1,753,032	2,149,529	2,300,076	5.0	1.95
Percent In Lieu(4)	653,139	827,079	1,152,539	2,276,774	2,412,745	2,037,457	4.4	1.72
Expense Reimbursement	15,026,043	15,308,612	15,034,456	14,066,341	13,930,857	12,509,222	27.3	10.58
Net Rental Income	$38,596,390	$39,006,149	$38,254,018	$38,208,503	$38,660,053	$45,811,633	100.0%	$38.76
Temp / Specialty Leasing Income	3,267,135	3,094,958	2,180,929	3,239,077	3,448,224	3,311,000	7.2	2.80
Other Income(5)	495,873	524,445	275,126	451,615	466,985	299,000	0.7	0.25
(Vacancy & Concessions)(6)	(22,262)	(208,876)	(3,840,290)	(962,574)	(845,315)	(6,906,055)	(15.1)	(5.84)
Effective Gross Income	$42,337,136	$42,416,676	$36,869,783	$40,936,621	$41,729,947	$42,515,577	92.8%	$35.97

Real Estate Taxes	$4,526,088	$4,411,750	$5,705,035	$5,546,690	$5,662,748	$5,337,099	12.6%	$4.52
Insurance	928,710	970,748	1,163,868	1,240,791	1,246,358	1,439,028	3.4	1.22
Other Operating Expenses	8,040,352	7,875,310	5,657,022	7,236,593	7,400,663	7,459,257	17.5	6.31
Total Operating Expenses	$13,495,150	$13,257,808	$12,525,925	$14,024,074	$14,309,769	$14,235,384	33.5%	$12.04

Net Operating Income	$28,841,986	$29,158,868	$24,343,858	$26,912,547	$27,420,178	$28,280,193	66.5%	$23.93
Replacement Reserves	0	0	0	0	0	552,091	1.3	0.47
TI/LC	0	0	0	0	0	1,181,987	2.8	1.00
Net Cash Flow	$28,841,986	$29,158,868	$24,343,858	$26,912,547	$27,420,178	$26,546,115	62.4%	$22.46

NOI DSCR(7)	3.16x	3.20x	2.67x	2.95x	3.01x	3.10x
NCF DSCR(7)	3.16x	3.20x	2.67x	2.95x	3.01x	2.91x
NOI Debt Yield(7)	22.2%	22.4%	18.7%	20.7%	21.1%	21.8%
NCF Debt Yield(7)	22.2%	22.4%	18.7%	20.7%	21.1%	20.4%

(1)	The Katy Mills Property was closed between March 18, 2020 and April 30, 2020 due to COVID-19 restrictions.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(3)	UW Base Rent is based on the underwritten rent roll dated May 3, 2022, with adjustments made for executed leases and tenants that have given notice to vacate. UW Base Rent also includes contractual rent steps ($307,677) taken through September 2023.

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM March 2022 sales figures.

(5)	UW Other Income includes income from local/miscellaneous media, Simon ad panels and other miscellaneous income.

(6)	Historical Vacancy & Credit Loss represents bad debt write-offs net of recoveries.

(7)	Debt service coverage ratios and debt yields are based on the Katy Mills Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Katy Mills Property of $394,000,000 as of May 17, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated May 24, 2022, there was no evidence of any recognized environmental conditions at the Katy Mills Property.

Market Overview and Competition. The Katy Mills Property is located in Katy, Harris County, Texas, in the Houston-The Woodlands-Sugar Land, Texas Metropolitan Statistical Area (“Houston MSA”). The Houston MSA is the fifth largest in the United States in terms of population and the fourth largest in terms of economic output. The Houston MSA is home to more than twenty major institutions of higher learning including Rice University, University of Houston, Texas Southern University, Prairie View A&M University, and University of St. Thomas. The city of Houston houses the Texas Medical Center, which comprises the largest concentration of expertise in medical treatment, research, and medical technology in the world. The Houston MSA’s robust energy industry has driven the local economy, encouraging population growth. According to the appraisal, the Houston MSA has a 2021 population of 7,246,553.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Katy Mills Property was 5,443, 91,802 and 240,077, respectively. The 2021 average household income within the same radii was $149,370, $131,968, and $136,494, respectively. Employment in the Houston MSA is concentrated in retail trade, government, health services and professional and business services, representing 13.4%, 9.9%, 9.8%, and 8.7%, respectively. Phillips 66, Sysco, Enterprise Partners, Hewlett Packard, Plaines GP Holdings and Baker Hughes are the six largest employers in the Houston MSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

The Katy Mills Property is located in Katy, Harris County, Texas, approximately 30 miles west of Downtown Houston in the Houston retail market and Far Katy South retail submarket. Per a third party market report, as of March 2022, the Houston retail market vacancy was 5.4% with average asking market rents of $21.39 per square foot and the Far Katy South submarket vacancy was 4.9% with average asking rents of $25.26 per square foot. The Katy Mills Property fronts Interstate 10, just east of the intersection with Grand Parkway (Highway 99). The Katy Mills Property’s primary trade area spans an area encompassing approximately 25 miles around the center.

The following table presents information regarding certain competitive properties to the Katy Mills Property:

Competitive Property Summary(1)

	Katy Mills	West Oaks Mall (TX)	Houston Premium Outlets	Memorial City	First Colony Mall	PlazAmericas
Year Built/ Renovated	1999 / 2019	1984 / 2012	2008 / NAP	1966 / 2002	1996 / 2006	1961 / NAP
Total GLA	1,181,987(2)	1,100,000	548,188	1,700,000	1,160,000	1,360,000
Ownership	Simon Property Group (63%) / Private Owner (37%)	Private Owner - 100%	Simon Property Group (SPG) - 100%	Metro National Corp - 100%	NYSCRF (50%) / Brookfield (45%) / Private Owner (5%)	Private Owner – 100%
Distance to Property	N/A	10 miles	15 miles	16 miles	17 miles	18 miles
Occupancy %	86.3%(2)	60.0%	99.0%	92.0%	100.0%	80.0%
Inline Sales PSF(3)	$515	$353	$757	$817	$762	$350
Anchors	AMC Theatres; Bass Pro Shops; Burlington Coat Factory; Marshalls; Ross Dress for Less; Saks Off 5th	Dillard’s	Saks Off 5th	Apple; Cinemark; Dillard’s; JCPenney; Macy’s; Office Depot; Target	AMC Theatres; Dick’s Sporting Goods; Dillard’s; JCPenney; Macy’s	Burlington Coat Factory
(1)	Source: Third party research report, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated May 3, 2022. The Katy Mills Property was 94.7% occupied as of May 3, 2022 including RDP tenants.

(3)	Per third party research for the competitive properties, excluding Apple/Tesla as applicable. The Katy Mills Property sales information is based on borrower sponsor’s provided information for in-line tenants for TTM March 2022.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Katy Mills Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rent Increase Projection
Anchor	$6.00	10	10.0% in Year 6
Junior Anchor	$20.00	10	10.0% in Year 6
Major	$20.00	10	10.0% in Year 6
Over 10,000 SF	$30.00	7	3.0% per annum
5,000 -9,999 SF	$34.00	7	3.0% per annum
2,500-4,999 SF	$33.00	7	3.0% per annum
1,000-2,499 SF	$43.50	7	3.0% per annum
Less than 1,000 SF	$60.00	7	3.0% per annum
Jewelry	$100.00	7	3.0% per annum
Food Court	$100.00	7	3.0% per annum

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Escrows.

Real Estate Taxes – The Katy Mills Borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Control Event (as defined below), (ii) during a Lockbox Event Period (as defined below), or (iii) upon the Katy Mills Borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Insurance – The Katy Mills Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Control Event, (ii) during a Lockbox Event Period, or (iii) upon the Katy Mills Borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the Katy Mills Borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Replacement Reserve – On each payment date, the Katy Mills Borrower is required to deposit monthly approximately $46,008 to a reserve for replacements to the Katy Mills Property, subject to a cap of approximately $1,104,183 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the replacement reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

TI/LC Reserve – On each payment date, the Katy Mills Borrower is required to deposit monthly $98,487 for future tenant improvements and leasing commissions, subject to a cap of $2,363,678 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the Katy Mills Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a Katy Mills Borrower affiliate approved by the lender.

Outstanding TI/LC Reserve – The Katy Mills Mortgage Loan documents provide for an upfront reserve of $1,013,945 for outstanding landlord obligations.

A “Control Event” means if one or more of Simon Property Group, L.P. and Simon Property Group, Inc. does not own at least 62.5% of the direct or indirect interests in the Katy Mills Borrower or does not control the Katy Mills Borrower.

A “Lockbox Event Period” will commence during the occurrence of: (i) an event of default, (ii) a bankruptcy action of the Katy Mills Borrower or manager, (iii) a Debt Yield Trigger Event, or (iv) a Major Tenant Trigger Event.

A “Debt Yield Trigger Event” will commence when, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 15.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 15.0% or greater for two consecutive calendar quarters.

A “Major Tenant Trigger Event” will commence during any of a (i) Major Tenant Bankruptcy Event, (ii) Major Tenant Operations Event or (iii) Major Tenant Renewal Event.

A “Major Tenant” means (i) Bass Pro Shops Outdoor, (ii) Burlington, (iii) AMC Theaters and/or (iv) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of such tenants.

A “Major Tenant Bankruptcy Event” will commence upon a bankruptcy action of a Major Tenant and will expire on the date that the Major Tenant has assumed, and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and such Major Tenant is in occupancy of its full space.

A “Major Tenant Operations Event” will commence upon the date on which a Major Tenant goes dark or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently), its demised space at the Katy Mills Property; provided that none of the following shall constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (d) a temporary closure related to COVID mandated stay-at-home closures, and will expire when the applicable Major Tenant continuously operates its business at the Katy Mills Property for a period of no less than thirty consecutive days during normal business hours and is paying full rent as is required under the Major Tenant lease.

A “Major Tenant Renewal Event” will commence upon the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of lease expiration, and will expire upon (a) the date on which the Major Tenant renews and/or extends its lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, or (c) the applicable Major Tenant Threshold Amount has been deposited in the excess cash reserve account.

A “Major Tenant Threshold Amount” means with respect to (i) the space occupied by Bass Pro Shops Outdoor, the amount of $7,235,100, (ii) with respect to the space occupied by Burlington, the amount of $5,004,150 and (iii) with respect to the space occupied by AMC Theatres, the amount of $3,833,550.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan # 2	Cut-off Date Balance:	$91,000,000
5000 Katy Mills Circle	Katy Mills	Cut-off Date LTV:	33.0%
Katy, TX 77494		U/W NCF DSCR:	2.91x
		U/W NOI Debt Yield:	21.8%

Lockbox and Cash Management. The Katy Mills Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Katy Mills Property are required to be deposited directly to the lockbox account and, so long as a Debt Yield Trigger Event is not continuing, funds in the lockbox account will be transferred to the Katy Mills Borrower’s operating account. During a Debt Yield Trigger Event, the Katy Mills Borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Katy Mills Whole Loan documents. During a Debt Yield Trigger Event, all excess cash is required to be held by the lender as additional security for the Katy Mills Whole Loan; provided that excess cash will be disbursed at the direction of the Katy Mills Borrower in the event of shortfalls in certain monthly expense items.

Property Management. The Katy Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the Katy Mills Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Katy Mills Borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the Katy Mills Borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Katy Mills Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the Katy Mills Borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the Katy Mills Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
National Theatre
Smithsonian American Art Museum
Thurnford Arnold Building
Ford Theatre
Hotel Monaco
Capital One Arena
Terrell Place
Shakespeare Theatre Company
National Building Museum
FBI Field House
Georgetown University Law Center
DC Superior Court
Judiciary Center
US Court of Military Appeals
CWA Bldg.
US Tax Court
Judiciary Square
METRO
President's Park
Pennsylvania Ave NW
DC City Hall
J. Edgar Hoover FBI Bldg.
The Residences at Market Square
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
D St NW
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Superior Court of DC
DC Dept. of Motor Vehicles
Labor Department
C St NW
Embassy of Canada
US District Court
Federal Trade Commission
Louisiana Ave NW
Constitution Ave NW
Museum of American History
Museum of Natural History
National Gallery
East Gallery
National Museum of African American History and Culture
BLUE, ORANGE, SILVER LINES
METRO YELLOW, GREEN LINES
Washington Monument
THE NATIONAL MALL
Capitol Reflecting Pool
Ulysses S. Grant Memorial
Sylvan Theater Stage
14th St SW
12th St Expwy
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
Independence Ave SW
USDA Forest Service
WASHINGTON D.C.
Agriculture Department
Hancock Park
U. S. Department of Education
US Dept of Health & Human Services
C St SW
United States Holocaust Memorial Museum
Bureau of Engraving
12th St SW
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
FEDERAL CENTER SW
L'ENFANT PLAZA
Intl. Spy Museum
Constitution Center
400 7th Street Southwest
Washington, District of Columbia 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
395
Vietnam Women's Memorial
Jefferson Memorial
FRANCIS CASE MEMORIAL BRIDGE
Benjamin Banneker Park
G St SW
Ronald Reagan Washington Natl. Airport 3 miles
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Randall Jr. High School
Jefferson Jr. High School
Maine Ave SW
7th St SW
6th St SW
4th St SW
I St SW
Southwest Duck Pond
Southwest Washington
Delaware Ave SW
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
N St SW
King Greenleaf Recreation Center
Ohio Dr. SW
Canal St SW
First St SW
East Potomac Park Golf Course
O St SW
P St SW
Rockville
Wheaton
Calverton
Laurel
Potomac
Silver Spring
College Park
Bethesda
Chevy Chase
Takoma Park
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
ARLINGTON
Annandale
ALEXANDRIA
Springfield
VIRGINIA
MARYLAND
Franconia
Mount Vernon
Clinton
Camp Springs
Forestville
Suitland
Temple Hills
National Harbor
Rose Hill
Burke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Constitution Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment	A-sf*/AA/A2			Property Type – Subtype:	Office – CBD
(Fitch/KBRA/Moody’s):				Location:	Washington, DC
Original Principal Balance(1):	$84,000,000			Size:	1,410,049 SF
Cut-off Date Balance(1):	$84,000,000			Cut-off Date Balance Per SF(1):	$282
% of Initial Pool Balance:	7.7%			Maturity Date Balance Per SF(1):	$282
Loan Purpose:	Refinance			Year Built/Renovated:	1968/2010
Borrower Sponsor:	MetLife, Inc. and New York Common			Title Vesting:	Fee
	Retirement Fund			Property Manager:	Hines GS Properties, Inc.
Guarantor(2):	NAP			Current Occupancy (As of):	100.0% (12/1/2021)
Mortgage Rate(3):	3.0494%			12/31/2021 TTM Occupancy	100.0%
Note Date:	February 16, 2022			YE 2020 Occupancy:	100.0%
Seasoning:	5 months			YE 2019 Occupancy:	100.0%
Maturity Date:	March 9, 2032			YE 2018 Occupancy:	100.0%
IO Period:	120 months			Appraised Value(8):	$914,000,000
Loan Term (Original):	120 months			Appraised Value Per SF(8):	$648.00
Amortization Term (Original):	NAP			Appraisal Valuation Date(8):	December 29, 2021
Loan Amortization Type:	Interest Only
Call Protection(4):	L(24),YM1(5),DorYM1(84),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt:	Yes			TTM NOI (12/31/2021):	$52,895,989
Additional Debt Type	Pari Passu ($314,000,000);			YE 2020 NOI:	$51,433,757
(Balance)(1)(5):	Subordinate ($52,000,000)			YE 2019 NOI:	$49,648,892
				YE 2018 NOI:	$47,828,079
				U/W Revenues:	$85,939,687
Escrows and Reserves(6)				U/W Expenses:	$29,664,589
	Initial	Monthly	Cap	U/W NOI:	$56,275,098
Taxes	$0	Springing	NAP	U/W NCF:	$52,916,001
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.57x / 4.30x
TI/LC Reserve	$416,036	Springing	(6)	U/W Debt Yield based on NOI/NCF(1):	14.1% / 13.3%
Free Rent Reserve	$14,343,252	$0	NAP	U/W Debt Yield at Maturity based on	14.1% / 13.3%
				NOI/NCF(1):
				Cut-off Date LTV Ratio(1) (8):	43.5%
				LTV Ratio at Maturity(1)(8):	43.5%

Sources and Uses
Sources			Uses
Senior loan amount	$398,000,000	88.4%	Loan payoff	$372,749,794	82.8%
Subordinate loan amount	$52,000,000	11.6%	Return of Equity	$59,412,042	13.2%
			Closing Costs	$3,078,877	0.7%
			Reserves:	$14,759,288	3.3%
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of eleven pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, UW NOI Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire Constitution Center Whole Loan are $319, $319, 4.30x/3.68x, 12.5%/11.8%, 12.5%/11.8%, 49.2% and 49.2%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.

(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.

(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in August 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.

(5)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” for a discussion of additional indebtedness.

(6)	See “Escrows” below for further discussion of reserve requirements.

(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of eleven pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A2-2 and Note A-4, with an aggregate original principal balance of $84,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK43 securitization trust. The non-controlling senior Note A2-1, Note A-3, and Note A-8 have been contributed to the BANK 2022-BNK42 securitization trust. The non-controlling senior Note A-1 and Note A-7 have been contributed to the BANK 2022-BNK41 securitization trust. The non-controlling senior Note A-5 and Note A-9 have been contributed to the MSC 2022-L8 securitization trust. The Constitution Center Senior Loans, other than the Constitution Center Mortgage Loan, are referred to herein as the “Constitution Center Non-Serviced Pari Passu Companion Loans. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Senior Notes
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A-2-1	$6,000,000	$6,000,000	BANK 2022-BNK42	No
A-2-2	$44,000,000	$44,000,000	BANK 2022-BNK43	No
A-2-3	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	BANK 2022-BNK42	No
A-4	$40,000,000	$40,000,000	BANK 2022-BNK43	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	BANK 2022-BNK42	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
Total Senior Notes	$398,000,000	$398,000,000

Subordinate Notes
B-1, B-2, B-3	$52,000,000	$52,000,000	Third Party Purchaser	Yes
Total (Whole Loan)	$450,000,000	$450,000,000

The Borrower and Borrower Sponsors. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to the tenancy at the Constitution Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
OCC	Aaa/AAA /AA+	471,499	33.4%	$57.13	$26,936,849(3)	36.0%	10/31/2038	2x5 yr	N
FHFA	Aaa/AAA /AA+	377,092	26.7%	$54.18	$20,432,612	27.3%	1/31/2027	2x5 yr	N
GSA	Aaa/AAA /AA+	375,260	26.6%	$49.14	$18,439,068	24.7%	2/29/2024	1x5 yr	N
ASPR	Aaa/AAA /AA+	186,198	13.2%	$48.00	$8,938,069(4)	12.0%	10/31/2037	None	N
Total Major Tenants		1,410,049	100.0%	$53.01	$74,746,598	100.0%
Non-Major Tenants		0	0.0%	$00.00	$0	0.0%
Occupied Collateral Total		1,410,049	100.0%	$53.01	$74,746,598	100.0%

Vacant Space		0	0.0%

Collateral Total		1,410,049	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.

(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.

(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information relating to the lease rollover schedule at the Constitution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	375,260	26.6%	375,260	26.6%	$18,439,068	24.7%	$49.14
2025	0	0	0.0%	375,260	26.6%	$0	0.0%	$0.00
2026	0	0	0.0%	375,260	26.6%	$0	0.0%	$0.00
2027	1	377,092	26.7%	752,352	53.4%	$20,432,612	27.3%	$54.18
2028	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2029	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2030	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2031	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
2032	0	0	0.0%	752,352	53.4%	$0	0.0%	$0.00
Thereafter	2	657,697	46.6%	1,410,049	100.0%	$35,874,918	48.0%	$54.55
Vacant	0	0	0.0%	1,410,049	100.0%	$0	0.0%	$0.00
Total/ Weighted Average	4	1,410,049	100.%			$74,746,598	100.0%	$53.01

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Constitution Center Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/1/2021(1)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Constitution Center Property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 12/1/2021	U/W	%(2)	U/W $ per SF
Base Rent	$68,424,283	$70,158,070	$71,355,483	$72,427,586	$74,746,598(2)	84.5%	$53.01
Free Rent	($1,147)	($1,147)	($1,147)	($1,147)	0	0.0	0.00
Straight Line Rent(3)	0	0	0	0	4,468,440	5.0	3.17
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$68,423,136	$70,156,923	$71,354,336	$72,426,439	$79,215,037(1)	89.5%	$56.18
Other Income(4)	4,079,598	4,046,891	4,062,096	4,393,495	5,451,525	6.2	3.87
Expense Reimbursements	2,037,839	2,840,701	2,244,245	3,152,519	3,820,656	4.3	2.71
Net Rental Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$88,487,218	100.0%	$62.75
(Vacancy & Credit Loss)	0	0	0	0	(2,547,531)	(3.2)	(1.81)
Effective Gross Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$85,939,687	97.1%	$60.95

Real Estate Taxes	14,499,868	14,856,597	14,927,387	14,463,167	13,549,234	15.8	9.61
Insurance	497,217	528,288	394,008	396,060	364,902	0.4	0.26
Management Fee	552,937	571,673	588,419	583,597	1,000,000	1.2	0.71
Other Operating Expenses	11,162,472	11,439,065	10,317,106	11,633,640	14,750,453	17.2	10.46
Total Operating Expenses	$26,712,494	$27,395,623	$26,226,920	$27,076,464	$29,664,589	34.5%	$21.04

Net Operating Income	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$56,275,098	65.5%	$39.91
Replacement Reserves	0	0	0	0	352,512	0.4	0.25
TI/LC	0	0	0	0	3,006,585	3.5	2.13
Net Cash Flow	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$52,916,001	61.6%	$37.53

NOI DSCR(5)	3.89x	4.03x	4.18x	4.30x	4.57x
NCF DSCR(5)	3.89x	4.03x	4.18x	4.30x	4.30x
NOI Debt Yield(5)	12.0%	12.5%	12.9%	13.3%	14.1%
NCF Debt Yield(5)	12.0%	12.5%	12.9%	13.3%	13.3%
(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.

(4)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.

(5)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Appraisal. According to the appraisal, the Constitution Center Property had a “Hypothetical As Is” appraised value of $914,000,000 as of December 29, 2021, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The “As Is” appraised value is $900,000,000 as of December 29, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2021, there was no evidence of any recognized environmental conditions at the Constitution Center Property.

COVID-19 Update. As of April 4, 2022, the borrower sponsor has reported that the Constitution Center Property is open and operating. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 10% of the space is being utilized due to COVID restrictions.

Market Overview and Competition. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 per SF and inventory of approximately 164.9 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius was 27,288,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary(1)

	GSA Space	Agency Space	Concourse Level Space	Storage Space
Market Rent (PSF)	$48.00	$55.00	$26.00	$18.00
Lease Term (Years)	10	10	10	10
Lease Type (Reimbursements)	GSA (FS)	Full Service	Full Service	None
Rent Increase Projection	None	2% per annum	None	None
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (2)	Washington, DC	1968/2010	1,410,049	OCC	471,499	May-2021	$57.13	GSA
Union Square – North Tower	Washington, DC	1972/2011	322,249	Department of Justice	164,000	Oct-2021	$46.75	GSA
National Place	Washington, DC	1984/NAP	691,200	US Commission on Civil Rights	24,139	Aug-2021	$45.00	GSA
L’Enfant Plaza North	Washington, DC	1969/2014	299,476	FAA	65,734	Jan-2021	$48.15	GSA
Aerospace Center	Washington, DC	1987/NAP	407,321	Internal Revenue Service	38,000	Jun-2020	$43.00	GSA
Potomac Center South	Washington, DC	1969/2003	429,256	Department of Education	290,000	Feb-2020	$46.90	GSA
International Trade Commission	Washington, DC	1987/NAP	262,959	International Trade Commission	29,092	Nov-2018	$49.75	GSA
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll other than year built/renovated and lease type.

Escrows.

Tax Reserve - During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance Reserve - During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).TI/LC Reserve - On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Free Rent Reserve – At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default and

(ii)	(ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default; or

•	with regard to clause (ii) above, when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Property Management. The Constitution Center Property is managed by Hines GS Properties, Inc., a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$84,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $314,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The following table presents certain information relating to the Constitution Center Whole Loan:

	B-Note Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Constitution Center Senior Notes	$398,000,000	3.0494%	120	0	120	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	120	0	120	3.68x	12.5%	49.2%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

MCDOWELL MOUNTAINS
The Boulders Resort
34631 North Tom Darlington Drive
Scottsdale, AZ 85266
Carefree
Cave Creek
E. Cave Creek Rd
Los Portales Mall
Desert Forest GC
The Boulders
Desert Mtn Club-Outlaw Course
Desert Mountain GC
Desert Mtn Club-Renegade Course
Mirabel GC
Legend Trail GC
Pima Rd
E. Carefree Hwy
Shops at Dove Valley
Dove Valley Ranch GC
Terravita GC
E. Westland Rd
The Summit at Scottsdale
Whisper Rock GC
Scottsdale Rd
N. Cave Creek Rd
E. Lone Mountain Rd
North Scottsdale
E. Sonoran Desert Dr
Tatum Ranch GC
Troon North GC
The Club at Scottsdale
Dynamite Blvd
Cave Buttes Recreation Area
MARICOPA COUNTY
The Estancia Club
Jomax Rd
Tatum Blvd
Pinnacle Reserve
Desert Highlands GC
Troon GC
E. Happy Valley Rd
Happy Valley Rd
Desert Village Shopping Center
Cave Creek Rd
PHOENIX
N. 56th St
Pinnacle of Scottsdale
Pinnacle Peak Rd
Pinnacle Peak CC
Scottsdale
JW Marriott Phoenix
West Reach 11 Sports Complex
Desert Ridge
Desert Ridge Marketplace
Hayden Rd
Grayhawk GC
Country Club at DC Ranch
Pima Frwy
101
High Street
Scottsdale Grayhawk Center
Market Street
Horseshoe Canyon
Sagewood
51
Union Hills Dr
Paradise Valley Community College
American Express
Mayo Clinic Hospital
Scottsdale 101
Chauncey Ranch
DC Ranch Crossing
McDowell Sonoran Preserve
Paradise Valley Park
Fairmont Scottsdale Princess
Tournament Players Club GC
Scottsdale Liberty Hospital
Windgate Crossing
Bell Rd
Downtown Phoenix 12 miles
Paradise Valley Hospital
New River
Anthem
Cave Creek
Carefree
MARICOPA COUNTY
Desert Ridge
Peoria
Surprise
El Mirage
Glendale
Paradise Valley
Scottsdale
Goodyear
Avondale
PHOENIX
Tolleson
Tempe
MESA
Liberty

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – The Boulders Resort

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$75,000,000		Location:	Scottsdale, AZ
	Cut-off Date Balance(1):	$74,930,466		Size:	160 Rooms
	% of Initial Pool Balance:	6.9%		Cut-off Date Balance Per Room(1):	$624,421
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$524,370
	Borrower Sponsor:	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung		Year Built/Renovated:	1985/2016
	Guarantor:	CSC Holdings, LLC		Title Vesting:	Fee
	Mortgage Rate:	5.5630%		Property Manager:	Crestview Management, LLC (borrower affiliate)
	Note Date:	July 6, 2022		Current Occupancy (As of):	70.0% (4/30/2022)
	Seasoning:	1 month		YE 2021 Occupancy(4):	68.8%
	Maturity Date:	July 11, 2032		YE 2020 Occupancy(4):	46.3%
	IO Period:	0 months		YE 2019 Occupancy(4):	69.4%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	71.1%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$232,800,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per Room:	$1,455,000
	Call Protection(2):	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	June 7, 2022
	Lockbox Type:	Hard / In Place		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM NOI (4/30/2022)(4):	$20,326,361
	Additional Debt Type (Balance) (1):	Pari Passu ($24,976,822)		YE 2021 NOI(4):	$15,904,330
				YE 2020 NOI(4):	$7,698,759
				YE 2019 NOI:	$8,670,445
				U/W Revenues:	$50,961,864
				U/W Expenses:	$30,697,492
Escrows and Reserves(3)				U/W NOI:	$20,264,372
	Initial	Monthly	Cap	U/W NCF:	$18,225,898
Taxes	$187,374	$62,459	NAP	U/W DSCR based on NOI/NCF(1):	2.95x / 2.66x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	20.3% / 18.2%
FF&E Reserve	$0	$169,873	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 21.7%
Seasonality Reserve	$1,800,000	Springing	$1,800,000	Cut-off Date LTV Ratio(1):	42.9%
PIP Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	36.0%

Sources and Uses
Sources			Uses
Whole Loan amount	$100,000,000	100.0%	Loan payoff(6)	$68,398,713	68.4%
			Upfront Reserves	1,987,374	2.0
			Closing costs	562,039	0.6
			Return of Equity	29,051,874	29.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Boulders Resort Mortgage Loan (as defined below) is part of The Boulders Resort Whole Loan (as defined below) with an original aggregate principal balance of $100,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on The Boulders Resort Whole Loan.

(2)	At any time after the earlier of (i) August 11, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of The Boulders Resort Whole Loan to be securitized, the borrower has the right to defease The Boulders Resort Whole Loan in whole or in part, in connection with the release of the El Pedregal Property (see “Partial Release” section).

(3)	See “Escrows” section.

(4)	The decrease in Occupancy and NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The increase in NOI from 2020 to 2021 was also driven by an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in ADR to $385, and increases to F&B, Villa, and other revenue.

(5)	While The Boulders Resort Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Boulders Resort Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The loan proceeds were used to repay existing CMBS debt securitized in CSAIL 2017-CX9 and CSAIL 2017-CX10.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

The Mortgage Loan. The mortgage loan (the “The Boulders Resort Mortgage Loan”) is part of a whole loan (the “The Boulders Resort Whole Loan”) secured by first priority fee interests in a 160-room full-service hotel located in Scottsdale, Arizona (the “The Boulders Resort Property”). The Boulders Resort Whole Loan has an original aggregate principal balance of $100,000,000 and is comprised of two pari passu notes. The Boulders Resort Mortgage Loan, with an original principal balance of $75,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2 is held by Column Financial, Inc. The Boulders Resort Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the prospectus.

The Boulders Resort Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$74,930,466	BANK 2022-BNK43	Yes
A-2	$25,000,000	$24,976,822	Column Financial, Inc.	No
Total	$100,000,000	$99,907,288

The Borrower and Borrower Sponsors. The borrower is CP Boulders, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Boulders Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 41 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The borrower owned property other than The Boulders Resort Property that it sold prior to closing. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Property Types – Hospitality Properties” in the prospectus.

CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Boulders Resort Property is a 160-room, full-service hotel located in Scottsdale, AZ. Built in 1985, the property is currently operated as a Curio by Hilton. The Boulders Resort Property was repositioned from its former Waldorf Astoria affiliation in 2016 after undergoing a $15.4 million ($96,250/room) renovation. The Boulders Resort Property amenities include five food and beverage outlets, a tennis center, four outdoor pools, a full-service spa with 24 treatment rooms, 24,101 square feet of indoor meeting space and 28,348 of outdoor meeting space. The Boulders Resort Property also features two, 18-hole golf courses (one of which is closed for renovations and expected to re-open in October 2022) and The Boulders Club, which is a golf club that has 400 memberships and features its own swimming pool and restaurant. The golf facilities include one of the top golf schools in the country, The Boulders Academy, according to Golf Magazine and Travel and Leisure Magazine. The collateral also includes an 81,000 square foot multi-tenant retail component (the “El Pedregal Property”). The El Pedregal Property is an open-air center situated around an interior courtyard area that hosts outdoor concerts and events. It has been less than 50% leased for several years and currently includes the resort’s bakery, largest ballroom and an additional food and beverage outlet that is hotel-operated. Situated on an approximately 353-acre site, The Boulders Resort Property is spread out, with paved walking and cart paths and 854 surface parking spaces. The Boulders Resort Property operates under a Hilton franchise agreement which expires in 2035.

The Boulders Resort Property guestroom configuration consists of 127 king rooms and 33 double queen rooms. The guestrooms feature flat-screen televisions, high-speed internet, walk-in closets, fireplaces, desks, and a private patio or balcony.

The Boulders Resort Property also includes 57, one-, two-, and three- bedroom privately owned, non-collateral, villas and haciendas that participate in a rental management program, with a net revenue split to The Boulder Resort Property of 52.5%. The villas have daily housekeeping and the guests have access to all the resort amenities. The Boulders Resort Property pays for the operation of the villas including housekeeping, and property management, while the private owners pay for all property related expenses including taxes, insurance and utilities.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Boulders Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Boulders Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2020 TTM	61.1%	$287.29	$175.42	59.9%	$252.71	$151.45	98.2%	88.0%	86.3%
4/30/2021 TTM	30.5%	$352.98	$107.53	54.3%	$283.72	$154.06	178.2%	80.4%	143.3%
4/30/2022 TTM	58.7%	$404.99	$237.90	69.9%	$371.79	$259.89	119.0%	91.8%	109.2%

(1)	Source: Third-party research report.

(2)	According to a third party research report, the competitive set includes the Hyatt Regency Scottsdale Resort & Spa at Gainey, Fairmont Scottsdale Princess, The Phoenician, a Luxury Collection Resort, Scottsdale, Four Seasons Resort Scottsdale at Troon North, Westin Kierland Resort & Spa, and JW Marriott Phoenix Desert Ridge Resort & Spa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

The following table presents historical occupancy percentages at The Boulders Resort Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	4/30/2022
71.1%	69.4%	46.3%	68.8%	70.0%

(1)	Information obtained from the historical operating statements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Boulders Resort Property:

Cash Flow Analysis

	2019	2020	2021	TTM 4/30/2022	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	69.4%	46.3%	68.8%	70.0%	70.0%
ADR	$274.21	$281.15	$336.55	$385.14	$385.14
RevPAR	$190.35	$130.12	$231.59	$269.48	$269.48

Room Revenue	$11,116,714	$7,619,559	$13,524,783	$15,737,427	$15,737,427	30.9%	$98,359
Food & Beverage Revenue	12,720,349	6,993,092	10,597,997	13,150,500	13,150,500	25.8	82,191
Villa Revenue(2)	2,444,387	1,423,575	2,731,016	3,467,116	3,467,116	6.8	21,669
Other Revenue(3)	15,530,362	11,864,418	16,569,887	18,606,821	18,606,821	36.5	116,293
Total Revenue	$41,811,812	$27,900,644	$43,423,683	$50,961,864	$50,961,864	100.0%	$318,512

Room Expense	4,846,247	2,789,802	3,602,342	3,830,154	3,830,154	24.3	23,938
Food & Beverage Expense	8,532,686	4,136,470	5,999,655	7,128,558	7,128,558	54.2	44,553
Villa Expense(4)	440,583	273,443	373,929	460,587	460,587	13.3	2,879
Other Department Expense	7,963,709	4,988,089	6,789,126	7,285,178	7,285,178	39.2	45,532
Total Department Expenses	$21,783,225	$12,187,804	$16,765,052	$18,704,477	$18,704,477	36.7%	$116,903
Gross Operating Income	$20,028,587	$15,712,840	$26,658,631	$32,257,387	$32,257,387	63.3%	$201,609

Total Undistributed Expenses	10,211,838	7,033,240	9,586,650	10,771,490	10,833,479	21.3	67,709
Gross Operating Profit	$9,816,749	$8,679,600	$17,071,981	$21,485,897	$21,423,908	42.0%	$133,899

Property Taxes	710,545	723,208	720,782	720,783	720,783	1.4	4,505
Insurance	435,759	257,633	446,869	438,753	438,753	0.9	2,742
Total Operating Expenses	$33,141,367	$20,201,885	$27,519,353	$30,635,503	$30,697,492	60.2%	$191,859

Net Operating Income	$8,670,445	$7,698,759(5)	$15,904,330(5)	$20,326,361(5)	$20,264,372	39.8%	$126,652
FF&E	0	0	0	0	2,038,475	4.0	$12,740
Net Cash Flow	$8,670,445	$7,698,759	$15,904,330	$20,326,361	$18,225,898	35.8%	$113,912

NOI DSCR(6)	1.26x	1.12x	2.32x	2.96x	2.95x
NCF DSCR(6)	1.26x	1.12x	2.32x	2.96x	2.66x
NOI DY(6)	8.7%	7.7%	15.9%	20.3%	20.3%
NCF DY(6)	8.7%	7.7%	15.9%	20.3%	18.2%

(1)	% of U/W Total Revenue for Room Expense, F&B Expense, Villa Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	Villa revenue represents the net rental income from the 57 villas and haciendas that participate in the rental management program.

(3)	Other revenue consists primarily of golf, spa, and resort fees.

(4)	Represents maid, minor maintenance service, and property management fees for the villas.

(5)	The decrease in NOI from 2019 to 2020 and increase in NOI from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021, as well as an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in ADR to $385, and increases to F&B, Villa, and other revenue.

(6)	The NOI and NCF DSCRs and the NOI and NCF debt yields are based on The Boulders Resort Whole Loan.

Appraisal. The appraised value of $232,800,000 is dated June 7, 2022 and represents the As-Is value of The Boulders Resort Property. The appraisal also provided a Prospective Market Value upon Stabilization of $254,800,000 as of June 7, 2024, representing a 39.2% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated June 3, 2022, there was no evidence of any recognized environmental conditions at The Boulders Resort Property.

Market Overview and Competition. The Boulders Resort Property is located in north Scottsdale, Arizona, approximately 33.3 miles north of Phoenix. The immediate area is characterized as a mix of residential, recreational, and commercial uses surrounded by rugged desert terrain. The Boulders Resort Property is within 27 miles of numerous regional recreational venues including Camelback Mountain, the Talking Stick Entertainment District, and downtown Scottsdale. Scottsdale offers a variety of shopping, nightlife, art shows and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

restaurant options, as well as being the second largest employment center in Arizona. The Talking Stick Entertainment District is a 1.1 million square foot entertainment district that includes a casino, the 1.3 million square foot Pavilions shopping Center, a 36-hole golf course, the Salt River Fields, a major league baseball spring training facility.

The Boulders Resort Property has access throughout the region via State Route 101 and Interstate 17, located approximately 12.8 miles and 12.4 miles away, respectively. Additionally, The Boulders Resort Property is located approximately 32.6 miles from Phoenix Sky Harbor International Airport.

According to the appraisal, the 2021 population within a three- and five-mile radius of The Boulders Resort Property was 21,817 and 51,807, respectively. The 2021 average household income within the same three- and five-mile radii was $181,340 and $172,927, respectively.

The appraisal identified a proposed luxury resort that will be 25% competitive with The Boulders Resort Property. The Ritz-Carlton: The Palmeraie, is currently under construction with a projected opening date of January 2023 and will have 215 rooms. The property is located approximately 19 miles south of The Boulders Resort Property and only deemed partially competitive due to the location and the smaller complement of amenities available.

The table below presents certain information relating to comparable sales pertaining to The Boulders Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Sanctuary on Camelback Mountain	5700 East McDonald Drive Paradise Valley, AZ	1970	109	1/2021	$1,201,835
Four Seasons Napa	400 Silverado Trail North Calistoga, CA	2021	85	12/2021	$2,088,235
Montage Healdsburg	100 Montage Way Healdsburg, CA	2020	130	4/2021	$2,038,462
Former Montage Beverly Hills	225 North Canon Drive Beverly Hills, CA	2008	204	12/2019	$2,524,510
JW Marriott Desert Ridge	5350 East Marriott Drive Phoenix, AZ	2002	950	9/2019	$633,684

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $187,374 and ongoing monthly deposits of $62,459 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days after to the expiration dates of said policies.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to 1/12th of the greater of (i) 4% of the operating income for the preceding fiscal year or (ii) the amount required to be reserved under the franchise agreement for FF&E, initially estimated at $169,873.

Seasonality Reserve – The loan documents require an upfront deposit of $1,800,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in July, August, September and October, to the extent that there is insufficient cash flow from The Boulders Resort Property to make the monthly debt service payment.

On each monthly payment date occurring in February, March, April, May, November, and December, the borrower is required to deposit $300,000 into the Seasonality Reserve, provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

PIP Reserve - The loan documents require that if, at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.

Lockbox and Cash Management. The Boulders Resort Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and manager are required to cause all rents and credit card receipts to be deposited directly into the lockbox account,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$74,930,466
34631 North Tom Darlington Drive Scottsdale, AZ 85266	The Boulders Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.9% 2.66x 20.3%

and to deposit any rents otherwise received into such account within one business day after receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, provided no event of default under the loan documents has occurred, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the payment priorities set forth in The Boulders Resort Whole Loan documents will be transferred to the borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in The Boulders Resort Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for The Boulders Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or

(ii)	the amortizing net cash flow debt service coverage ratio falling below 1.40x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.45x for three consecutive calendar months.

Property Management. The Boulders Resort Property is managed by Crestview Management, LLC, an affiliate of the borrower.

Partial Release. From and after the prepayment lockout date, in connection with the sale to an unaffiliated third party, the borrower may obtain the release of the El Pedregal Retail Property, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greatest of (a) 95% of the net proceeds of the sale, (b) $12,125,000, (c) an amount that would result in the debt yield following the release to be no less than the greater of 14.0% and the debt yield immediately prior to the release, (d) an amount that would result in the loan to value ratio to be not more than the lesser of 60.0% or the loan to value ratio prior to release, and (e) such greater amount as may be required to maintain REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Boulders Resort Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

WISCONSIN
MICHIGAN
Lake Huron
ONTARIO
MILWAUKEE
Lake Michigan
GRAND RAPIDS
DETROIT
Lake Erie
CHICAGO
TOLEDO
CLEVELAND
INDIANA
FORT WAYNE
AKRON
OHIO
COLUMBUS
INDIANAPOLIS
DAYTON
CINCINNATI
ILLINOIS
LOUISVILLE
LEXINGTON
KENTUCKY
WV

BUFFALO
NEW YORK
BOSTON
PENNSYLVANIA
NEW YORK
PHILADELPHIA
BALTIMORE
WASHINGTON, D.C.
Atlantic Ocean
VIRGINIA
VIRGINIA BEACH

CALGARY
SASKATCHEWAN
BRITISH COLUMBIA
ALBERTA
CANADA
U.S.
Great Falls
MONTANA
IDAHO
WYOMING
BOISE
SD
ND
NE

ExchangeRight Net Leased Portfolio #56	
1 Scheel's All Sports – Great Falls, MT	Great Falls, MT
2 Woods Supermarket – Sunrise Beach, MO	Sunrise Beach, MO
3 Hobby Lobby – McAlester, OK	McAlester, OK
4 Hobby Lobby – Jackson, TN	Jackson, TN
5 CVS Pharmacy – Springfield, IL	Springfield, IL
6 Food Lion – Gastonia, NC	Gastonia, NC
7 Walgreens – Wichita, KS	Wichita, KS
8 CVS Pharmacy – Springfield, OH	Springfield, OH
9 Hobby Lobby – Forsyth, IL	Forsyth, IL
10 CVS Pharmacy – Easton, PA	Easton, PA
11 CVS Pharmacy – Christiansburg, VA	Christiansburg, VA
12 CVS Pharmacy – New Baltimore, MI	New Baltimore, MI
13 CVS Pharmacy – Silverton, OH	Cincinnati, OH
14 TJ-Maxx – McAlester, OK	McAlester, OK
15 CVS Pharmacy - Albertville, AL	Albertville, AL
16 CVS Pharmacy – New Boston, OH	New Boston, OH
17 Family Dollar – Springfield, MA	Springfield, MA
18 CVS Pharmacy – Bedford, OH	Bedford, OH
19 Family Dollar – Glen Burnie, MD	Glen Burnie, MD
20 Dollar General - Plainfield, CT	Moosup, CT
21 Family Dollar – Mesquite, TX	Mesquite, TX
22 O'Reilly Auto Parts – Decatur, GA	Decatur, GA
23 Family Dollar – Milledgeville, GA	Milledgeville, GA
24 Dollar General – Jackson, MS	Jackson, MS
25 Family Dollar – Port Arthur, TX	Port Arthur, TX
26 Dollar General – Dacula, GA	Dacula, GA
27 O'Reilly Auto Parts – Richmond, TX	Richmond, TX
28 PNC Bank – Lansing, MI	Lansing, MI
29 Family Dollar – Redford, MI	Redford, MI
30 Family Dollar - Little Rock, AR	Little Rock, AR
31 Dollar Tree – Toledo, OH	Toledo, OH
32 Sherwin Williams – Smyrna, TN	Smyrna, TN
33 Dollar General – Lincoln, IL	Lincoln, IL

KANSAS
KANSAS CITY
ST. LOUIS
MISSOURI
OKLAHOMA
OKLAHOMA CITY
MEMPHIS
ARKANSAS
FORT WORTH
DALLAS
TEXAS
LOUISIANA
AUSTIN
HOUSTON
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico
MEXICO

KENTUCKY
NASHVILLE
MEMPHIS
TENNESSEE
CHARLOTTE
ATLANTA
ALABAMA
GEORGIA
Atlantic Ocean
FLORIDA
JACKSONVILLE
Gulf of Mexico
ST. PETERSBURG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – ExchangeRight Net Leased Portfolio #56

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Single Tenant
	Original Principal Balance:	$59,463,750		Location(2):	Various
	Cut-off Date Balance:	$59,463,750		Size(2):	637,669 SF
	% of Initial Pool Balance:	5.5%		Cut-off Date Balance Per SF:	$93.25
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$93.25
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(2):	Various / Various
		David Fisher, Joshua Ungerecht and Warren Thomas		Title Vesting:	Fee
	Guarantors:	ExchangeRight Real Estate, LLC		Property Manager:	NLP Management, LLC
		David Fisher, Joshua Ungerecht and			(borrower related)
		Warren Thomas		Current Occupancy (As of)(3):	100.0% (6/1/2022)
	Mortgage Rate:	5.3680%
	Note Date:	June 21, 2022		YE 2021 Occupancy(3)(4):	NAV
	Seasoning:	1 month		YE 2020 Occupancy(4):	NAV
	Maturity Date:	July 1, 2032		YE 2019 Occupancy(4):	NAV
	IO Period:	120 months		YE 2018 Occupancy(4):	NAV
	Loan Term (Original):	120 months		As-Is Appraised Value(3)(5):	$117,750,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(3):	$184.66
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(5):	Various
	Call Protection:	L(25),D(90),O(5)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2021 NOI(4):	NAV
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(4):	NAV
				YE 2019 NOI(4):	NAV
				YE 2018 NOI(4):	NAV
				U/W Revenues:	$6,381,569
				U/W Expenses:	$191,447
Escrows and Reserves(1)				U/W NOI:	$6,190,122
	Initial	Monthly	Cap	U/W NCF:	$5,799,609
Taxes	$229,379	$34,615	NAP	U/W DSCR based on NOI/NCF:	1.91x / 1.79x
Insurance	$806	$269	NAP	U/W Debt Yield based on NOI/NCF:	10.4% / 9.8%
Replacement Reserve	$1,209,561	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 9.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	50.5%
Free Rent	$16,656	$0	NAP	LTV Ratio at Maturity:	50.5%
Deferred Maintenance	$280,629	$0	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$59,463,750	49.4%	Purchase price	$116,615,539	96.9%
Borrower Equity	60,923,048	50.6	Reserves	2,237,030	1.9
			Closing Costs	1,534,229	1.3
Total Sources	$120,386,798	100.0%	Total Uses	$120,386,798	100.0%

(1)	See “Escrows” section below for further discussion of reserve requirements.

(2)	See “The Properties” section below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #56 Mortgage Loan (as defined below) more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between January 17, 2021 and April 25, 2022.

(5)	The individual appraisals are dated between March 1, 2022 and May 19, 2022.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #56 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $59,463,750 and secured by the fee interests in 33 net leased, retail properties located in nineteen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #56 Mortgage Loan is ExchangeRight - Net Leased Portfolio 56 DST (the “ExchangeRight Net Leased Portfolio #56 Borrower”), a Delaware statutory trust with at least one independent trustee, and legal counsel to the ExchangeRight Net Leased Portfolio #56 Borrower delivered a non-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC has more than 17 million square feet of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight Net Leased Portfolio #56 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #56 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #56 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #56 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #56 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #56 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #56 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #56 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #56 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #56 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #56 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 33 single-tenant retail properties totaling 637,669 square feet and located across nineteen states. The ExchangeRight Properties are located in Montana (one property, 15.6% of NRA and 10.8% of underwritten rent), Illinois (three properties, 12.4% of NRA and 8.9% of underwritten rent), Oklahoma (two properties, 11.9% of NRA and 9.2% of underwritten rent), Tennessee (two properties, 9.6% of NRA and 7.0% of underwritten rent), Missouri (one property, 8.9% of NRA and 7.0% of underwritten rent) and Ohio (five properties, 7.4% of NRA and 13.2% of underwritten rent), with the nineteen remaining ExchangeRight Properties located in North Carolina, Georgia, Texas, Michigan, Pennsylvania, Kansas, Arizona, Virginia, Maryland, Alabama, Massachusetts, Connecticut and Mississippi. Built between 1958 and 2021, the ExchangeRight Properties range in size from 2,784 SF to 99,279 square feet.

The ExchangeRight Properties are leased to the following thirteen nationally recognized tenants operating in diverse retail segments: Family Dollar, Walgreens, Dollar General, Dollar Tree, O’Reilly, CVS, Food Lion, Hobby Lobby, PNC Bank, Scheels All Sports, TJ Maxx, Woods Supermarket and Sherwin Williams. Leases representing 45.0% of NRA and 46.6% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan. For the purposes of the preceding sentence, the Walgreens lease at the Walgreens Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Scheels All Sports Great Falls, MT	1963	99,279	15.6%	1/31/2037	$12,600,000	10.7%	$724,819	$7.30	10.8%	4, 5 year
Woods Supermarket Sunrise Beach, MO	2013	56,509	8.9%	6/30/2033	$8,700,000	7.4%	$467,250	$8.27	7.0%	4, 5 year
Hobby Lobby McAlester, OK	2021	55,000	8.6%	4/30/2037	$7,500,000	6.4%	$412,500	$7.50	6.2%	4, 5 year
Hobby Lobby Jackson, TN	2005	56,447	8.9%	1/31/2031	$6,700,000	5.7%	$411,570	$7.29	6.2%	2, 5 year
CVS Pharmacy Springfield, OH	1999	9,908	1.6%	3/31/2037	$5,550,000	4.7%	$299,717	$30.25	4.5%	6, 5 year
Food Lion Gastonia, NC	2005	33,764	5.3%	11/15/2025	$5,250,000	4.5%	$340,000	$10.07	5.1%	4, 5 year
Walgreens Wichita, KS	2001	16,325	2.6%	12/31/2028	$5,070,000	4.3%	$292,000	$17.89	4.4%	None
CVS Pharmacy Springfield, IL	2000	10,125	1.6%	3/31/2037	$4,760,000	4.0%	$250,000	$24.69	3.7%	6, 5 year
Hobby Lobby Forsyth, IL	1977	60,000	9.4%	1/31/2032	$4,670,000	4.0%	$290,468	$4.84	4.3%	2, 5 year
CVS Pharmacy Easton, PA	1958	17,380	2.7%	3/31/2037	$4,140,000	3.5%	$217,250	$12.50	3.2%	6, 5 year
CVS Pharmacy Christiansburg, VA	2000	11,455	1.8%	3/31/2037	$3,900,000	3.3%	$205,000	$17.90	3.1%	6, 5 year
CVS Pharmacy New Baltimore, MI	2000	10,870	1.7%	3/31/2032	$3,800,000	3.2%	$205,000	$18.86	3.1%	6, 5 year
CVS Pharmacy Cincinnati, OH	2000	9,562	1.5%	3/31/2037	$3,600,000	3.1%	$194,000	$20.29	2.9%	6, 5 year
TJ Maxx McAlester, OK	2021	21,000	3.3%	3/1/2032	$3,600,000	3.1%	$204,931	$9.76	3.1%	4, 5 year
CVS Pharmacy Albertville, AL	2000	10,336	1.6%	3/31/2032	$3,500,000	3.0%	$185,000	$17.90	2.8%	6, 5 year
CVS Pharmacy New Boston, OH	2000	8,200	1.3%	3/31/2037	$3,200,000	2.7%	$173,000	$21.10	2.6%	6, 5 year
Family Dollar Springfield, MA	2018	9,840	1.5%	9/30/2033	$3,050,000	2.6%	$174,607	$17.74	2.6%	6, 5 year
PNC Bank, N.A. Lansing, MI	1973	2,784	0.4%	9/30/2027	$2,550,000	2.2%	$122,496	$44.00	1.8%	2, 5 year
CVS Pharmacy Bedford, OH	1998	10,125	1.6%	1/31/2029	$2,400,000	2.0%	$131,984	$13.04	2.0%	5, 5 year
Family Dollar Glen Burnie, MD	1967	11,280	1.8%	1/31/2031	$2,400,000	2.0%	$145,512	$12.90	2.2%	2, 5 year
Dollar General Moosup, CT	2014	9,066	1.4%	4/30/2029	$2,180,000	1.9%	$131,350	$14.49	2.0%	5, 5 year
Family Dollar Mesquite, TX	2011	8,400	1.3%	6/30/2027	$2,030,000	1.7%	$121,600	$14.48	1.8%	5, 5 year
O’Reilly Auto Parts Decatur, GA	2009	6,955	1.1%	1/31/2029	$2,000,000	1.7%	$116,592	$16.76	1.7%	3, 5 year
Family Dollar Milledgeville, GA	1994	11,208	1.8%	6/30/2028	$1,930,000	1.6%	$119,500	$10.66	1.8%	4, 5 year
Dollar General Jackson, MS	2017	8,784	1.4%	4/30/2032	$1,850,000	1.6%	$101,988	$11.61	1.5%	5, 5 year
Family Dollar Port Arthur, TX	1993	8,640	1.4%	1/31/2029	$1,590,000	1.4%	$95,606	$11.07	1.4%	7, 5 year
Dollar General Dacula, GA	2013	9,352	1.5%	11/30/2028	$1,580,000	1.3%	$95,100	$10.17	1.4%	5, 5 year
O’Reilly Auto Parts Richmond, TX	2012	7,000	1.1%	6/22/2032	$1,560,000	1.3%	$84,270	$12.04	1.3%	4, 5 year
Family Dollar Redford, MI	2009	8,439	1.3%	6/30/2027	$1,500,000	1.3%	$102,850	$12.19	1.5%	2, 5 year
Family Dollar/Dollar Tree Little Rock, AR	2002	16,000	2.5%	4/30/2032	$1,350,000	1.1%	$80,000	$5.00	1.2%	6, 5 year
Dollar Tree Toledo, OH	1967	9,622	1.5%	9/30/2029	$1,230,000	1.0%	$81,787	$8.50	1.2%	4, 4 year
Sherwin Williams Smyrna, TN	1999	5,000	0.8%	12/31/2031	$1,100,000	0.9%	$59,904	$11.98	0.9%	3, 5 year
Dollar General Lincoln, IL	2005	9,014	1.4%	6/30/2030	$910,000	0.8%	$51,600	$5.72	0.8%	5, 5 year
Total/Weighted Average		637,669	100.0%		$117,750,000	100.0%	$6,689,253	$10.49	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens lease at the Walgreens Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date as of when the earliest termination right under such lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Hobby Lobby	NR / NR/ NR	171,447	26.9%	$1,114,538	$6.50	16.7%
Scheels All Sports	NR / NR/ NR	99,279	15.6%	$724,819	$7.30	10.8%
CVS Pharmacy	BBB / Baa2/ NR	97,961	15.4%	$1,860,952	$19.00	27.8%
Family Dollar	NR / Baa2/ NR	57,807	9.1%	$759,675	$13.14	11.4%
Woods Supermarket	NR / NR/ NR	56,509	8.9%	$467,250	$8.27	7.0%
Dollar General	BBB / Baa2/ NR	36,216	5.7%	$380,038	$10.49	5.7%
Food Lion	BBB / Baa1/ NR	33,764	5.3%	$340,000	$10.07	5.1%
TJ Maxx	A / A2/ NR	21,000	3.3%	$204,931	$9.76	3.1%
Walgreens	BBB / Baa2/ NR	16,325	2.6%	$292,000	$17.89	4.4%
Family Dollar/ Dollar Tree	BBB / Baa2/ NR	16,000	2.5%	$80,000	$5.00	1.2%
O’Reilly Auto Parts	NR / Baa1/ NR	13,955	2.2%	$200,862	$14.39	3.0%
Dollar Tree	BBB / Baa2/ NR	9,622	1.5%	$81,787	$8.50	1.2%
Sherwin Williams	BBB / Baa2/ BBB	5,000	0.8%	$59,904	$11.98	0.9%
PNC Bank, N.A.	A- / A3 / A+	2,784	0.4%	$122,496	$44.00	1.8%
Total Major Tenants		637,669	100.0%	$6,689,253	$10.49	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		637,669	100.0%	$6,689,253	$10.49	100.0%

Vacant Space		0	0.0%

Collateral Total		637,669	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	1	33,764	5.3%	33,764	5.3%	$340,000	5.1%	$10.07
2026	0	0	0.0%	33,764	5.3%	$0	0.0%	$0.00
2027	3	19,623	3.1%	53,387	8.4%	$346,946	5.2%	$17.68
2028	3	36,885	5.8%	90,272	14.2%	$506,600	7.6%	$13.73
2029	5	44,408	7.0%	134,680	21.1%	$557,320	8.3%	$12.55
2030	1	9,014	1.4%	143,694	22.5%	$51,600	0.8%	$5.72
2031	3	72,727	11.4%	216,421	33.9%	$616,986	9.2%	$8.48
2032	7	133,990	21.0%	350,411	55.0%	$1,151,657	17.2%	$8.60
Thereafter	10	287,258	45.0%	637,669	100.0%	$3,118,144	46.6%	$10.85
Vacant	0	0	0.0%	637,669	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	33	637,669	100.0%			$6,689,253	100.0%	$10.49
(1)	Information is based on the underwritten rent roll.

(2)	For the purposes of the table and loan underwriting, the Walgreens lease at the Walgreens Wichita, KS property, which grants early termination rights to Walgreens, was assumed to expire on the date as of when the earliest termination right under such lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	6/1/2022(2)
NAV	NAV	NAV	100.0%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between January 17, 2021 and April 25, 2022. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$6,689,253	100.0%	$10.49
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$6,689,253	100.0%	$10.49
Less Vacancy & Credit Loss	(307,683)	(4.6)	(0.48)
Effective Gross Income	$6,381,569	95.4%	$10.01

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	191,447	3.0	0.30
Total Operating Expenses	$191,447	3.0%	$0.30

Net Operating Income	$6,190,122	97.0%	$9.71
Replacement Reserves	95,650	1.5	0.15
TI/LC	294,863	4.6	0.46
Net Cash Flow	$5,799,609	90.9%	$9.10

NOI DSCR	1.91x
NCF DSCR	1.79x
NOI Debt Yield	10.4%
NCF Debt Yield	9.8%
(1)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between January 17, 2021 and April 25, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The ExchangeRight Properties were valued individually between March 1, 2022 and May 19, 2022, with the individual values reflecting an aggregate “as-is” appraised value of $117,750,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from May 20, 2021 to October 19, 2021 identified recognized environmental conditions at the CVS Pharmacy-Christiansburg, VA property, the CVS Pharmacy –Springfield, OH property and the Walgreens—Wichita, KS property and identified a controlled recognized environmental conditions at the CVS Pharmacy—Springfield, IL property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

COVID-19 Update. As of June 21, 2022, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $229,379 for real estate taxes. The ExchangeRight Net Leased Portfolio #56 Borrower will be required to make monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $34,615 per month, except that no deposits will be required on account of taxes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant (or the ExchangeRight Net Leased Portfolio #56 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) CVS Pharmacy – Albertville, AL; (ii) CVS Pharmacy – Bedford, OH; (iii) CVS Pharmacy – Christiansburg, VA; (iv) CVS Pharmacy – Easton, PA; (v) CVS Pharmacy – New Baltimore, MI; (vi) CVS Pharmacy – New Boston, OH; (vii) CVS Pharmacy – Silverton, OH; (viii) CVS Pharmacy – Springfield, IL; (ix) CVS Pharmacy – Springfield, OH; (x) Family Dollar – Springfield, MA; (xi) Hobby Lobby – McAlester, OK; (xii) O’Reilly Auto Parts – Decatur, GA; (xiii) O’Reilly Auto Parts – Richmond, TX; (xiv) PNC Bank – Lansing, MI; (xv) Scheel’s All Sports – Great Falls, MT; (xvi) Walgreens – Wichita, KS; and (xvii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties.

Insurance – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $806 for insurance premiums related to flood insurance policies. In addition, the ExchangeRight Net Leased Portfolio #56 Borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $269 for flood insurance policies), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant (or the ExchangeRight Net Leased Portfolio #56 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. In addition, if the casualty and liability insurance with respect to the ExchangeRight Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, the ExchangeRight Net Leased Portfolio #56 Borrower will not be required to make monthly deposits into an insurance reserve. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Albertville, AL; (ii) CVS Pharmacy – Bedford, OH; (iii) CVS Pharmacy – Christiansburg, VA; (iv) CVS Pharmacy – Easton, PA; (v) CVS Pharmacy – New Baltimore, MI; (vi) CVS Pharmacy – New Boston, OH; (vii) CVS Pharmacy – Silverton, OH; (viii) CVS Pharmacy – Springfield, IL; (ix) CVS Pharmacy – Springfield, OH; (x) Dollar General – Jackson, MS; (xi) Dollar General – Lincoln, IL; (xii) Dollar General – Plainfield, CT; (xiii) O’Reilly Auto Parts – Decatur, GA; (xiv) O’Reilly Auto Parts – Richmond, TX; (xv) PNC Bank – Lansing, MI; (xvi) Scheel’s All Sports – Great Falls, MT; (xvii) Walgreens – Wichita, KS; and (xviii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront deposit of approximately $280,629 into a reserve for required repairs, including repairs of roofing, pavement, drainage, and sidewalks, and compliance with accessibility requirements.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront deposit of approximately $1,209,561 into a reserve for approved capital expenses. If the lender determines in its reasonable judgement that the funds in such reserve will be insufficient to pay amounts due for approved capital expenses, the lender may require additional deposits to such reserve, provided that the borrower may not require deposits to be made with respect to the (i) CVS Pharmacy - Albertville, AL, (ii) CVS Pharmacy – Bedford, OH, (iii) CVS Pharmacy – Christiansburg, VA, (iv) CVS Pharmacy – Easton, PA, (v) CVS Pharmacy – New Baltimore, MI, (vi) CVS Pharmacy – New Boston, OH, (vii) CVS Pharmacy – Silverton, OH, (viii) CVS Pharmacy – Springfield, IL, (ix) CVS Pharmacy – Springfield, OH, (x) Dollar General – Jackson, MS, (xi) Dollar General – Plainfield, CT, (xi) PNC Bank – Lansing, MI, (xii) Scheel’s All Sports – Great Falls, MT and (xii) Woods Supermarket – Sunrise Beach, MO ExchangeRight Properties, in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #56 Borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #56 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period (as defined below), the ExchangeRight Net Leased Portfolio #56 Borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $37,197) for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

Free Rent Reserve –The ExchangeRight Net Leased Portfolio #56 Mortgage Loan documents provide for an upfront reserve of approximately $16,656 for free rent periods or other concessions to which the tenants at the Dollar Tree—Toledo, OH and Family Dollar—Port Arthur, TX ExchangeRight Properties are entitled.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #56 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #56 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #56 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #56 Borrower (or ExchangeRight Net Leased Portfolio #56 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #56 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #56 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #56 Borrower or ExchangeRight Net Leased Portfolio #56 Master Tenant.

A “Cash Management Period” means a period:

(i)	commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or

(ii)	commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or

(iii)	commencing on the payment date that occurs in July, 2029 (thirty-six months before the maturity date of the ExchangeRight Net Leased Portfolio #56 Mortgage Loan), unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following June 21, 2023, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #56 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #56 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #56 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #56 Borrower and ExchangeRight Net Leased Portfolio #56 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $500,000,000 and total assets of at least $1,000,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following June 21, 2023, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the the ExchangeRight Net Leased Portfolio #56 Borrower to an Approved REIT (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #5	Cut-off Date Balance:	$59,463,750
Property Addresses – Various	ExchangeRight Net Leased Portfolio #56	Cut-off Date LTV:	50.5%
		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	10.4%

defined below) or a wholly owned subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 1% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $1,000,000,000 (excluding the ExchangeRight Properties) and at least $500,000,000 in shares of beneficial interest owned by investors; and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $1,000,000,000 (excluding the ExchangeRight Properties) and at least $500,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #56 Borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the ExchangeRight Net Leased Portfolio #56 Borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.79x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 9.75%, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) CVS Pharmacy – Albertville, AL; (ii) O’Reilly Auto Parts – Decatur, GA, (iii) CVS Pharmacy – Springfield, IL, (iv) Walgreens –Wichita, KS, (v) CVS Pharmacy – New Baltimore, MI, (vi) CVS Pharmacy –New Boston, OH, (vii) CVS Pharmacy –Silverton, OH, (viii) CVS Pharmacy – Springfield, OH, (ix) CVS Pharmacy –Easton, PA, (x) O’Reilly Auto Parts – Richmond, TX, and (xi) CVS Pharmacy – Christiansburg, VA. Such ROFRs may apply to a foreclosure or deed-in-lieu thereof, and would apply to any transfers following a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #56 Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365 day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

1 BRIDGE STREET

GROUND FLOOR
WEST MAIN STREET
3 WEST MAIN BUILDING
BURNHAM COURT
SLOANE STECKER PHYSICAL THERAPY, PC
EILEEN FISHER
BLUE WATER IRVINGTON, LLC
KGD STUDIO, LLC
RICHMAN LAW GROUP
STORAGE UNITS
RAILROAD WAY
DESOLA GROUP, INC.
NETSOFT SOLUTIONS, INC.
RGTV, LLC
PUDDY BLDG.
ARCHITECTURAL MINERALS
GIANFRANCO RICCIARDELLA, CPA
WILDCRAFT BAKING COMPANY
HUDSON RIVER
Concrete Bulkhead Wall
RED HAT BISTRO LLC
BRIDGE 140, INC.
GALLO, VITUCCI & KLAR
OWNER OCCUPIED
OWNER OCCUPIED
ROBERT SANBORN DEVELOPMENT LLC
PRODAPT NORTH AMERICA, INC.
CONSILIUM PARTNERS
ART COLLECTIONS MANAGEMENT CORP
ABYRX, INC
INFODESK, INC.
VACANT
CHF INDUSTRIES, INC.
Office
Retail
Vacant
Storage
N
SECOND FLOOR
WEST MAIN STREET
3 WEST MAIN BUILDING
BURNHAM COURT
FALCK RENEWABLE
SOUTHSIDE STRATEGY
SIROTE PUBLIC RELATION
BLACK & COMPANY
SIMPLE MAGIC
LOBBY
WALTER SEDOVIC ARCHITECTS
YOGA LOVE NY LLC
MEDIA2,INC.
NOVIS RENEWABLES LLC
RIVERTOWNS PSYCHOLOGY
DEB LUNDY DESIGN
STUDIO PPARK
GLASS LINK LLC
TIME LINE VIDEO
PUDDY BLDG.
MEDIA RECRUITING GROUP
TURN OF THE CENTURY MUSIC, INC
DR. JONATHAN A. SLATER
RAILROAD WAY
HUDSON RIVER
Concrete Bulkhead Wall
BOILER HOUSE
RED HAT BISTRO LLC
BRIDGE STREET CAPITAL MANAGEMENT CO. INC
JV COMMUNICATIONS INC.
ACCIARO, INC.
LEGEND PROUCTIONS, INC.
VERVE
EARL EVERETT FERGUSON ARCHITECT PLLC
ALIGNED WEATH REALTY CORP
CAST IRON MEDIA
CAST IRON MEDIA
WELEDA, INC.
SCARBOROUGH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

2 BRIDGE STREET

GROUND FLOOR

EILEEN FISHER
LINE OF MEZZANINE ABOVE
EILEEN FISHER
HEALTH CARE NAVIGATOR, LLC
EILEEN FISHER
LOCKARD & WECHSLER, LLC
LOCKARD & WECHSLER, LLC
MECHANICAL ROOM
MECHANICAL ROOM
LOCKARD & WECHSLER, LLC
VACANT

- Office
- Retail
- Vacant
- Storage

SECOND FLOOR

EILEEN FISHER
OPEN BELOW
OPEN BELOW
UPPER MEZZANINE
OPEN OFFICES
OPEN BELOW
OFFICE
OFFICE
OFFICE
OPEN OFFICES
UPPER MEZZANINE
OPEN BELOW
OPEN BELOW
OPEN BELOW
OFFICE
STORAGE
STORAGE
OFFICE
OFFICE
CONF
OFFICE
OPEN OFFICES
OPEN BELOW
OPEN BELOW
OFFICE
OFFICE
OFFICE
OFFICE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

3 WEST MAIN STREET

GROUND FLOOR

JOHN SELIGMAN
TOUCHY FEELY FILMS, LLC
GOSLING MEDIA LLC
WORLDWIDE CARGO INC.
ROCKPARK CONSTRUCTION
STORAGE
MANAGEMENT OFFICE
BUILDING LOBBY
SERVER RM
X-CALIBER CAPITAL
SCHONE DESIGN LLC
ARTHUR CHABON ARCHITECT
N

SECOND FLOOR

HUDSON RIVER CAPITAL PARTNERS, LLC
CARE INVESTMENTS
IVANHOE PICTURES
D.H. HELLER
D.H. HELLER
THOMPSON ENTERPRISE
RECEPTION
VOLCAFE SPECIALTY COFFEE CORP
RENAE COHEN ANTIQUES, INC.
CAMELOT COMMUNICATIONS GROUP
RENAE COHEN ANTIQUES, INC.
N

- Office
- Retail
- Vacant
- Storage

THIRD FLOOR

VACANT
ROTHERBERG-ROSENFIELD, INC
BLUE ELEPHANT CAPITAL MANAGEMENT
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

One Bridge Street
1 Bridge Street
Irvington, NY 10533
Hudson River
Tappan Zee Bridge
NY State Thruway
Tarrytown
Irvington
Dobbs Ferry
Hastings-on-Hudson
YONKERS
NEW YORK CITY
Mount Vernon
Pelham
New Rochelle
Larchmont
Mamaroneck
Rye
Harrison
White Plains
Scarsdale
Hartsdale
Greenburgh
Elmsford
Ardsley
Eastchester
Bronxville
Sleepy Hollow
Briarcliff Manor
Nyack
Upper Nyack
Valley Cottage
Piermont
Orangeburg
Tappan
Norwood
Alpine
Closter
Demarest
Tenafly
ROCKLAND COUNTY
BERGEN COUNTY
WESTCHESTER COUNTY
NEW YORK
NEW JERSEY
Long Island Sound
Westchester County Airport
Saw Mill River Pkwy
Sprain Brook Pkwy
Bronx River Pkwy
Hutchinson River Pkwy
Cross County Pkwy
Cross Westchester Expwy
New England Thruway
Palisades Interstate Pkwy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – One Bridge Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital		Single Asset/Portfolio:	Single Asset
		Holdings LLC		Property Type – Subtype:	Office – Suburban
	Credit Assessment	NR/NR/NR		Location:	Irvington, NY
	(Fitch/KBRA/Moody’s):			Size:	200,397 SF
	Original Principal Balance:	$52,000,000		Cut-off Date Balance Per SF:	$259.48
	Cut-off Date Balance:	$52,000,000		Maturity Date Balance Per SF:	$259.48
	% of Initial Pool Balance:	4.8%		Year Built/Renovated:	1912/2003
	Loan Purpose:	Refinance		Title Vesting:	Fee
	Borrower Sponsor:	William J. Thompson and Jeffrey		Property Manager:	Cushman & Wakefield, Inc.
		P. Reich		Current Occupancy (As of):	92.8% (5/2/2022)
	Guarantor:	William J. Thompson and Jeffrey		YE 2021 Occupancy:	97.0%
		P. Reich		YE 2020 Occupancy:	95.4%
	Mortgage Rate:	4.7000%		YE 2019 Occupancy:	96.0%
	Note Date:	June 1, 2022		YE 2018 Occupancy:	96.6%
	Seasoning:	2 months		Appraised Value:	$100,000,000
	Maturity Date:	June 1, 2032		Appraised Value Per SF:	$499.01
	IO Period:	120 months		Appraisal Valuation Date:	April 27, 2022
	Loan Term (Original):	120 months
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest Only
	Call Protection:	L(26),D(87),O(7)
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(2)
	Additional Debt(1):	No		TTM NOI (3/30/2022):	$5,671,206
	Additional Debt Type (Balance)(1):	NAP		YE 2021 NOI:	$5,451,159
				YE 2020 NOI:	$5,164,692
				YE 2019 NOI:	$5,805,462
				YE 2018 NOI:	$6,011,165
				U/W Revenues:	$9,171,758
				U/W Expenses:	$3,308,726
Escrows and Reserves(1)				U/W NOI:	$5,863,032
	Initial	Monthly	Cap	U/W NCF:	$5,432,119
Taxes:	$382,192	$95,548	NAP	U/W DSCR based on NOI/NCF:	2.37x /2.19x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.4%
Cap Ex:	$0	$3,376	$40,510	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.4%
TI/LC Reserve:	$300,000	$25,319	$500,000	Cut-off Date LTV Ratio:	52.0%
				LTV Ratio at Maturity:	52.0%

Sources and Uses
Sources			Uses
Loan Amount	$52,000,000	100.0%	Refinance Existing Debt	$45,907,809	88.3%
			Reserves	$682,192	1.3
			Closing Costs	$1,109,172	2.1
			Return of Equity	$4,300,826	8.3
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the One Bridge Street Mortgage Loan more severely than assumed in the underwriting of the One Bridge Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “One Bridge Street Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $52,000,000 and secured by the fee interest in three low-rise office buildings in Irvington, New York (the “One Bridge Street Property”).

The Borrower and the Borrower Sponsors. The borrower is Bridge Street Commercial LLC (the “One Bridge Street Borrower”), a Delaware limited liability company with one independent director in its organizational structure. The One Bridge Street Borrower is indirectly owned by Jeffrey P. Reich, William J. Thompson and Bridge Street Capital Management Co., Inc., which is in turn owned by Matthew Callahan. Jeffrey P. Reich and William J. Thompson (the “Borrower Sponsor”) are the non-recourse carveout guarantors and environmental indemnitors with respect to the One Bridge Street Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Jeffrey P. Reich is the President, CEO and co-founder of Bridge Street Capital Management, a diversified investment management firm based in Irvington, New York. Prior to founding Bridge Street Capital in 1995, Mr. Reich worked on Wall Street in mortgage trading.

William J. Thompson is responsible for the day-to-day operations at the One Bridge Street Property, including management, construction and leasing.

The Property. The One Bridge Street Property is an office property, comprised of three 3-story buildings, totaling 200,397 square feet located in Irvington, New York along the Hudson River waterfront. The two original buildings, constructed in 1912, were turn-of-the-century warehouses and were purchased by the Borrower Sponsor in 1995. Since then, the Borrower Sponsor has reportedly invested approximately $25 million in capital expenditures at the One Bridge Street Property, including a renovation in 2003, and the construction of a third building in 2005. The One Bridge Street Property is 92.8% leased as of May 2, 2022, by 66 office tenants and three retail tenants. Additional revenue is generated by storage space and two antenna leases. The One Bridge Street Property has 236 parking spaces, and also benefits from a parking easement for 252 spaces at a neighboring property owned by an affiliate to the borrower.

The One Bridge Street Property is located approximately 3.3 miles south of Tarrytown and 25 miles north of Midtown Manhattan. The One Bridge Street Property is situated adjacent to the Metro North Irvington Station which provides both express and local railroad service into New York City’s Grand Central Terminal. The waterfront location provides many tenants direct unobstructed views of the Hudson River, the New Jersey Palisades, the Tappan Zee Bridge, and the Manhattan Skyline.

Major Tenants.

Eileen Fisher, Inc. (43,038 SF, 21.5% of NRA, 22.8% of underwritten rent). Eileen Fisher, a casual apparel brand, has been a tenant at the One Bridge Street Property since 1996. The One Bridge Street Property is home to part of the brand’s corporate headquarters. Over the years, Eileen Fisher, Inc. expanded its presence at the One Bridge Street Property, gradually increasing its footprint to 43,038 square feet. The brand has extended its lease through the end of 2027. Eileen Fisher, Inc. also leases space at a Borrower Sponsor-owned building a few blocks from the Mortgaged Property and at a third party owned building across the street from the Mortgaged Property.

The following table presents certain information relating to the major tenants at the One Bridge Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/KBRA Moody’s)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Eileen Fisher, Inc.	NR/NR/NR	43,038	21.5%	$39.02	$1,679,408	22.8%	12/31/2027	None	Y(3)
Lockard & Wechsler, LLC	NR/NR/NR	23,928	11.9%	$38.82	928,858	12.6%	4/30/2028	1, 5-year	N(4)
Healthcare Navigator, LLC	NR/NR/NR	12,100	6.0%	$42.30	511,879	6.9%	11/30/2030	1, 5-year	N
Weleda, Inc.	NR/NR/NR	8,700	4.3%	$28.44	247,406	3.4%	6/30/2025	None	N
Novis Renewables LLC	NR/NR/NR	6,015	3.0%	$38.42	231,126	3.1%	12/31/2023	None	N
Total Major Tenants		93,781	46.8%	$38.37	3,598,678	48.8%

Non-Major Tenants		92,104	46.0%	$40.93	3,769,459	51.2%

Occupied Collateral Total		185,885	92.8%	$39.64	$7,368,136	100.0%

Vacant Space		14,512	7.2%

Collateral Total		200,397	100.0%
(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Eileen Fisher, Inc. leases 37,238 square feet at the Two Bridge Street building and 5,800 square feet at the One Bridge Street building. The 37,238 square foot lease expires December 31, 2027, and the 5,800 square foot lease expires November 30, 2025. However, the tenant has the right to terminate its space at the One Bridge Street building at any time upon 365 days’ prior written notice.
(4)	The landlord has the option to terminate the Lockard & Wechsler, LLC lease, which termination does not require the lender’s consent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the One Bridge Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	8	3,716	1.9%	3,716	1.9%	$133,608	1.8%	$35.95
2022	7	7,784	3.9%	11,500	5.7%	$295,177	4.0%	$37.92
2023	23	28,142	14.0%	39,642	19.8%	$1,109,896	15.1%	$39.44
2024	6	7,896	3.9%	47,538	23.7%	$250,827	3.4%	$31.77
2025	10	28,706	14.3%	76,244	38.0%	$1,051,167	14.3%	$36.62
2026	9	11,263	5.6%	87,507	43.7%	$365,173	5.0%	$32.42
2027	8	53,975	26.9%	141,482	70.6%	$2,407,790	32.7%	$44.61
2028	2	28,053	14.0%	169,535	84.6%	$1,087,365	14.8%	$38.76
2029	1	4,250	2.1%	173,785	86.7%	$155,254	2.1%	$36.53
2030	1	12,100	6.0%	185,885	92.8%	$511,879	6.9%	$42.30
2031	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
2032	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	185,885	92.8%	$0	0.0%	$0.00
Vacant	0	14,512	7.2%	200,397	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	75	200,397	100.0%			$7,368,136	100.0%	$39.64(2)
(1)	Information is based on the underwritten rent roll. Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One Bridge Street Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/2/2022(2)
96.6%	96.0%	95.4%	97.0%	92.8%

(1)	Information obtained from the borrower sponsor.
(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Bridge Street Property:

Cash Flow Analysis(1)

	2019	2020	2021	3/30/2022 TTM	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$6,795,022	$6,354,994	$6,700,502	$6,995,911	$7,901,297(2)	80.5%	$39.43
Reimbursements	1,637,597	1,530,398	1,562,102	1,608,983	1,724,186	17.6	8.60
Other Income	384,127	182,101	257,629	279,016	194,956	2.0	.97
Free Rent	(16,261)	(43,301)	(13,339)	(14,342)	0	0.0	0.00
SL Rent	0	0	0	0	0	(0.0)	(0.00)
Net Rental Income	$8,800,486	$8,024,192	$8,506,894	$8,869,569	$9,820,440	100.0%	$49.00
Less Vacancy & Credit Loss	0	0	0	0	(648,681)	(8.2)	(3.24)
Effective Gross Income	$8,800,486	$8,024,192	$8,506,894	$8,869,569	$9,171,758	93.4%	$45.77

Real Estate Taxes	969,464	983,032	1,064,074	1,097,061	1,113,177	12.1	5.55
Insurance	154,947	163,288	171,867	174,160	180,563	2.0	.90
Management Fee	131,310	123,552	140,421	143,986	275,153	3.0	1.37
Other Operating Expenses	1,739,303	1,589,627	1,679,373	1,783,154	1,739,833	19.0	8.68
Total Operating Expenses	$2,995,024	$2,859,499	$3,055,735	$3,198,362	$3,308,726	36.1%	$16.51

Net Operating Income(3)	$5,805,462	$5,164,692	$5,451,159	$5,671,206	$5,863,032	63.9%	$29.26
Replacement Reserves	0	0	0	0	(40,079)	(0.4)	(0.20)
TI/LC	0	0	0	0	(420,834)	(4.6)	(2.10)
Other	0	0	0	0	30,000	0.3	0.15
Net Cash Flow	$5,805,462	$5,164,692	$5,451,159	$5,671,206	$5,432,119	59.2%	$27.11

NOI DSCR	2.34x	2.08x	2.20x	2.29x	2.37x
NCF DSCR	2.34x	2.08x	2.20x	2.29x	2.19x
NOI Debt Yield	11.2%	9.9%	10.5%	10.9%	11.3%
NCF Debt Yield	11.2%	9.9%	10.5%	10.9%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Underwritten Gross Potential Rent Revenue is based on the rent roll as of May 2, 2022.
(3)	The decline in Net Operating Income in 2020 and 2021 compared to 2019 is primarily attributable to rent relief relating to the COVID-19 pandemic, which was provided to the tenants Eileen Fisher, Inc., Blue Water Irvington and Red Hat Bistro in the aggregate amounts of $354,648 in 2020 and $368,894 in 2021. Other Income declined in 2020 primarily due to reduction in parking income as a result of the COVID-19 pandemic.

Appraisal. The appraisal concluded to an “as-is” value as of April 27, 2022 of $100,000,000.

Environmental Matters. According to the Phase I environmental report dated May 5, 2022, there was no evidence of any recognized environmental conditions at the One Bridge Street Property.

COVID-19 Update. As of May 2, 2022, the One Bridge Street Property is open and operating.

Market Overview and Competition. The One Bridge Street Property is located in Irvington, New York, within the Westchester County submarket of the New York City metropolitan statistical area market. Primary access to the neighborhood is provided by the Saw Mill River Parkway, US Route 9, Interstate 87, and the Metro North train system, which can get passengers from midtown Manhattan to the adjacent Irvington Station in approximately 40 minutes during peak travel time. The One Bridge Street Property is situated 25 miles north of Midtown Manhattan. According to the appraisal, as of the first quarter of 2022, the vacancy rate for offices in the Westchester County submarket was approximately 11.2%, with an inventory of approximately 53,626,299 square feet, and a base rent of $28.00 per square foot. As of the same period, the vacancy rate in the village of Irvington was approximately 2.9%, with average asking rents of $44.40 per square foot and inventory of 649,294 square feet. According to the appraisal, the 2021 population within a one-mile radius of the One Bridge Street Property was approximately 4,861. The populations within a three-mile and a five-mile radius were approximately 49,159 and 158,308 respectively. The 2021 median household income within the same one, three, and five-mile radius was $203,047, $195,865, and $176,327 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Bridge Street Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Free Rent (months) (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office	$40.00	Mod. Gross	3.0% per year	$15.00 / $0.00	1 / 0	7 Years	5.00%	2.50%
Storage	$15.00	None	3.0% per year	$0.00 / $0.00	0 / 0	7 Years	0.00%	0.00%
Antenna	$14.32	None	None	$0.00 / $0.00	0 / 0	5 Years	0.00%	0.00%
Retail	$60.00	Net	3.0% per year	$20.00 / $0.00	1 / 0	10 Years	5.00%	2.50%

Source: Appraisal.

The following table presents comparable office leases with respect to the One Bridge Street Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
One Bridge Street (subject)(1) Irvington, NY	1912	200,397	Various	Various	Various	Various	Various
81 Main Street White Plains, NY	1984	125,000	Worby Vecchio Edelman, LLP	4,385	Mar. 2022	$31.50	Mod. Gross
12 Greenridge Avenue White Plains, NY	1973	24,816	ELQ Industries	1,271	Oct. 2021	$32.00	Mod. Gross
2 Overhill Road Scarsdale, NY	1954	62,000	Pelvic Rehabilitation Medicine	1,817	Apr. 2021	$34.00	Mod. Gross
220-244 Westchester Avenue West Harrison, NY	1983	85,000	Northwell Health	4,761	Jan. 2021	$32.00	Mod. Gross
50 Main Street White Plains, NY	1980s	300,806	Luskin, Stern & Eisler, LLP	6,101	Oct. 2020	$40.50	Mod. Gross
120 White Plains Road Tarrytown, NY	1982	211,442	Allstate Insurance	14,890	Jul. 2019	$29.50	Mod. Gross

Source: Appraisal.

(1)	Information based on the underwritten rent roll other than year built.

Escrows.

Real Estate Taxes – At origination the One Bridge Street Borrower was required to deposit $382,192 into a reserve for real estate taxes. On each monthly payment date, the One Bridge Street Borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the One Bridge Street Property (currently approximately $95,548).

Insurance – On each monthly payment date, the One Bridge Street Borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the One Bridge Street Borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the One Bridge Street Mortgage Loan documents, (ii) the liability and casualty insurance coverage for the One Bridge Street Property is included in blanket policies approved by the lender in its reasonable discretion, and (iii) the One Bridge Street Borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration date of the policies.

Replacement Reserve – On each monthly payment date, the One Bridge Street Borrower is required to deposit approximately $3,376 into a reserve for capital expenditures. Notwithstanding the foregoing, so long as no event of default is then continuing, the One Bridge Street Borrower will not be required to make such monthly deposits at any time the amount of funds then on deposit in such reserve equals or exceeds approximately $40,510.

TI/LC Reserve – The One Bridge Street Borrower (i) was required to deposit with the lender on the origination date the sum of $300,000 and (ii) is required on each monthly payment date to deposit approximately $25,319, in each case into a reserve for tenant improvements and leasing commissions (the “TI/LC Reserve”). Notwithstanding the foregoing, so long as no event of default is then continuing and the debt service coverage ratio equals or exceeds 2.05x, the One Bridge Street Borrower will not be required to make such monthly deposits at any time the amount of funds then on deposit in the TI/LC Reserve (after deduction of any pending disbursement requests) equals or exceeds $500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Lockbox and Cash Management. The One Bridge Street Mortgage Loan is structured with a hard lockbox and in place cash management. All rents are required to be deposited into a lender-controlled lockbox account. The One Bridge Street Mortgage Loan requires that the One Bridge Street Borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the One Bridge Street Borrower or property manager receives rents from the One Bridge Street Property despite such direction, to deposit such rents into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied, provided no event of default is continuing under the One Bridge Street Mortgage Loan, (i) to make the monthly deposits into the tax and insurance reserve funds, as described above under “Escrows,” (ii) to pay debt service on the One Bridge Street Mortgage Loan, (iii) to make monthly deposits into the Replacement Reserve account and the TI/LC Reserve as described above under “Escrows,” (iv) if a Cash Sweep Event Period is continuing, to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to apply any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period (as defined below) exists, to be deposited into an excess cash flow reserve to be held as additional collateral for the One Bridge Street Mortgage Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the One Bridge Street Borrower.

A “Cash Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default, (ii) the interest only debt service coverage ratio on the One Bridge Street Mortgage Loan being less than 1.70x for any calendar quarter and (iii) the continuance of a Specified Tenant Trigger Event Period (as defined below).

A Cash Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, when the interest only debt service coverage ratio on the One Bridge Street Mortgage Loan is at least 1.70x for two consecutive calendar quarters; and with regard to clause (iii) above, when a Specified Tenant Trigger Event Period is no longer continuing.

“Specified Tenant Trigger Event Period” means a period: (A) commencing upon the first to occur of (i) any bankruptcy or similar insolvency of a Specified Tenant; (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) or failing to be open for business and/or “going dark” in the Specified Tenant space (or applicable portion thereof); (iii) Specified Tenant giving notice that it intends to vacate, cancel or terminate its space or not renew its lease; and (iv) 12 months prior to a Specified Tenant’s lease expiration date in the event such Specified Tenant has failed to extend or renew its Specified Tenant lease on terms and conditions reasonably acceptable to the lender; provided, however, with respect to clauses (iii) and (iv) (collectively a “Specified Tenant Lease Expiration Event”) no Specified Tenant Trigger Event Period will commence if, at the time of each such event, the debt service coverage ratio is greater than 2.05x; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the One Bridge Street Borrower leasing the entire Specified Tenant space (or applicable portion thereof) to one or more replacement tenants in accordance with the applicable terms and conditions of the loan documents, and the applicable replacement tenant(s) being in actual, physical occupancy of their leased space and paying full, unabated rent. Notwithstanding the foregoing, a Specified Tenant Trigger Event Period with respect to a Specified Tenant Lease Expiration Event will cease if at any time the debt service coverage ratio is greater than 2.05x for two consecutive quarters. In addition, a Specified Tenant Lease Expiration Event may be cured by delivery to the lender of a letter of credit in an amount which, if applied to the outstanding principal amount of the One Bridge Street Mortgage Loan at the time of delivery of such letter of credit, would cause the debt service coverage ratio to be at least 2.05x.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant (x) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and did not reject its lease or (y) has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction; (ii) with respect to any Specified Tenant vacating or failing to be open for business or “going dark,” the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space, and not “dark” in the Specified Tenant space; and (iii) with respect to a Specified Tenant Lease Expiration Event, the applicable Specified Tenant has (x) renewed or extended its Specified Tenant lease on terms and conditions reasonably acceptable to the lender, (y) revoked all notices to vacate, terminate or cancel the applicable Specified Tenant lease and (z) the applicable Specified Tenant is paying full unabated rent due under its lease.

“Specified Tenant” means, (i) Eileen Fisher Inc. – Two Bridge Street or any replacement tenant of its premises, and (ii) any other tenant which, individually or when aggregated with its affiliates, leases in excess of 37,000 square feet or more of the One Bridge Street Property’s gross leasable area. As of the origination date, Eileen Fisher Inc. – One Bridge Street, was not be deemed to be a Specified Tenant. However, in the event Eileen Fisher Inc. – One Bridge Street, individually or when aggregated with its affiliates (other than Eileen Fisher Inc. – Two Bridge Street), amends, restates, supplements or otherwise modifies its lease such that Eileen Fisher Inc. – One Bridge Street, individually or when aggregated with its affiliates (other than Eileen Fisher Inc. – Two Bridge Street) leases in excess of 5% or more of the One Bridge Street Property’s gross leasable area (excluding any retail space leased by Eileen Fisher Inc. – One Bridge Street) as determined by the lender in the lender’s sole but reasonable discretion, Eileen Fisher Inc. – One Bridge Street will become a Specified Tenant.

Property Management. The One Bridge Street Property is managed by Cushman & Wakefield, Inc., a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #6	Cut-off Date Balance:	$52,000,000
1 Bridge Street	One Bridge Street	Cut-off Date LTV:	52.0%
Irvington, NY 10533		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	11.3%

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None; provided that a letter of credit may be delivered to cure a Specified Tenant Lease Expiration Event as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The One Bridge Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the One Bridge Street Property together with 18 months of business income insurance, plus an extended period of indemnity of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Clifton Commons
405 Route 3
Clifton, NJ 07014
Rifle Camp Park
Woodland Park
Albion Place
Garfield
Botany Village
Botany Plaza
Valley Rd.
Clifton Plaza
Yogi Berra Museum
Montclair State University
Garden State Pkwy.
Clifton Ave.
Main Ave.
CLIFTON
Paulison Ave.
NJ TRANSIT MAIN LINE
Botany Village
Colfax Ave.
General Hospital Ctr. at Passaic
Clifton
PASSAIC COUNTY
Richfield Shopping Center
Boverini Stadium
PASSAIC
Passaic
Montclair
Allwood Rd.
Upper Montclair CC
Styertowne Shopping Center
Allwood
Wallington
Paterson Ave.
Passaic River
BERGEN COUNTY
Wood-Ridge
Hackensack St.
Quest Diagnostics
The Promenade Shops at Clifton
W. Passaic Ave.
Hackensack Meridian School of Medicine
Seton Hall Univ. College of Nursing
River Front Center
DELAWANNA
NJ TRANSIT
Brookdale Park
Carlstadt
Montross Ave.
RUTHERFORD
Bloomfield
Rutherford
East Rutherford
Bloomfield Ave.
Franklin Ave.
Nutley
Washington Ave.
Glen Ridge CC
Meadowlands Racetrack
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
LYNDHURST
Centre St.
NY City 10 miles
ESSEX COUNTY
Avondale
KINGSLAND
Lyndhurst
Kingsland Ave.
Greylock Pkwy.
Bergen Community College at The Meadowlands
Lewandowski Commons
Bloomfield Shopping Center
Belleville
Hendricks Field GC
Ridge Rd.
Bloomfield College
Washington Ave.
Belleville Ave.
Clara Maass Medical Center
North Arlington
Hudson Regional Hospital
Franklin Square Plaza
GROVE STREET
NEWARK
Arlington
New Jersey Turnpike
Hackensack River
Secaucus
HUDSON COUNTY
Schuyler Ave.
Bloomfield Ave.
Newark Light Rail
Summer Ave.
Broadway
Silver Lake
Kearny
Newark Liberty Intl. Airport 10 miles
Rockaway
Wayne
PATERSON
YONKERS
Passaic
Clifton
Nutley
Hackensack
NEW JERSEY
East Orange
MANHATTAN
Irvington
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
Union
Elizabeth
Bayonne
BROOKLYN
STATEN ISLAND
Edison
Woodbridge
Piscataway
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Clifton Commons

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$50,000,000		Location:	Clifton, NJ
	Cut-off Date Balance:	$50,000,000		Size:	187,794 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF:	$266.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$266.25
	Borrower Sponsor:	The Related Companies, L.P.		Year Built/Renovated:	1999; 2003/NAP
	Guarantor:	The Related Companies, L.P.		Title Vesting:	Fee/Leasehold
	Mortgage Rate:	5.5690%		Property Manager:	Related Management Company, L.P. (borrower affiliate)
	Note Date:	May 6, 2022		Current Occupancy (As of):	100.0% (5/5/2022)
	Seasoning:	3 months		YE 2021 Occupancy:	100.0%
	Maturity Date:	May 11, 2032		YE 2020 Occupancy:	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$72,200,000
	Amortization Term (Original):	0 months		As-Is Appraised Value Per SF:	$384.46
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	March 22, 2022
	Call Protection:	L(27),D(89),O(4)
	Lockbox Type:	Hard / Springing Cash Management		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (4/30/2022):	$4,473,150
	Additional Debt Type (Balance):	NAP		YE 2021 NOI(3):	$4,141,100
				YE 2020 NOI(3):	$4,940,891
				YE 2019 NOI:	$4,769,430
				U/W Revenues:	$8,066,189
				U/W Expenses:	$3,498,397
Escrows and Reserves(1)				U/W NOI:	$4,567,792
	Initial	Monthly	Cap	U/W NCF:	$4,256,747
Taxes	$131,284	$131,284	NAP	U/W DSCR based on NOI/NCF:	1.62x / 1.51x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.1% / 8.5%
Replacement Reserves	$0	$3,130	$187,794	U/W Debt Yield at Maturity based on NOI/NCF:	9.1% / 8.5%
TI/LC	$0	$27,387	$328,640	Cut-off Date LTV Ratio:	69.3%
Existing TI/LC Obligations	$110,000	$0	NAP	LTV Ratio at Maturity:	69.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$50,000,000	98.4%	Loan payoff(4)	$49,973,817	98.4%
Cash equity	802,606	1.6	Closing costs	587,505	1.2
			Upfront reserves	241,284	0.4
Total Sources	$50,802,606	100.0%	Total Uses	$50,802,606	100.0%
(1)	See “Escrows” section.
(2)	While the Clifton Commons Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Clifton Commons Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	The decrease from YE 2020 NOI to YE 2021 NOI is primarily driven by a $176,014 collection loss in 2021 and increased repairs and maintenance expenses in 2021. Please see “Operating History and Underwritten Net Cash Flow” below for additional information.
(4)	The Loan payoff includes the payoff (and corresponding costs) of a prior loan secured by the Clifton Commons Property (as defined below) that was securitized in the UBSBB 2012-C4 securitization trust.

The Mortgage Loan. The mortgage loan (the “Clifton Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 and secured by the first priority fee and leasehold interest in an anchored retail property located in Clifton, New Jersey (the “Clifton Commons Property”).

The Borrowers and Borrower Sponsor. The borrowers are Clifton Commons I, L.L.C. and Clifton II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Clifton Commons Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is The Related Companies, L.P., a New York limited partnership (“Related”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has over 45 years of experience and a real estate portfolio valued at over $60 billion. Related’s operating portfolio consists of a diversified mix of properties including 32 multifamily rental buildings with over 13,000 apartments, over 30 million square feet of commercial space, 5,500 luxury condominium residences and approximately 60,000 affordable and workforce housing units located throughout the United States. Related’s portfolio includes retail properties in New York City, Los Angeles, Chicago, San Francisco, Boston and West Palm Beach, Florida. Related has disclosed 12 prior foreclosures and defaults, primarily driven by the great recession. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Clifton Commons Property is an anchored retail center, located in Clifton, New Jersey consisting of eight, one-story buildings totaling 187,794 square feet, comprising Clifton Commons I and Clifton Commons II (defined below). The Clifton Commons Property is part of the larger Clifton Commons Shopping Center, and is anchored by a non-collateral Target and Stop & Shop. Built in 1999, Clifton Commons I is situated on a 21.8-acre site and consists of a freestanding 16-screen AMC Theaters, Barnes & Noble, Burlington and Party City, along with the outparcel tenants Wells Fargo, Chevy’s Fresh Mex and Applebee’s (“Clifton Commons I”). The outparcel tenants own their buildings situated on land pads leased from the borrower. In addition to the improvements at Clifton Commons I, the borrower ground leases a portion of the land from Target Corporation (“Clifton Commons II”) and subleases the land to two restaurant tenants (The Shannon Rose and Spuntino Wine Bar & Italian Tapas) that constructed their improvements on the premises (see the “Ground Lease” section below for additional details). Such improvements were originally constructed in 2003 and are situated on a 14.0-acre site (gross with Target). Collectively, the borrower’s interest in Clifton Commons I and Clifton Commons II makes up the Clifton Commons Property. The Clifton Commons Property contains 2,164 surface parking spaces, resulting in a parking ratio of 11.5 spaces per 1,000 SF of rentable area.

As of May 5, 2022, the Clifton Commons Property was 100.0% leased to 9 tenants. It has been 100.0% leased since 2004, with the exception of 2016, when The Sports Authority, Inc. vacated and occupancy dropped to 77.0%. The space was subsequently backfilled by Burlington on a lease commencing in February 2017.

Major Tenants.

AMC Theaters (65,043 SF; 34.6% of NRA; 32.1% of underwritten base rent). AMC Theaters has been a tenant since 1999 and has a lease expiring in May 2024 with five, five-year renewal options remaining. The tenant may terminate its lease, with one year’s notice, if tenant’s cash flow is less than $500,000 for two consecutive years or negative for one year, with a termination fee equal to 80.0% of the remaining lease payments, discounted to present value at an interest rate equal to 2% over the rate of US Treasury obligations for a term equal to the period of time between termination and the end of the lease term. The entity on the lease is American Multi-Cinema, Inc.

Burlington (44,506 SF; 23.7% of NRA; 22.4% of underwritten base rent). Burlington has been a tenant since 2017 and has a lease expiring in February 2028 with three, five-year renewal options remaining. The entity on the lease is Burlington Coat Factory of New Jersey, LLC and the lease Guarantor is Burlington Coat Factory Warehouse Corporation.

Barnes & Noble (35,658 SF; 19.0% of NRA; 21.6% of underwritten base rent). Barnes & Noble has been a tenant since 1999 and has a lease expiring in May 2034 with no renewal options remaining. Barnes & Noble executed a 10-year renewal in May 2021, which extended the lease term from May 2024 to May 2034. The entity on the lease is Barnes & Noble Booksellers, Inc.

COVID-19 Update. As of May 6, 2022, the Clifton Commons Property was open and operational. Five tenants, representing 49.4% of the net rentable area and 45.8% of the underwritten rent, have outstanding rent deferrals in the approximate aggregate amount of $1.3 million that are expected to be paid back by July 2024. This includes AMC Theaters, which represents 34.6% of the net rentable area and 32.1% of the underwritten rent, which deferred $1.3 million of rent in 2020 which is expected to be repaid in 36 equal monthly installments from July 2021 to July 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

The following table presents certain information relating to the tenancy at the Clifton Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
AMC Theaters	NR/Caa2/CCC+	65,043	34.6%	$25.92	$1,685,915	32.1%	5/31/2024	5, 5-year	Y(3)
Burlington	NR/NR/BB+	44,506	23.7%	$26.40	$1,174,958	22.4%	2/29/2028	3, 5-year	N
Barnes & Noble	NR/NR/NR	35,658	19.0%	$31.78	$1,133,248	21.6%	5/31/2034	None	N
Party City	B-/NR/NR	11,071	5.9%	$35.00	$387,485	7.4%	4/30/2029	2, 5-year	N
		156,278	83.2%	$28.04	$4,381,606	83.4%

Non-Major Tenants(4)		31,516	16.8%	$27.72	$873,738	16.6%

Occupied Collateral Total		187,794	100.0%	$27.98	$5,255,344	100.0%

Vacant Space		0	0.0%

Collateral Total		187,794	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2023 totaling $123,562.
(3)	AMC Theaters may terminate its lease, with one year’s notice, if its cash flow is less than $500,000 for two consecutive years or negative for one year, with a termination fee equal to 80.0% of the remaining lease payments, discounted to present value at an interest rate equal to 2% over the rate on the date of termination of US Treasury obligations for a term equal to the period of time between termination and the end of the term.
(4)	Non-Major Tenants includes Chevy’s Fresh Mex, Applebee’s, Wells Fargo, Spuntino Wine Bar & Italian Tapas, and The Shannon Rose, each of which owns its respective building situated on such land pad leased from the borrowers.

The following table presents a summary of sales and occupancy costs for certain tenants at the Clifton Commons Property.

Tenant Sales(1)(2)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	Most Recent TTM Sales (PSF)	Occupancy Cost(3)
AMC Theaters(4)	$808,234	$919,792	$943,191	$300,017	$290,723	57.0%
Burlington(5)	$168	$408	$446	$292	$551	7.3%
Barnes & Noble(6)	NAV	$238	$246	$209	$198	16.0%
(1)	Information obtained from the borrowers.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost based on underwritten base rent and any applicable reimbursements divided by most recent reported sales.
(4)	AMC Theaters sales are shown on a per screen basis. Most Recent TTM Sales (PSF) are as of October 2021.
(5)	Most Recent TTM Sales (PSF) are as of December 2021.
(6)	Most Recent TTM Sales (PSF) are as of April 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

The following table presents certain information relating to the lease rollover schedule at the Clifton Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	68,855	36.7%	68,855	36.7%	$1,839,653	35.0%	$26.72
2025	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2026	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2027	0	0	0.0%	68,855	36.7%	$0	0.0%	$0.00
2028	1	44,506	23.7%	113,361	60.4%	$1,174,958	22.4%	$26.40
2029	3	24,353	13.0%	137,714	73.3%	$717,485	13.7%	$29.46
2030	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
2031	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
2032	0	0	0.0%	137,714	73.3%	$0	0.0%	$0.00
Thereafter	3	50,080	26.7%	187,794	100.0%	$1,523,248	29.0%	$30.42
Vacant	0	0	0.0%	187,794	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	187,794	100.0%			$5,255,344	100.0%	$27.98
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The following table presents historical occupancy percentages at the Clifton Commons Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	5/5/2022(2)
100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Clifton Commons Property:

Cash Flow Analysis

	2019	2020	2021	TTM 4/30/2022	U/W	%(1)	U/W $ per SF
Base Rent	$4,759,153	$4,835,051	$4,705,757	$5,111,315	$5,131,782	61.6%	$27.33
Rent Steps(2)	0	0	0	0	123,562	1.5	0.66
Free Rent Adjustment & Collection Loss	0	0	(176,014)	(176,014)	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$4,759,153	$4,835,051	$4,529,743	$4,935,301	$5,255,344	63.1%	$27.98
Other Income	108,228	118,083	118,724	119,658	130,989	1.6	0.70
Percentage Rent	84,940	43,158	23,656	163,269	261,415	3.1	1.39
Total Recoveries	4,161,122	3,293,008	3,491,102	3,250,741	2,681,209	32.2	$14.28
Net Rental Income	$9,113,443	$8,289,300	$8,163,225	$8,468,969	$8,328,957	100.0%	$44.35
(Vacancy & Credit Loss)	0	0	0	0	(262,767)(3)	(5.0)	(1.40)
Effective Gross Income	$9,113,443	$8,289,300	$8,163,225	$8,468,969	$8,066,189	96.8%	$42.95

Real Estate Taxes	$1,945,609	$1,959,521	$1,953,100	$1,950,960	$1,624,601	20.1%	$8.65
Insurance	52,868	66,288	83,037	88,704	95,911	1.2	0.51
Management Fee	380,060	278,802	383,786	420,256	241,986	3.0	1.29
Other Operating Expenses	1,965,476	1,043,798	1,602,202	1,535,899	1,535,899	19.0	8.18
Total Operating Expenses	$4,344,013	$3,348,409	$4,022,125	$3,995,819	$3,498,397	43.4%	$18.63

Net Operating Income	$4,769,430	$4,940,891(4)	$4,141,100(4)	$4,473,150	$4,567,792	56.6%	$24.32
Replacement Reserves	0	0	0	0	37,559	0.5	0.20
TI/LC	0	0	0	0	273,487	3.4	1.46
Net Cash Flow	$4,769,430	$4,940,891	$4,141,100	$4,473,150	$4,256,747	52.8%	$22.67

NOI DSCR	1.69x	1.75x	1.47x	1.58x	1.62x
NCF DSCR	1.69x	1.75x	1.47x	1.58x	1.51x
NOI Debt Yield	9.5%	9.9%	8.3%	8.9%	9.1%
NCF Debt Yield	9.5%	9.9%	8.3%	8.9%	8.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through May 2023.
(3)	The underwritten economic vacancy is 5.0%. The Clifton Commons Property was 100.0% occupied as of May 5, 2022.
(4)	The decrease from YE 2020 NOI to YE 2021 NOI is primarily driven by a $176,014 collection loss in 2021 and increased repairs and maintenance expenses in 2021.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Clifton Commons Property of $72,200,000 as of March 22, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated March 14, 2022, there was no evidence of any recognized environmental conditions at the Clifton Commons Property. The environmental report identified a controlled recognized environmental condition relating to the property adjacent to the Clifton Commons Property being formerly equipped with 10 underground storage tanks which were reportedly removed between January 1957 and March 1990, with a No Further Action-A (Unrestricted Use) letter issued by the New Jersey Department of Environmental Protection on May 26, 1992. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

Market Overview and Competition. The Clifton Commons Property is located along State Route 3 in Clifton, Passaic County, New Jersey, approximately 12.9 miles west of Manhattan and 12.2 miles northwest of Jersey City, NJ. The Clifton Commons Property is situated along State Route 3, which provides access eastbound to New York. NJ State Route 21, which provides access southbound to Newark, NJ, is approximately 1.0 miles east of the Clifton Commons Property. According to the appraisal, State Route 3, is a heavily traveled roadway that contains a mixture of retail and commercial developments. Multifamily and single family residential homes are positioned along surrounding arterials. Additionally, the Clifton Commons Property is located approximately 11.1 miles northeast of Newark Liberty International Airport.

According to a third-party market research provider, the estimated April 2022 population within a three- and five-mile radius was approximately 245,493 and 605,233, respectively, and the average household income within the same radii was $107,702 and $105,174, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

According to a third-party market research report, the Clifton Commons Property is located within the Route 3/GSP submarket of the New York - NY retail market. As of April 26, 2022, the submarket reported total inventory of approximately 8.2 million SF with a 2.2% vacancy rate and average asking rent of $22.58 PSF. Vacancy has averaged 3.8% from 2010 to 2021, with a high of 5.0% in 2016. Additionally, no new supply is under construction or expected to be delivered in the next eight calendar quarters. The appraiser concluded to market rents for the Clifton Commons Property ranging from $22.00 PSF for anchor space to $40.00 PSF for bank branch pad outparcel space (see table below).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Clifton Commons Property:

Market Rent Summary(1)

	Movie Theater	Retail > 25,000 SF	Retail < 25,000SF	Bank Branch Pad	Retail Pad
Market Rent (PSF)	$22.00	$25.00	$35.00	$40.00	$30.00
Lease Term (Years)	20	15	15	20	15
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	10.0%/5 year	2.0%/year	2.0%/year	10.0%/5 year	2.0%/year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Clifton Commons Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Clifton Commons	405 Route 3 Clifton, NJ	187,794(2)
Cortlandt Crossing Shopping Center	3144 E Main Street-US Route 6 Mohegan Lake, NY	122,225	2/2022	$65,882,735	$539.03
Midstate Mall	300 State Route 18 East Brunswick, NJ	380,000	12/21	$70,700,000	$186.05
Wegmans Shopping Center	34 Sylvan Way Parsippany, NJ	133,276	9/2021	$46,000,000	$345.15
Shops at Richmond Plaza	2505 and 2535 Richmond Avenue Staten Island, NY	76,140	3/2020	$31,500,000	$413.71
Kearny Square	160-196 Passaic Avenue Kearny, NJ	138,895	6/2018	$45,500,000	$327.59
Wall Towne Center	2433-2455 State Route 34 Manasquan, NJ	96,000	5/2018	$41,500,000	$432.29
(1)	Information obtained from the appraisal.
(2)	Per underwritten rent roll.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $131,284 for real estate taxes and ongoing monthly deposits of $131,284.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies. Notwithstanding the above, the borrowers’ obligation to make insurance reserve payments will be waived so long as the insurance policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $3,130 ($0.20 per square foot per year) subject to a cap of $187,794.

Leasing Reserve – The loan documents require ongoing monthly reserves of $27,387 ($1.75 per square foot per year) for tenant improvements and leasing commissions, subject to a cap of $328,640.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $110,000 for outstanding tenant improvements and leasing commissions related to Barnes & Noble.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

Lockbox and Cash Management. The Clifton Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrowers. During a Cash Trap Event Period, all excess funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the cash flow waterfall in the loan documents. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional cash collateral for the Clifton Commons Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.0%, tested quarterly;
(iii)	AMC Theaters failing to exercise its extension option by February 28, 2023 (or 15 months prior to the then-current expiration date) or the lease otherwise being terminated for any reason; or
(iv)	Burlington providing notice to the borrowers that it does not intend to exercise its renewal option or the lease otherwise being terminated for any reason.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DY being greater than or equal to 7.5% for two consecutive calendar quarters;
●	with regard to clause (iii), (a) AMC Theaters renewing or extending the term of its lease pursuant to the terms set forth in the lease or otherwise for at least the same period as it would have been if the applicable extension option had been exercised or (b) the lender having received reasonably satisfactory evidence via an estoppel certificate, that substantially all of the demised space pursuant to the AMC Theaters lease has been leased to one or more replacement tenants reasonably satisfactory to the lender, the tenant has taken occupancy of its entire premises and has commenced paying full, unabated rent and all tenant improvement costs and leasing commissions having been paid (or reserved for).
●	with regard to clause (iv), (a) Burlington renewing or extending the term of its lease pursuant to the terms set forth in the lease or otherwise for at least the same period as it would have been if the applicable extension option had been exercised or (b) the lender having received reasonably satisfactory evidence via an estoppel certificate, that substantially all of the demised space pursuant to the Burlington lease has been leased to one or more replacement tenants reasonably satisfactory to the lender, the tenant has taken occupancy of its entire premises and has commenced paying full, unabated rent and all tenant improvement costs and leasing commissions having been paid (or reserved for).

Property Management. The Clifton Commons Property is managed by Related Management Company, L.P., a New York limited partnership, an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrower sponsor has a leasehold interest from the abutting Target Corporation retail store (“Target”). The related ground lease expires in 2101, with a 98-year renewal option, and otherwise provides for de minimis rent (total rent of $10, which has been paid in advance). In addition, the borrower pays its pro rata share of real estate taxes to Target, and pays its pro rata share of common area maintenance to Related Retail Management Corporation, as operator (which maintains the shopping center). The borrower has entered into sub-ground leases with two restaurants, The Shannon Rose and Spuntino Wine Bar & Italian Tapas, each having constructed their respective improvements. Besides the two pad sites, the borrowers’ leasehold parcel also includes additional parking. The borrowers’ shared expenses with Target relating to the leasehold parcel have been included in loan underwriting.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Clifton Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The Clifton Commons Mortgage Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer owned by The Related Companies, L.P., subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A-”/ A.M. Best “A-:VIII” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer shall not be subject to a bankruptcy or similar insolvency proceeding; (vi) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vii) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #7	Cut-off Date Balance:	$50,000,000
405 Route 3 Clifton, NJ 07014	Clifton Commons	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.3% 1.51x 9.1%

the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

One Campus Martius
1000 Woodward Avenue
Detroit, MI 48226
DETROIT
Downtown
Midtown
WAYNE COUNTY
Greektown
Bricktown
Corktown
West Side Industrial
Detroit Financial District
EASTERN MARKET
Brewster Park
Little Caesars Arena
Comerica Park
Ford Field
Fox Theatre
Millennium Bell
Music Hall Ctr. for the Performing Arts
Detroit Opera House
Grand Circus Park
National Automotive History Collection
Wayne County Administration
DTE Energy
MGM Grand Detroit
Cadillac Tower
Wayne County Building
Millender Center
Frank Murphy Hall of Justice
Brewery Park
Lafayette Plaisance Park
Lafayette Park
1001 Woodward
Campus Martius Park
US District Court
Penobscot Building
The Guardian Building
Detroit Police Department
Batch Brewing Company
Brew Detroit
Savage Park
Coleman A. Young Mun. Center
Monument to Joe Louis
Michigan Labor Legacy Monument
Hart Plaza
Dodge Fountain
Detroit Wayne County Port Authority
GM Renaissance Center
600 Renaissance Center
International Waterfront
Detroit Mercy Law
Huntington Place
Wayne County Community College Downtown Campus
Joe Louis Arena
Detroit Metro-Wayne County Airport 20 miles
West Riverfront Park
DETROIT PEOPLE MOVER
RIVERWALK
DETROIT WINDSOR TUNNEL
Detroit River
UNITED STATES
CANADA
Riverfront Festival Plaza
Riverside Dr.
Dieppe Gardens
The Colosseum at Caesars Windsor
Chimczuk Museum
Windsor's Community Museum
WINDSOR
Fisher Frwy
Chrysler Frwy
John C. Lodge Frwy
Grand River Ave.
Michigan Ave.
Woodward Ave.
Gratiot Ave.
Jefferson Ave.
W. Jefferson Ave.
E. Congress St.
W. Congress St.
Larned St.
W. Lafayette Blvd.
Lafayette Blvd.
W. Fort St.
Howard St.
Abbott St.
Bagley Ave.
Adams Ave.
Cass Ave.
Washington Blvd.
Brush St.
Beaubien St.
John R St.
St. Antoine St.
Saint Antoine St.
Rivard St.
Orleans St.
Adelaide St.
Wilkins St.
Winder St.
Madison St.
Macomb St.
E. Lafayette St.
Atwater St.
Antietam Ave.
Randolph St.
Broadway Ave.
3rd St.
6th St.
Trumbull St.
Porter St.
Times Sq.
Circus Park
Cadillac Ctr.
Bricktown
Millender Ctr.
Renaissance Center
Michigan Ave.
Cass Ave.
Cobo Ctr.
Joe Louis Arena
75
375
10
12
1
3
85
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
Canton
Westland
Dearborn
DETROIT
WINDSOR
Romulus
Taylor
OAKLAND COUNTY
MACOMB COUNTY
WAYNE COUNTY
WASHTENAW COUNTY
ONTARIO
Lake St. Clair
U.S.
CANADA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – One Campus Martius

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$46,200,000		Location:	Detroit, MI
	Cut-off Date Balance(1):	$46,200,000		Size:	1,356,325 SF
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per SF(1):	$160.73
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$160.73
	Borrower Sponsor:	Bedrock Detroit		Year Built/Renovated:	2003/2019-2020
	Guarantor:	Rock Backer LLC		Title Vesting:	Fee
	Mortgage Rate:	6.0200%		Property Manager(5):	Bedrock Management Services LLC (borrower affiliated)
	Note Date:	June 28, 2022		Current Occupancy (As of):	86.8% (6/27/2022)
	Seasoning:	1 month		TTM 3/31/2022 Occupancy:	87.8%
	Maturity Date:	July 1, 2032		YE 2021 Occupancy:	89.3%
	IO Period:	120 months		YE 2020 Occupancy:	76.5%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	97.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value(6):	$362,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(6):	$267.27
	Call Protection(2):	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	May 4, 2022
	Lockbox Type(3):	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1):	Pari Passu ($171,800,000)		Underwriting and Financial Information(7)
				TTM NOI (3/31/2022):	$25,554,085
				YE 2021 NOI:	$25,025,321
				YE 2020 NOI:	$18,537,846
				YE 2019 NOI:	$19,338,306
				U/W Revenues:	$46,224,574
Escrows and Reserves(4)				U/W Expenses:	$21,145,889
	Initial	Monthly	Cap	U/W NOI:	$25,078,685
Taxes:	$3,926,163	$560,880	NAP	U/W NCF:	$23,186,453
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.88x / 1.74x
Replacement Reserve:	$28,230	$28,230	$677,530	U/W Debt Yield based on NOI/NCF(1):	11.5% / 10.6%
TI/LC:	$1,500,000	$169,541	$4,000,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.5% / 10.6%
Outstanding TI/LC:	$3,851,373	$0	NAP	Cut-off Date LTV Ratio(1):	60.1%
				LTV Ratio at Maturity(1):	60.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$218,000,000	100.0%	Payoff of Existing Debt	$187,609,949	86.1%
			Return of Equity	$19,720,871	9.0
			Reserves	$9,305,766	4.3
			Closing Costs	$1,363,413	0.6
Total Sources	$218,000,000	100.0%	Total Uses	$218,000,000	100.0%

(1)	The One Campus Martius Mortgage Loan (as defined below) is part of the One Campus Martius Whole Loan (as defined below), with an aggregate original principal amount of $218,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One Campus Martius Whole Loan.

(2)	Defeasance of the One Campus Martius Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note of the One Campus Martius Whole Loan to be securitized (the “Permitted Defeasance Date”). If the Permitted Defeasance Date has not occurred by September 1, 2024, the One Campus Martius Whole Loan may be prepaid in whole at any time prior to the Permitted Defeasance Date with the payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2022.

(3)	The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property (as defined below) other than with respect to the Parking Garage Portion (as defined below), the income from which is not required to be deposited into the lockbox account until the occurrence of a Cash Sweep Event (as defined below).

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)	The Parking Garage Portion is sub-managed by Ultimate Parking Management LLC, a third-party management company.

(6)	The appraised value is based on the extraordinary assumption that all outstanding tenant improvements and leasing commissions have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

(7)	The novel coronavirus pandemic is an evolving situation and could impact the One Campus Martius Whole Loan more severely than assumed in the underwriting of the One Campus Martius Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “One Campus Martius Mortgage Loan”) is part of a whole loan (the “One Campus Martius Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $218,000,000. The One Campus Martius Whole Loan was co-originated on June 28, 2022, by JPMorgan Chase Bank, National Association (“JPCMB”) and Morgan Stanley Bank, N.A. The One Campus Martius Whole loan is secured by a first priority fee mortgage encumbering a 1,356,325 square foot office property located in Detroit, Michigan (the “One Campus Martius Property”). The One Campus Martius Mortgage Loan is evidenced by the non-controlling Note A-6 with an original principal balance of $46,200,000. The remaining notes comprising the One Campus Martius Whole Loan are summarized in the table below. The One Campus Martius Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust until the controlling Note A-1 is securitized, at which point servicing will be transferred to the pooling and servicing agreement to which the controlling Note A-1 is contributed See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCB	Y
A-2	$30,000,000	$30,000,000	JPMCB	N
A-3	$25,000,000	$25,000,000	JPMCB	N
A-4	$15,800,000	$15,800,000	JPMCB	N
A-5	$10,000,000	$10,000,000	JPMCB	N
A-6	$46,200,000	$46,200,000	BANK 2022-BNK43	N
A-7	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	N
A-8	$16,000,000	$16,000,000	Morgan Stanley Bank, N.A.	N
Total	$218,000,000	$218,000,000

The Borrower and the Borrower Sponsors. The borrower for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Campus Martius Whole Loan. The borrower sponsor for the One Campus Martius Whole Loan is Bedrock Detroit, which is owned and controlled by Daniel (“Dan”) Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Backer LLC, which is owned and controlled by Dan Gilbert and affiliates. Founded in 2011, Bedrock Detroit is a full service commercial real estate firm based in downtown Detroit, specializing in the development of urban core areas. With a portfolio of more than 100 properties totaling over 18 million square feet, Bedrock Detroit is one of the largest real estate companies in downtown Detroit. Since its founding, Bedrock Detroit and its affiliates have invested and committed to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland totaling more than 20 million square feet. Bedrock Detroit’s real estate personnel provide a full range of services with in-house teams for leasing, acquisition, finance, construction, architecture, historic rehabilitation, and property management. Bedrock Detroit’s tenants include leading technology companies and startups, well-known restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Bedrock Detroit and Dan Gilbert’s family of companies have participated in the urban revival of Detroit. Dan Gilbert and Rocket Companies Inc. and Rock Holdings Inc, each of which is controlled by Dan Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021, alleging, among other things, violations by the defendants of securities laws relating to alleged misstatements made during earnings calls and insider trading with respect to the sale of Rocket Companies Inc. stock in March 2021 by Rock Holdings Inc. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The One Campus Martius Property is a Class A, 16-story, 1,356,325 square foot office building that is located in Detroit’s financial district. Built in 2003 and renovated between 2019-2020, the One Campus Martius Property contains a full height atrium with a dramatic water feature, onsite retail and restaurants, a fitness and wellness center, a second-floor cafeteria, a day care facility led by Bright Horizons, along with a 12-story parking garage with 2,667 parking spaces, resulting in a parking ratio of approximately 2.0 spaces per 1,000 square feet of net rentable area. The One Campus Martius Property includes 40,538 square feet of ground floor retail space (approximately 3.0% of NRA and 2.8% of underwritten base rent), featuring tenants including Sugar Factory, Tohme Brothers XXXII LLC (Jimmy Johns), and Detroit Water Ice Factory, Inc. The borrower sponsor acquired the One Campus Martius Property in 2014 for approximately $142.0 million and has since invested approximately $120.5 million into capital improvements. More recently, between 2019 and 2020, the One Campus Martius Property completed a 398,000 square foot expansion at an estimated cost of approximately $93.0 million. The recent expansion added modern office space, expansive event space and new amenity space to the One Campus Martius Property. From 2015 through 2019, prior to the expansion, average occupancy at the One Campus Martius Property was approximately 97.5%. As of June 27, 2022, the One Campus Martius Property was 86.8% leased, as the One Campus Martius Property continues to lease up following the addition of 398,000 square feet (approximately 29.3% of NRA) in 2020.

The One Campus Martius Property is subject to a condominium structure which is wholly owned and controlled by the borrower. Under the One Campus Martius Whole Loan documents, at all times during the term of the One Campus Martius Whole Loan, the condominium is required to be controlled by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

As of June 27, 2022, the One Campus Martius Property was 86.8% leased to 28 tenants. Approximately 22.9% of net rentable area and 27.2% of underwritten rent are attributable to investment grade rated tenants including Microsoft Corporation, Meridian Health, and BMC Software Inc,. The tenant roster at the One Campus Martius Property is predominately comprised of tenants in the financial and healthcare sector. The One Campus Martius Property benefits from long-term tenancy and a weighted average remaining lease term of approximately 4.5 years as of the Cut-off Date. Borrower sponsor affiliated tenants including Rocket Mortgage, Rock Ventures, StockX LLC., Building Amenities Wellness Center LLC, Building Amenities Cafeteria LLC, and Building Amenities Day Care LLC account for approximately 55.7% of the One Campus Martius Property’s net rentable area and 63.1% of occupied underwritten rent.

The One Campus Martius Property is one of four properties (the “Transformational Project Sites”) developed or re-developed by Bedrock Management Services, LLC (the “Developer”), a borrower sponsor affiliate, which has entered into a reimbursement agreement (the “Reimbursement Agreement”), with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The borrower does not benefit from such reimbursements. The lender’s underwriting and all metrics shown herein are exclusive of the benefits afforded to the Developer pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information

Major Tenants.

Rocket Mortgage (570,214 square feet, 42.0% of net rentable area, 47.4% of underwritten rent). Rocket Mortgage (NYSE: RKT) is a large mortgage lending company in the United States which operates its corporate headquarters out of the One Campus Martius Property. Rocket Mortgage was formerly known as Quicken Loans prior to changing its name in 2021. Rocket Mortgage was founded by Dan Gilbert in 1985 and is affiliated with the borrower sponsor. In 2010, Dan Gilbert moved Rocket Mortgage’s headquarters from Livonia, Michigan to downtown Detroit. Rocket Mortgage operates a number of subsidiary companies such as Amrock, Rocket Auto, Core Digital Media, Rock Ventures and Rock Connections, among others. In 2021, Rocket Mortgage reportedly generated approximately $12.9 billion in revenue and posted net income of approximately $6.1 billion. Rocket Mortgage has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

Meridian Health (266,001 square feet, 19.6% of net rentable area, 21.5% of underwritten rent). Meridian Health (NYSE: CNC) is a leader in government-sponsored healthcare programs, providing government-based health plans (Medicare, Medicaid and the Health Insurance Marketplace) in Michigan, Illinois and Ohio. Meridian Health was purchased by WellCare Health Plans in 2018. WellCare Health Plans later merged with Centene Corporation in 2020 allowing Centene Corporation to expand its footprint to reach over 24 million members in all 50 states. Centene Corporation is headquartered in St. Louis, Missouri, while its subsidiary Meridian Health is headquartered at the One Campus Martius Property. Meridian Health has been at the One Campus Martius Property since December 2014. Centene Corporation reported that in 2021 it generated over $125.9 billion in revenue and posted net income of approximately $1.3 billion. Meridian Health has a lease expiration date occurring on December 31, 2024, with four, five-year renewal options remaining.

Rock Ventures (66,059 square feet, 4.9% of net rentable area, 6.0% of underwritten rent). Rock Ventures is a borrower sponsor affiliated holding company for Dan Gilbert’s portfolio of companies (which includes, but is not limited to, companies such as the Cleveland Cavaliers, Rocket Mortgage, StockX and Vroom) and operates its headquarters out of the One Campus Martius Property. The companies owned by Rock Ventures span various industries including fintech, professional services, charitable/community relations, sports/media/entertainment, hotels, and venture capital/private equity. Rock Ventures was founded in 1985 and since then has committed to over 103 investments. Rock Ventures has a lease expiration date occurring on December 31, 2028 with four, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the major tenants at the One Campus Martius Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Rocket Mortgage(3)(4)	Ba1/BB+/BB+	570,214	42.0%	$28.81	$16,427,828	47.4%	12/31/2028	Y(8)	N
Meridian Health(5)	Baa1/BBB+/NR	266,001	19.6%	$28.00	$7,448,028	21.5%	12/31/2024	Y(9)	N
Rock Ventures(4)	NR/NR/NR	66,059	4.9%	$31.50	$2,080,859	6.0%	12/31/2028	Y(10)	N
Building Amenities Wellness Center LLC(6)	NR/NR/NR	50,116	3.7%	$28.00	$1,403,248	4.0%	12/31/2035	N	N
Microsoft Corporation	Aaa/AAA/AAA	43,795	3.2%	$28.56	$1,250,759	3.6%	7/31/2025	Y(11)	N
Total Major Tenants		996,185	73.4%	$28.72	$28,610,722	82.5%

Non-Major Tenants(6)(7)		181,611	13.4%	$33.32	$6,052,080	17.5%

Occupied Collateral Total		1,177,796	86.8%	$29.43	$34,662,802	100.0%

Vacant Space		178,529	13.2%

Collateral Total		1,356,325	100.0%

(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Rocket Mortgage currently subleases approximately 30,000 square feet of office space to StockX LLC, an affiliate, through December 31, 2024 at $27.50 per square foot. Such space was underwritten based on the prime lease rent.

(4)	Borrower sponsor affiliated.

(5)	Meridian Health U/W Base Rent PSF is inclusive of an approximately $700,000 per year data rack usage fees.

(6)	Amenity space is associated with affiliates of the borrower sponsor.

(7)	Includes signage space leased to StockX LLC and a data rack leased to BMC Software, Inc. with no attributable net rentable area.

(8)	Rocket Mortgage may elect to renew its lease for four, five-year periods.

(9)	Meridian Health may elect to renew its lease for four, five-year periods.

(10)	Rock Ventures may elect to renew its lease for four, five-year periods.

(11)	Microsoft Corporation may elect to renew its lease for two, five-year periods.

The following table presents certain information relating to the lease rollover schedule at the One Campus Martius Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(2)(3)
MTM	1	0	0.0%	0	0.0%	$10,000	0.0%	$0.00
2022	3	5,853	0.4%	5,853	0.4%	$114,904	0.3%	$19.63
2023	4	33,991	2.5%	39,844	2.9%	$1,169,437	3.4%	$34.40
2024	5	272,016	20.1%	311,860	23.0%	$8,268,942	23.9%	$30.40
2025	1	43795	3.2%	355,655	26.2%	$1,250,759	3.6%	$28.56
2026	7	25,650	1.9%	381,305	28.1%	$831,819	2.4%	$32.43
2027	1	4,189	0.3%	385,494	28.4%	$119,638	0.3%	$28.56
2028	2	636,273	46.9%	1,021,767	75.3%	$18,508,687	53.4%	$29.09
2029	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2030	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2031	0	0	0.0%	1,021,767	75.3%	$0	0.0%	$0.00
2032	1	7617	0.6%	1,029,384	75.9%	$233,080	0.7%	$30.60
Thereafter(4)	4	148412	10.9%	1,177,796	86.8%	$4,155,536	12.0%	$28.00
Vacant	0	178529	13.2%	1,356,325	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	29	1,356,325	100.0%			$34,662,802	100.0%	$29.43

(1)	Information is based on the underwritten rent roll, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

(4)	Includes 148,412 square feet of cafeteria, wellness, day care and event amenity space that is associated with affiliates of the borrower sponsor. All amenity space is set to expire in 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents historical occupancy percentages at the One Campus Martius Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)(2)	12/31/2021(1)	3/31/2022(1)	6/27/2022(3)
97.4%	76.5%	89.3%	87.8%	86.8%

(1)	Information obtained from the borrower sponsor.

(2)	Expansion space was delivered in 2020, which increased vacancy.

(3)	Information based on the underwritten rent roll dated June 27, 2022.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Campus Martius Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$34,662,802	65.0%	$25.56
Vacant Income	0	0	0	0	5,355,870	10.0	3.95
Gross Potential Rent	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$40,018,672	75.0%	$29.51
Reimbursements	5,028,329	3,377,400	2,912,952	2,944,892	3,992,858	7.5	2.94
Parking and Storage Income	8,241,523	7,637,983	7,824,181	8,071,735	9,336,660	17.5	6.88
Other Income(3)	80,135	6,164	7,646	1,015	16,200	0.0	0.01
Net Rental Income	$39,530,062	$36,956,967	$44,116,961	$45,443,132	$53,364,390	100.0%	$39.34
Less Vacancy & Credit Loss	(141,202)	(111,036)	82,000	176,768	(7,139,816)	-17.8	(5.26)
Effective Gross Income	$39,388,859	$36,845,931	$44,198,961	$45,619,900	$46,224,574	86.6%	$34.08

Real Estate Taxes	4,891,776	4,979,934	5,014,462	5,452,043	6,730,563	14.6	4.96
Insurance	246,268	301,191	404,944	495,711	556,839	1.2	0.41
Management Fee	2,060,694	1,936,199	2,357,489	2,551,552	1,000,000	2.2	0.74
Other Operating Expenses	12,851,815	11,090,761	11,396,744	11,566,510	12,858,487	27.8	9.48
Total Operating Expenses	$20,050,553	$18,308,085	$19,173,640	$20,065,815	$21,145,889	45.7%	$15.59

Net Operating Income	$19,338,306	$18,537,846	$25,025,321	$25,554,085	$25,078,685	54.3%	$18.49
Replacement Reserves	0	0	0	0	188,765	0.4	0.14
TI/LC	0	0	0	0	1,703,467	3.7	1.26
Net Cash Flow	$19,338,306	$18,537,846	$25,025,321	$25,554,085	$23,186,453	50.2%	$17.10

NOI DSCR	1.45x	1.39x	1.88x	1.92x	1.88x
NCF DSCR	1.45x	1.39x	1.88x	1.92x	1.74x
NOI Debt Yield	8.9%	8.5%	11.5%	11.7%	11.5%
NCF Debt Yield	8.9%	8.5%	11.5%	11.7%	10.6%

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	UW Base Rent is inclusive of (i) the underwritten rent roll dated June 27, 2022 with contractual rent steps of $xxx through June 1, 2023, (ii) vacant spaces underwritten to market rent and (iii) straight-line average rent over the lease term for investment grade rated tenants.

(6)	Other Income is inclusive of miscellaneous income, tenant extras, late fees and NSF fees.

Appraisal. The appraisal concluded to an “as-is” value as of May 4, 2022, of $362,500,000, based on the extraordinary assumption that all outstanding tenant improvements and leasing commissions have been paid. At origination, $3,851,373 was reserved for outstanding tenant improvements and leasing commissions.

Environmental Matters. The Phase I environmental report dated May 27, 2022, identified a recognized environmental condition at the One Campus Martius Property relating to historic onsite activities of various commercial purposes. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The One Campus Martius Property is located in the Detroit central business district (“CBD”) submarket within the Detroit-Dearborn-Livonia metropolitan statistical area (“Detroit MSA”). The One Campus Martius Property is located in the Campus Martius Park neighborhood which is commonly considered to be the financial district of the city of Detroit. The boundaries of the immediate area are Gratiot Avenue to the north, Jefferson Avenue to the south, Randolph Street to the east and Cass Avenue to the west.

Detroit’s MSA has recovered in the months following the pandemic, restoring about 90% of jobs lost during the pandemic, compared to the overall Midwest region of the United States, which has recovered approximately 75% of jobs lost. As of November 2021, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

largest employment sectors in the Detroit MSA were services (46.2%), manufacturing (18.9%) and retail trade (10.1%) and the unemployment rate in the Detroit MSA was 4.2%. The largest employers in the area include The General Motors Co. (52,113 employees), Ford Motor Co. (48,000 employees), and the University of Michigan (34,904 employees).

As of first quarter 2022, the Detroit CBD office submarket had a total office inventory of approximately 15 million square feet, with 513,000 additional square feet under construction. The Detroit CBD had an overall vacancy rate of 14.7%, which is below the Detroit suburban area vacancy rate of 19.2%. The Class A office asking rents in the Detroit CBD were $28.87 per square foot, compared to the Detroit suburban area class A office asking rents of $22.05.

Between 2011 and 2019, the Detroit CBD averaged over 370,000 square feet of net absorption per year. Despite the pandemic, absorption in 2020 was 72,000 square feet. The global internet technology and customer services company, Majorel, announced that the firm is looking for up to 50,000 square feet in the Detroit CBD, and Ally Financial Inc. recently relocated hundreds of employees into the Detroit CBD.

Furthermore, the appraisal analyzed the Detroit MSA and Detroit CBD submarket, along with a specific subset of properties in Detroit’s financial district that are comparable to the One Campus Martius Property (“Comparable Properties”) (i.e., larger properties within the financial district that have associated parking structures). In the first quarter of 2022, vacancy rates were 11.3%, 9.3% and 5.8% for the Detroit MSA, Detroit CBD and Comparable Properties, respectively, with rents per square foot of $28.31 for the Detroit CBD. Generally, properties with associated parking decks (One Campus Martius included) tend to outperform the Detroit CBD as a whole, as parking is a major consideration for businesses to locate in downtown Detroit.

The appraisal identified eight comparable office leases with rents ranging from $28.65 to $39.78 per square foot, which factor in adjustments for expense structure, location, age/condition, and parking, among other factors to normalize various lease types for a comparison under a modified gross lease basis. According to the appraisal, the concluded market rent is $33.00 per square foot on a modified gross basis, which is higher than the average underwritten base rents across the office component of the One Campus Martius Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Campus Martius Property:

Market Rent Summary

Category	Office	Retail
Market Rent (PSF)	$30.00	$30.00
Lease Term (Years)	5	5
Lease Type (Reimbursements)	MG	NNN

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

The following table presents comparable office leases with respect to the One Campus Martius Property:

Comparable Office Lease Summary

Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF(1)	Lease Type
One Campus Martius (subject)(1) Detroit, MI	2003 / 2019	1,356,325	Various	988,846(2)	Various	$28.96(2)	Various
Ally Detroit Center(3) Detroit, MI	1993 / NAP	1,000,000	Confidential	10,571	Mar. 2019	$29.00	MG
500 Woodward Avenue Detroit, MI	1911 / 2017	57,592	Confidential	7,156	Dec. 2021	$25.00	NNN
Marquette Building Detroit, MI	1899 / 2020	170,000	Confidential	138,000	Jan. 2021	$29.00	NNN
First National Building(3) Detroit, MI	1924 / 2015	840,436	Confidential	1,945	Mar. 2020	$29.50	MG
150 West Jefferson Detroit, MI	1989 / NAP	489,601	Confidential	20,465	Jul. 2017	$25.50	MG
220 Congress Detroit, MI	1920 / 2020	41,000	Confidential	22,000	May 2020	$23.50	MG
Grand Park Centre Detroit, MI	1921 / 2004	150,000	Confidential	2,438	Nov. 2019	$24.00	MG
The 607 Detroit, MI	1925 / 2018	47,500	Confidential	4,263	May 2019	$23.50	MG

Source: Appraisal.

(1)	Rent PSF for comparable properties has been normalized by the appraiser to represent modified gross leases due to the variety of comparable lease structures.

(2)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft Corporation due to its investment grade rating. Tenant Size (SF) and Rent PSF for the One Campus Martius Property are solely based on the occupied office tenants.

(3)	Ally Detroit Center and First National Building are both owned by the borrower sponsor.

Escrows.

Real Estate Taxes – At origination, the borrower was required to deposit $3,926,163 into an upfront reserve for real estate taxes, and the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the One Campus Martius Property (currently, $560,888).

Insurance – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket insurance policy in accordance with the One Campus Martius Whole Loan documents.

Replacement Reserve – At loan origination, the borrower deposited $28,230 into a replacement reserve. On each monthly due date, the Borrower is required to deposit $28,230 into a replacement reserve, subject to a cap of $677,530.

TI/LC Reserve — At loan origination, the borrower deposited $1,500,000 into a reserve for tenant improvements and leasing commissions. On each monthly due date, the borrower is required to deposit $169,541 into such reserve, subject to a cap of $4,000,000.

Outstanding TI/LC Reserve — At loan origination, the borrower deposited $3,851,373 into a reserve for tenant improvements and leasing commissions owed to existing tenants.

Meridian/Rocket Reserve – On each monthly due date during the continuance of a Cash Sweep Event (as defined below) caused by a Meridian Health Trigger Event (as defined below) and/or a Rocket Mortgage Trigger Event (as defined below), all Excess Cash (as defined below) must be deposited with and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable leased space by Meridian Health and/or Rocket Mortgage.

Lockbox and Cash Management. The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius Property except with respect to the parking garage portion (the “Parking Garage Portion”), for which the borrower is required to establish and maintain a lockbox account during the continuance of a Cash Sweep Event, and springing cash management. Upon the establishment of a lockbox account, the borrower is required to, or cause the property manager to, deliver tenant direction letters to all tenants under leases (other than parking passes relating to the Parking Garage Portion) at the One Campus Martius Property to deliver all rents payable directly to the applicable lockbox account. The borrower is required to, or to cause the property manager to, (i) at all times during the term of the One Campus Martius Whole Loan, deposit all amounts received by the borrower or the property manager constituting rents (other than rents from the Parking Garage Portion) into the lockbox account within one business day after

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

receipt thereof and (ii) during the continuance of a Cash Sweep Event, deposit all amounts received by the borrower or the property manager constituting rents from the Parking Garage Portion into the lockbox account within seven days after receipt. If no Cash Sweep Event exists, all funds in the lockbox account are required to be disbursed to the borrower. During a Cash Sweep Event, the borrower is required to establish and maintain a lender-controlled cash management account, and on each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the One Campus Martius Whole Loan, required reserves, budgeted operating expenses and approved non-budgeted operating expenses (“Excess Cash”) are required to be deposited into an excess cash flow reserve account as additional collateral for the One Campus Martius Whole Loan, except that during a Cash Sweep Event caused by a Meridian Health Trigger Event and/or a Rocket Mortgage Trigger Event, Excess Cash is required to be deposited into the Meridian/Rocket Reserve and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the leases for the applicable space leased by Meridian Health and/or Rocket Mortgage.

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) any bankruptcy action of the borrower, (c) any bankruptcy action of the property manager, (d) the debt coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.15x, (e) a Meridian Health Trigger Event and/or (f) a Rocket Mortgage Trigger Event.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default (provided, however, if the lender has applied for the appointment of a receiver for the One Campus Martius Property, declared the debt to be immediately due and payable or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion); (ii) with respect to clause (b) above, if the bankruptcy action is due to a person or persons filing an involuntary petition against the Borrower and the Borrower has not colluded with, or otherwise assisted, such person or persons, and has not solicited creditors for any involuntary petition against the Borrower from any person and the bankruptcy action is dismissed within 90 days from the filing of such bankruptcy action; (iii) with respect to clause (c) above, if the Borrower replaces such manager with a qualified manager under a replacement management agreement acceptable to the lender in accordance with the One Campus Martius Whole Loan documents; (iv) with respect to clause (d) above, the achievement of a debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination for two consecutive quarters of not less than 1.15x; (v) with respect to clause (e) above, the achievement of a Meridian Health Trigger Cure (as defined below); and (vi) with respect to clause (f) above, the achievement of a Rocket Mortgage Trigger Cure (as defined below).

“Meridian Health Trigger Event” means (i) a bankruptcy action of Meridian Health, (ii) Meridian Health failing to enter into a new lease or renew its then-existing lease, in either case, on substantially similar terms to its then-existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years, or (iii) Meridian Health “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents.

“Meridian Health Trigger Cure” means either (i) the amount on deposit in the Meridian/Rocket Reserve being equal to or greater than $6,650,025, including any amounts deposited directly by the borrower from any source, or (ii) the Meridian Health leased space (or an alternative space that either (i) has substantially the same square footage as the Meridian Health leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Meridian Health lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel certificate satisfactory to the lender in accordance with the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Rocket Mortgage Trigger Event” means (i) a bankruptcy action of Rocket Mortgage or (ii) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.15x and (x) Rocket Mortgage has not entered into a new lease or renewal of its existing lease (a “Rocket Mortgage Lease Extension”), in either case, on substantially similar terms to its existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius Whole Loan documents) on or prior to the applicable extension deadline under the lease with the initial term of such new lease or renewal being no less than three years and/or (y) Rocket Mortgage “goes dark” or takes a similar action as more fully described in the One Campus Martius Whole Loan documents (other than for commercially reasonable periods of time as a result of fire, casualty and/or condemnation).

“Rocket Mortgage Trigger Cure” means the Rocket Mortgage leased space (or an alternative space that either (i) has substantially the same square footage as the Rocket Mortgage leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Rocket Mortgage lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel satisfactory to the lender in accordance with the One Campus Martius Property Whole Loan documents.

Property Management. The One Campus Martius Property (other than the Parking Garage Portion (as defined below)) is managed by Bedrock Management Services LLC, an affiliate of the borrower, and the parking garage is managed by Ultimate Parking Management LLC, a third-party management company

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #8	Cut-off Date Balance:	$46,200,000
1000 Woodward Avenue	One Campus Martius	Cut-off Date LTV:	60.1%
Detroit, MI 48226		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	11.5%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the One Campus Martius Property, together with business income insurance covering the 24-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization, extension thereof (“TRIPRA”), is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts within the meaning of TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. However, if TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the One Campus Martius Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and windstorm components of such property and flood loss insurance), See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

OKALOOSA COUNTY
Northwest Florida State College
College Blvd.
Eglin AFB Golf Course
Rocky Bayou Country Club
John Sims Pkwy.
Valparaiso
Niceville
Destin-Fort Walton Beach Airport
Boggy Bayou
Rocky Bayou
Fred Gannon Rocky Bayou State Park
Bluewater Bay Resort
Eglin Air Force Base
Choctaw Beach
Tallahassee 140 miles
Mid-Bay Bridge
Choctawhatchee Bay
Destin Executive Airport
Destin
Indian Bayou Golf and Country Club
Harbor Blvd.
Pensacola 48 miles
Paradise Key at Kelly Plantation
Destin Commons
Regatta Bay Golf Course
Emerald Bay Golf Club
Henderson State Park
Old Highway 98
Emerald Coast Pkwy.
Holiday Plaza
Silver Sands Premium Outlets
Miramar Beach
Sandestin Resort
Sandestin Golf and Beach Resort
WALTON COUNTY
Panama City 41 miles
Topsail Hill Preserve State Park
Hilton Sandestin Beach Resort
4000 South Sandestin Boulevard
Miramar Beach, FL 32550
Gulf of Mexico
285
85
20
397
293
98
30A
NASHVILLE
Knoxville
Murfreesboro
MEMPHIS
TENNESSEE
Chattanooga
CHARLOTTE
Huntsville
ATLANTA
Columbus
Birmingham
MISSISSIPPI
Tuscaloosa
ALABAMA
Augusta
Jackson
Macon
Montgomery
Savannah
GEORGIA
Mobile
Baton Rouge
Tallahassee
JACKSONVILLE
Pensacola
FLORIDA
NEW ORLEANS
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hilton Sandestin Beach Resort

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$44,000,000		Location:	Miramar Beach, FL
	Cut-off Date Balance(1):	$44,000,000		Size:	590 Rooms
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per Room(1):	$203,390
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$203,390
	Borrower Sponsor:	SH General Partner, Inc.		Year Built/Renovated:	1984/2021
	Guarantor:	SH General Partner, Inc.		Title Vesting:	Fee
	Mortgage Rate:	4.6200%		Property Manager:	Sandcastle Resort of Sandestin, Inc. (borrower affiliate)
	Note Date:	April 22, 2022		Current Occupancy (As of):	67.8% (3/31/2022)
	Seasoning:	3 months		YE 2021 Occupancy(4):	65.1%
	Maturity Date:	May 11, 2032		YE 2020 Occupancy(4):	45.0%
	IO Period:	120 months		YE 2019 Occupancy(4):	66.5%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	69.9%
	Amortization Term (Original):	NAP		Appraised Value(5):	$331,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per Room(5):	$561,017
	Call Protection(2):	L(27),D(89),O(4)		Appraisal Valuation Date(5):	March 8, 2022
	Lockbox Type:	Springing		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		TTM NOI (3/31/2022):	$22,283,807
	Additional Debt Type (Balance) (1):	Pari Passu ($76,000,000)		YE 2021 NOI(4):	$21,441,665
				YE 2020 NOI(4):	$2,222,403
				YE 2019 NOI(4):	$19,859,428
				U/W Revenues:	$75,104,831
				U/W Expenses:	$51,506,519
Escrows and Reserves(3)				U/W NOI:	$23,598,313
	Initial	Monthly	Cap	U/W NCF:	$20,594,119
Real Estate Taxes	$148,475	$49,489	NAP	U/W DSCR based on NOI/NCF(1):	4.20x / 3.66x
Insurance	$286,032	$286,038	NAP	U/W Debt Yield based on NOI/NCF(1):	19.7% / 17.2%
FF&E Reserve	$0	$239,176	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	19.7% / 17.2%
PIP Reserve	$25,189,000	$0	NAP	Cut-off Date LTV Ratio(1):	36.3%
				LTV Ratio at Maturity(1):	36.3%

Sources and Uses
Sources			Uses
Whole Loan amount	$120,000,000	100.0%	Loan payoff(7)	$82,341,405	68.6%
			Upfront reserves	25,623,507	21.4
			Closing costs	1,933,692	1.6
			Return of equity	10,101,396	8.4
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Hilton Sandestin Beach Resort Mortgage Loan (as defined below) is part of the Hilton Sandestin Beach Resort Whole Loan (as defined below) with an original aggregate principal balance of $120,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Hilton Sandestin Beach Resort Whole Loan.

(2)	At any time after two years from the closing date of this securitization, the borrower has the right to defease the Hilton Sandestin Beach Resort Whole Loan in whole, but not in part. Additionally, the borrower may prepay the Hilton Sandestin Beach Resort Whole Loan with 30 days’ notice on or after February 11, 2032.

(3)	See “Escrows and Reserves” below.

(4)	The drop in NOI and Occupancy from 2019 to 2020 was due to the effect of the novel coronavirus on the hospitality industry in 2020 and the increase in NOI and Occupancy from 2020 to 2021 was due to the subsequent recovery in 2021.

(5)	The appraised value represents the hypothetical As if Renovated/Stabilized, assuming the Hilton Sandestin Beach Resort Property (defined below) property improvement plan (“PIP’) has been completed and is operating at a stabilized capacity as of the date of the value. The PIP is required to be completed by June 30, 2024 and all costs are reserved upfront. The appraisal also provided an As-Is Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-off Date LTV Ratio, and an Upon Completion / Stabilization value of $352,000,000 as of March 8, 2024, representing a 34.1% Cut-off Date LTV Ratio.

(6)	While the Hilton Sandestin Beach Resort Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Hilton Sandestin Beach Resort Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The loan proceeds were used to repay existing CMBS debt securitized in WFRBS 2013-C17, and a junior loan of $4,528,340.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

The Mortgage Loan. The mortgage loan (the “Hilton Sandestin Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Sandestin Beach Resort Whole Loan”) secured by first priority fee interest in a 590 room full service hotel located in Miramar Beach, Florida (the “Hilton Sandestin Beach Resort Property”). The Hilton Sandestin Beach Resort Whole Loan has an original aggregate principal balance of $120,000,000 and is comprised of three pari passu notes. The Hilton Sandestin Beach Resort Mortgage Loan, with an original principal balance of $44,000,000 is evidenced by the non-controlling Notes A-2 and A-3. The controlling Note A-1, with an original principal balance of $76,000,000, was contributed to the BANK 2022-BNK42 securitization trust. The Hilton Sandestin Beach Resort Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Hilton Sandestin Beach Resort Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$76,000,000	$76,000,000	BANK 2022-BNK42	Yes
A-2	$20,000,000	$20,000,000	BANK 2022-BNK43	No
A-3	$24,000,000	$24,000,000	BANK 2022-BNK43	No
Total	$120,000,000	$120,000,000

The Borrower and Borrower Sponsor. The borrower is Sandestin Beach Hotel, Ltd., a single-purpose, Florida limited partnership with a Delaware limited liability company with one independent director as its general partner.

The borrower sponsor and non-recourse carveout guarantor is SH General Partner, Inc., which owns 1.1% of the borrower, with the remaining 98.9% owned by 271 limited partnership units, held by 212 separate parties (the “Limited Partners”). The non-recourse carveout guarantor does not have material assets other than its ownership interest in the SPE borrower. SH General Partner, Inc., is owned by the Limited Partners with each Limited Partner owning one share. The sponsor is controlled by a seven-member board of directors, which makes all decisions on behalf of the borrower and is elected on an annual basis.

The borrower is one of several landowner parties in litigation with Walton County, Florida regarding public access to beach areas that are currently privately owned. The closest proposed public access to the Hilton Sandestin Beach Resort Property is more than two miles away. See “Litigation and Other Considerations” in the prospectus.

The Property. The Hilton Sandestin Beach Resort Property is a 590-room, full service hotel located in Miramar Beach, FL, built in 1984, and located on the Gulf of Mexico. The Hilton Sandestin Beach Resort Property consists of three primary structures: The Emerald Tower, The Lobby Building, and The Spa Tower. The Hilton Sandestin Beach Resort Property is situated on an 18.7-acre site and amenities include four restaurants, a coffee shop, a tiki bar, 34,682 SF of indoor meeting space, more than 20,000 SF of outdoor venues, a 14,500 SF spa and health club with 20 treatment rooms, access to four golf courses, three swimming pools including 2 indoor, a kids’ program for children 5-12 year old, tennis courts and beach cabanas. The property includes 788 surface and garage parking spaces, equating to a parking ratio of 1.3 spaces per room. According to the appraisal, the demand segmentation at the Hilton Sandestin Beach Resort Property is 80% leisure and 20% group.

The Hilton Sandestin Beach Resort Property guestroom configuration consists of 265 standard double queen rooms, 288 standard king rooms, 22 king suites, and 15 ADA compliant rooms. The sponsor has invested in renovations at the property, with over $50 million spent between 2003 and 2014, equating to $84,746 per room. The guestrooms were extensively renovated in 2014, as well as an expansion of the meeting space and spa, and the lobby and food and beverage outlets were renovated and repositioned. Between 2017 and 2021, the sponsor invested an additional $20 million ($33,898 per room), to replace the soft goods in guestrooms, upgrade guest bathrooms, expand and renovate the pool deck, replace the chiller and elevator cabs, and replace the banquet equipment.

In conjunction with the origination of the Hilton Sandestin Beach Resort Whole Loan, the sponsor executed a renewal of the franchise agreement that extends through December 31, 2044. The franchise agreement renewal requires the completion of a PIP estimated to cost $25,189,000, equating to $42,693 per room. The plan includes comprehensive renovation of the guestrooms and hallways in the Emerald Tower, a soft goods refresh for the units in the Spa Tower and a refresh/minor upgrades for meeting rooms, spa, lobby and the food and beverage outlets. The franchise agreement requires the work to be completed by June 30, 2024, and all costs are reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Sandestin Beach Resort Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Sandestin Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2020 TTM	45.9%	$217.35	$99.76	65.8%	$258.01	$169.84	143.4%	118.7%	170.2%
1/31/2021 TTM	33.6%	$203.01	$68.21	46.3%	$263.23	$121.75	137.7%	129.7%	178.5%
1/31/2022 TTM	53.0%	$272.85	$144.55	65.3%	$316.83	$207.02	123.3%	116.1%	143.2%
(1)	According to a third party research report, the competitive set includes the Autograph Collection The Grand Hotel Golf Resort, Omni Hilton Head Oceanfront Resort, Sandestin Golf & Beach Resort, Sheraton Panama City Beach Golf & Spa Resort, Embassy Suites by Hilton Destin Miramar Beach, and Hotel Effie Sandestin.

The following table presents historical occupancy percentages at the Hilton Sandestin Beach Resort Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	3/31/2022
69.9%	66.5%	45.0%	65.1%	67.8%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Sandestin Beach Resort Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	66.5%(5)	45.0%(5)	65.1%(5)	67.8%	67.8%
ADR	$257.69	$259.31	$317.20	$315.11	$315.11
RevPAR	$171.39	$116.60	$206.45	$213.76	$213.76

Room Revenue	$37,659,759	$23,503,238	$44,457,540	$46,032,664	$46,033,159	61.3%	$78,022
Food & Beverage Revenue	18,544,868	9,586,465	17,966,845	19,396,191	19,396,191	25.8	32,875
Other Revenue(2)	8,848,012	6,130,918	9,328,503	9,675,481	9,675,481	12.9	$16,399
Total Revenue	$65,052,639	$39,220,621	$71,752,888	$75,104,336	$75,104,831	100.0%	$127,296

Room Expense	8,765,076	6,621,290	10,344,490	10,907,606	10,907,723	23.7	18,488
Food & Beverage Expense	10,227,736	8,245,191	11,656,578	12,421,690	11,249,791	58.0	19,067
Other Department Expense	3,810,210	2,481,556	3,540,634	3,784,780	3,784,780	39.1	6,415
Total Department Expenses	$22,803,022	$17,348,037	$25,541,702	$27,114,076	$25,942,294	34.5	$43,970
Gross Operating Income	$42,249,617	$21,872,584	$46,211,186	$47,990,260	$49,162,537	65.5%	$83,326

Total Undistributed Expenses	19,971,368	17,069,018	21,529,922	22,450,170	20,883,631	27.8	35,396
Gross Operating Profit	$22,278,249	$4,803,566	$24,681,264	$25,540,090	$28,278,907	37.7%	$47,930

Property Taxes	653,027	640,078	610,207	602,707	648,694	0.9	1,099
Insurance	1,063,663	1,162,521	1,849,606	1,855,789	3,227,321(3)	4.3	5,470
Other Fixed Expense	702,131	778,564	779,786	797,787	804,579(4)	1.1	1,364
Total Operating Expenses	$45,193,211	$36,998,218	$50,311,223	$52,820,529	$51,506,519	68.6%	$87,299

Net Operating Income	$19,859,428(5)	$2,222,403(5)	$21,441,665(5)	$22,283,807	$23,598,313	31.4%	$39,997
FF&E	0	0	0	0	(3,004,193)	(4.0)	($5,092)
Net Cash Flow	$19,859,428	$2,222,403	$21,441,665	$22,283,807	$20,594,119	27.4%	$34,905

NOI DSCR(5)	3.53x	0.40x	3.81x	3.96x	4.20x
NCF DSCR(5)	3.53x	0.40x	3.81x	3.96x	3.66x
NOI DY(5)	16.5%	1.9%	17.9%	18.6%	19.7%
NCF DY(5)	16.5%	1.9%	17.9%	18.6%	17.2%

(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	Other revenue consists primarily of spa income, resort fees, and miscellaneous income from laundry, valet, self-parking, and the gift shop.

(3)	The insurance is underwritten to the final premium of $2,852,320.83. Additionally, the sponsor is paying to buy down the named storm deductible from 5% to 3%. That expense is estimated at $300,000, with the final number not yet available. The underwritten insurance expense includes 125% of the $300,000 estimate.

(4)	The Other Fixed Expense represents the Sandestin HOA Fees based on year 1 of the Appraisal.

(5)	The drop in NOI and Occupancy from 2019 to 2020 was due to the effect of the novel coronavirus on the hospitality industry in 2020 and the increase in NOI and Occupancy from 2020 to 2021 was due to the subsequent recovery in 2021.

(6)	The debt service coverage ratios and the debt yields shown are based on the Hilton Sandestin Beach Resort Whole Loan.

Appraisal. The appraised value is dated March 8, 2022 and represents the hypothetical As-if Renovated/Stabilized, assuming the Hilton Sandestin Beach Resort Property PIP has been completed and is operating at a stabilized capacity as of the date of the value. The PIP is required to be completed by June 30, 2024 and all costs are reserved upfront. The appraisal also provided an As-Is Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-off Date LTV Ratio, and an Upon Completion / Stabilization value of $352,000,000 as of March 8, 2024, representing a 34.1% Cut-off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated March 8, 2022, there was no evidence of any recognized environmental conditions at the Hilton Sandestin Beach Resort Property.

Market Overview and Competition. The Hilton Sandestin Beach Resort Property is located in Miramar Beach, Florida, on the Gulf of Mexico. The property is located within the mixed-use resort known as the Sandestin Golf and Beach Resort which is a 2,400-acre resort with more than 1,400 rental accommodations, four golf courses, 30 specialty market shops, 14 tennis courts, four swimming pools and a 98-slip marina. The area is heavily influenced by tourism, and as a result, most of the development and retail is geared toward tourists with the residential properties also oriented towards seasonal residents. Main attractions in the area include the beaches, Okaloosa Island, many shopping centers and restaurants, and cultural venues including Eden State Garden, Florida Cavern State Park, US. Air Force Armament Museum, Emerald Coast Science Center and Big Kahuna’s Water Park.

The Hilton Sandestin Beach Resort Property is located approximately 0.8 miles from U.S. Highway 98, which is the primary east/west thoroughfare, connecting with Pensacola to the west and Tallahassee to the east. Access to the mainland is provided via the Mid Bay Bridge and the US 331 Bridge, located 8.2 and 10.1 miles from the Hilton Sandestin Beach Resort Property, respectively. The closest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

airport to the Hilton Sandestin Beach Resort Property is the Destin-Fort Walton Beach airport located approximately 23.8 miles away, and the Pensacola International Airport is located approximately 62.0 miles to the west.

According to the appraisal, the 2021 population within a three- and five-mile radius of the Hilton Sandestin Beach Resort Property was 6,202 and 12,078, respectively. The 2021 average household income within the same three- and five-mile radii was $101,720 and $101,587, respectively.

The appraisal did not identify any competitive properties either under construction or proposed. It did identify nine hospitality properties, totaling 930 rooms, that were in the construction or planning phase, that were deemed non-competitive.

The table below presents certain information relating to comparable sales pertaining to the Hilton Sandestin Beach Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
Henderson Beach Resort	200 Henderson Resort Way Destin, FL	2016 / NAP	170	12/2021	$661,765
Baker’s Cay Resort	97000 South Overseas Highway Key Largo, FL	1985 / NAP	200	7/2021	$1,000,000
Margaritaville Beach Resort	1111 North Ocean Drive Hollywood, FL	2015 / NAP	349	9/2021	$773,639
Zota Beach Resort	4711 Gulf of Mexico Drive Longboat Key, FL	1972 / 2017	187	1/2020	$534,759
PGA National Resort & Spa	400 Avenue of the Champions Palm Beach Gardens, FL	1981 / NAP	339	12/2018	$684,366

Source: Appraisal

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $148,475 and ongoing monthly deposits of $49,489 for real estate taxes.

Insurance – The loan documents require an upfront deposit of $286,032, and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $286,038.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to 1/12th of the greater of (i) 4% of the operating income for the preceding calendar year and (ii) the amount required to be reserved under the franchise agreement for FF&E, initially estimated at $239,176.

PIP Reserve - The loan documents require an upfront deposit of $25,189,000, which represents the total estimated cost of the PIP required in connection with the franchise agreement renewal. Provided no event of default is continuing, the lender will make disbursements from the PIP reserve as requested by the borrower for actual, out-of-pocket expenses incurred with the performance of the PIP in connection with the annual approved budget by the lender, and provided that the borrower has delivered a standard draw request and proof that the work funded by the request has been completed.

Lockbox and Cash Management. The Hilton Sandestin Beach Resort Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (defined below), the borrower is required to establish a deposit account for the benefit of the lender into which the borrower will deposit all rents. Upon the occurrence of a Cash Trap Event Period (defined below), the lender will establish a cash management account. During a Cash Trap Event Period, all funds in the deposit account will be swept into a lender controlled cash management account. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the loan.

A “Trigger Event” will commence upon the earlier of the following:

(i)	an event of default; or

(ii)	the net operating income debt yield falling below 10.5% for two consecutive quarters.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or

(ii)	the net operating income debt yield falling below 8.5% for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$44,000,000
4000 South Sandestin Boulevard Miramar Beach, FL 32550	Hilton Sandestin Beach Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.3% 3.66x 19.7%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net operating income debt yield being equal to or greater than 9.5% for two consecutive calendar quarters.

Property Management. The Hilton Sandestin Beach Resort Property is managed by Sandcastle Resort of Sandestin, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Sandestin Beach Resort Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. The in-place insurance provides for a 12-month extended period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Plaza on Richmond
5070-5176 Richmond Avenue and 3307 Sage Road
Houston, TX 77056
HOUSTON
Uptown
Tanglewood
Memorial Park
Memorial Park Golf Course
River Oaks
Afton Oaks
Woodlake/ Briar Meadow
Gulfton
HARRIS COUNTY
Bellaire
West University Place
Southside Place
George Bush Intcl. Airport 23 Miles
Downtown Houston 5 miles
Houston Arboretum & Nature Center
IBM
Consulate General of Germany
Uptown Park
Consulate General of Italy
Consulate General of Russia
Four Oaks Place
BHP Petroleum
Four Leaf Towers
Marathon Oil Tower
Sage Plaza Shopping Center
Post Oak Plaza
3D/Intl. Tower
Apache Corp.
Parsons Corp.
Centre at Post Oak
River Oaks District
Highland Village
Consulate General of Brazil
Briargrove Plaza
Uptown Plaza
The Galleria
Williams Tower
Waterwall Park
Bechtel Corp.
Richmond Square
Houston Chronicle Corp. Office
Memorial Hermann Orthopedic and Spine Hospital
Houston Community College- West Loop Center
Weslayan Plaza
Hillcroft Shopping Center
Burnett Bayland Park
West U Marketplace
Braes Heights
Nature Discovery Center
Bayland Park
Woodway Dr
Memorial Dr
Tanglewood Rd
Sage Rd
San Felipe St
Westheimer Rd
Willowick Rd
West Loop
Voss Rd
Fountain View Dr
Bering Dr
Chimney Rock Rd
Hidalgo St
Richmond Ave
Hillcroft Ave
Skyline Dr
Windswept Ln
Southwest Frwy
Westpark Tollway
Westpark Dr
Weslayan St
Alabama St
Glenmont Dr
Gulfton St
Elm St
Royalton St
Rice Ave
Bissonnet St
University Blvd
Rampart St
Renwick Dr
Alder Dr
Bellaire Blvd
Holcombe Blvd
Newcastle Dr
Newcastle St
Stella Link Rd
610
69
59

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Plaza on Richmond

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Retail – Anchored
Original Principal Balance:	$44,000,000			Location:	Houston, TX
Cut-off Date Balance:	$44,000,000			Size:	191,532 SF
% of Initial Pool Balance:	4.0%			Cut-off Date Balance Per SF:	$229.73
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$229.73
Borrower Sponsor:	Anwar Barbouti			Year Built/Renovated:	1960/2005; 2010
Guarantor:	Anwar Barbouti			Title Vesting:	Fee
Mortgage Rate:	5.595%			Property Manager:	Greenwich Management Co., Inc.
Note Date:	July 15, 2022			Current Occupancy (As of):	98.0% (7/1/2022)
Seasoning:	1 month			YE 2021 Occupancy:	93.0%
Maturity Date:	August 11, 2032			YE 2020 Occupancy:	92.0%
IO Period:	120 months			YE 2019 Occupancy:	92.0%
Loan Term (Original):	120 months			As-Is Appraised Value(2):	$102,900,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$537.25
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date:	February 10, 2022
Call Protection:	L(24),DorYM1(92),O(4)
Lockbox Type:	Soft / Springing Cash Management			Underwriting and Financial Information(3)
Additional Debt:	None			TTM NOI (5/31/2022):	$3,833,918
Additional Debt Type (Balance):	NAP			YE 2021 NOI(4):	$3,896,313
				YE 2020 NOI:	$3,779,390
				YE 2019 NOI:	$4,205,486
				U/W Revenues:	$7,977,526
				U/W Expenses:	$3,177,842
Escrows and Reserves(1)				U/W NOI(4):	$4,799,684
	Initial	Monthly	Cap	U/W NCF:	$4,707,030
Taxes	$996,960	$124,620	NAP	U/W DSCR based on NOI/NCF:	1.92x / 1.89x
Insurance	$147,952	$36,988	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 10.7%
Replacement Reserves	$0	$3,192	$114,915	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 10.7%
TI/LC	$2,250,000	Springing	$1,000,000	Cut-off Date LTV Ratio:	42.8%
Existing TI/LC Obligations	$430,000	$0	NAP	LTV Ratio at Maturity:	42.8%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$44,000,000	100.0%	Loan payoff(5)	$38,002,740	86.4%
			Upfront Reserves	3,824,912	8.7
			Closing Costs	795,350	1.8
			Return of equity	1,376,998	3.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%
(1)	See “Escrows” section.

(2)	The appraisal concluded to a fee simple land value of $103,200,000. The appraisal concluded to the land value based on the as-is vacant land value for comparable tracts in the Houston market, less the estimated cost of demolishing the existing improvements.

(3)	While the Plaza on Richmond Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Plaza on Richmond Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase from YE 2021 NOI to U/W NOI is primarily due to three new leases commencing between February 2022 and January 2023 (anticipated) totaling approximately 10.9% of net rentable area and 12.1% underwritten base rent.

(5)	The Loan payoff includes the payoff (and corresponding costs) of a prior loan secured by the Plaza on Richmond Property (as defined below) that was securitized in the WFRBS 2012-C8 securitization trust.

The Mortgage Loan. The mortgage loan (the “Plaza on Richmond Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 and secured by a first priority fee interest in an anchored retail property located in Houston, Texas (the “Plaza on Richmond Property”).

The Borrower and Borrower Sponsor. The borrower is POR LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza on Richmond Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Anwar Barbouti.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Anwar Barbouti has 15 years of real estate experience, currently serving as the President of Greenwich Management Inc. (“Greenwich”). Greenwich focuses on development, management and leasing of commercial real estate properties in the Houston, Texas area.

The Property. The Plaza on Richmond Property is an anchored retail center located in Houston, Texas consisting of four buildings totaling 191,532 square feet. Built in 1960, the Plaza on Richmond Property is situated on a 12.6-acre site and is anchored by 24 Hour Fitness, T.J. Maxx and Office Depot. The Plaza on Richmond Property contains 918 surface parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 SF of rentable area. The borrower sponsor renovated the Plaza on Richmond Property in 2005 and 2009-2010, which included a $3.8 million expansion of 24 Hour Fitness. Recent capital expenditures include parking lot repairs in 2019 and 2021, totaling approximately $212,000, and a partial roof replacement in 2021, totaling approximately $325,000.

As of July 1, 2022, the Plaza on Richmond Property was 98.0% leased to 22 tenants, including primarily fitness, apparel, beauty and wellness, personal services, and food and beverage tenants. The Plaza on Richmond Property has averaged 90.9% occupancy over the past 10 years. Additionally, the six largest tenants (comprising 63.9% of the net rentable area) have each been in occupancy at the center for at least 16 years. Only two tenants, 24 Hour Fitness and T.J. Maxx make up more than 9.2% net rentable area or 7.4% underwritten base rent.

Major Tenants.

Largest Tenant by UW Base Rent: 24 Hour Fitness (S&P: CCC-; 36,937 SF; 19.3% of NRA; 18.7% of underwritten base rent). 24 Hour Fitness has been a tenant since 1998 and has a lease expiring in October 2024 with one, five-year renewal option remaining. 24 Hour Fitness filed for bankruptcy protections at the corporate level in the second quarter of 2020. Ultimately, the company closed 134 gyms in the 2020 reorganization and exited bankruptcy in the fourth quarter of 2020. The entity on the lease is 24 Hour Fitness USA, Inc.

2nd Largest Tenant by UW Base Rent: T.J. Maxx (M/S: A2/A; 29,273 SF; 15.3% of NRA; 12.9% of underwritten base rent). T.J. Maxx has been a tenant since 1992 and has a lease expiring in January 2028 with one, five-year renewal option remaining. The entity on the lease is MarMaxx Operating Corp. and the lease guarantor is The TJX Companies, Inc.

3rd Largest Tenant by UW Base Rent: Golf Galaxy (15,078 SF; 7.9% of NRA; 7.4% of underwritten base rent). Founded in 1997, Golf Galaxy offers golf equipment, apparel, accessories and golf technology (including fitting bays, course simulators and on-site putting greens). Golf Galaxy has been a tenant since 2005 and has a lease expiring in May 2025 with one, five-year renewal option remaining. The entity on the lease is Golf Galaxy, LLC.

The following table presents certain information relating to the tenancy at the Plaza on Richmond Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
24 Hour Fitness	NR/NR/CCC-	36,937	19.3%	$26.38	$974,436	18.7%	10/31/2024	1, 5-year	N
T.J. Maxx	NR/A2/A	29,273	15.3%	$22.99	$672,986	12.9%	1/31/2028	1, 5-year	N
Golf Galaxy	NR/Baa3/BBB	15,078	7.9%	$25.75	$388,259	7.4%	5/31/2025	1, 5-year	N
Office Depot	NR/NR/NR	17,566	9.2%	$18.16	$318,999	6.1%	8/31/2024	2, 5-year	N
Ulta Salon	NR/NR/NR	11,871	6.2%	$25.85	$306,865	5.9%	1/31/2026	2, 5-year	N
		110,725	57.8%	$24.04	$2,661,545	51.0%

Non-Major Tenants(3)		76,932	40.2%	$33.18	$2,552,583	49.0%

Occupied Collateral Total		187,657	98.0%	$27.79	$5,214,128	100.0%

Vacant Space		3,875	2.0%

Collateral Total		191,532	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2023 totaling $123,562.

(3)	Non-Major Tenants includes two tenants that have signed leases but have not taken occupancy. The lease with Smashburger is expected to commence in September 2022 and the lease with Nails of America is expected to commence January 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

The following table presents a summary of sales and occupancy costs for certain tenants at the Plaza on Richmond Property.

Tenant Sales(1)(2)

	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	TTM March 2022 Sales (PSF)	Occupancy Cost(3)
24 Hour Fitness	$100	$96	$55	$76	$75	55.6%
T.J. Maxx	$622	$613	$416	$683	NAV	5.5%
Golf Galaxy	$319	$311	$306	$415	NAV	10.0%
Ulta Salon	$662	$656	$417	$568	$588	7.1%
(1)	Information obtained from the borrower.

(2)	Tenants shown on the Major Tenants table above and not included on the Tenant Sales table are not required to report sales.

(3)	Occupancy cost based on underwritten base rent and any applicable reimbursements, divided by most recent reported sales.

The following table presents certain information relating to the lease rollover schedule at the Plaza on Richmond Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	2	9,434	4.9%	9,434	4.9%	$331,926	6.4%	$35.18
2024	2	54,503	28.5%	63,937	33.4%	$1,293,435	24.8%	$23.73
2025	9	42,539	22.2%	106,476	55.6%	$1,245,921	23.9%	$29.29
2026	2	14,871	7.8%	121,347	63.4%	$432,265	8.3%	$29.07
2027	1	9,672	5.0%	131,019	68.4%	$260,660	5.0%	$26.95
2028	3	35,800	18.7%	166,819	87.1%	$999,093	19.2%	$27.91
2029	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2030	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2031	0	0	0.0%	166,819	87.1%	$0	0.0%	$0.00
2032	3	20,838	10.9%	187,657	98.0%	$650,828	12.5%	$31.23
Thereafter	0	0	0.0%	187,657	98.0%	$0	0.0%	$0.00
Vacant	0	3,875	2.0%	191,532	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	191,532	100.0%			$5,214,128	100.0%	$27.79(3)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Plaza on Richmond Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	7/1/2022(2)
92.0%	92.0%	93.0%	98.0%

(1)	Information obtained from a third party servicing report.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Plaza on Richmond Property:

Cash Flow Analysis

	2019	2020	2021	TTM 5/31/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$4,582,833	$4,295,477	$4,388,522	$4,448,732	$5,036,588	61.1%	$26.30
Rent Steps(3)	0	0	0	0	177,539	2.2	0.93
Grossed Up Vacant Space	0	0	0	0	155,000	1.9	0.81
Gross Potential Rent	$4,582,833	$4,295,477	$4,388,522	$4,448,732	$5,369,128	65.1%	$28.03
Other Income(4)	0	0	33,137	7,447	0	0.0	0.00
Total Recoveries	2,682,307	2,542,033	2,678,173	2,631,467	2,876,855	34.9	$15.02
Net Rental Income	$7,265,139	$6,837,510	$7,099,832	$7,087,646	$8,245,982	100.0%	$43.05
(Vacancy & Credit Loss)	0	0	0	0	(268,456)(5)	(5.0)	(1.40)
Effective Gross Income	$7,265,139	$6,837,510	$7,099,832	$7,087,646	$7,977,526	96.7%	$41.65

Real Estate Taxes	$1,438,490	$1,412,329	$1,424,226	$1,434,722	$1,424,226	17.9%	$7.44
Insurance	328,827	380,056	426,278	435,557	422,722	5.3	2.21
Management Fee	293,849	288,594	277,024	291,881	239,326	3.0	1.25
Other Operating Expenses	998,488	977,141	1,075,990	1,091,568	1,091,586	13.7	5.70
Total Operating Expenses	$3,059,653	$3,058,120	$3,203,518	$3,253,728	$3,177,842	39.8%	$16.59

Net Operating Income	$4,205,486	$3,779,390	$3,896,313	$3,833,918(6)	$4,799,684(6)	60.2%	$25.06
Replacement Reserves	0	0	0	0	38,306	0.5	0.20
TI/LC	0	0	0	0	54,347(7)	0.7	0.28
Net Cash Flow	$4,205,486	$3,779,390	$3,896,313	$3,883,918	$4,707,030	59.0%	$24.58

NOI DSCR	1.68x	1.51x	1.56x	1.54x	1.92x
NCF DSCR	1.68x	1.51x	1.56x	1.54x	1.89x
NOI Debt Yield	9.6%	8.6%	8.9%	8.7%	10.9%
NCF Debt Yield	9.6%	8.6%	8.9%	8.7%	10.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Base Rent includes two tenants that have signed leases but have not taken occupancy. The lease with Smashburger is expected to commence in September 2022 and the lease with Nails of America is expected to commence January 2023.

(3)	Represents contractual rent steps through June 2023.

(4)	The Other Income in 2021 and TTM 5/31/2022 is comprised of two non-recurring items, reimbursed legal expenses for negotiating a shared easement with the adjacent property owner and a worker’s compensation rebate.

(5)	The underwritten economic vacancy is 5.0%. The Plaza on Richmond Property was 98.0% occupied as of July 1, 2022.

(6)	The increase in Net Operating Income from TTM 5/31/2022 to U/W is primarily due to three new leases commencing between February 2022 and January 2023 (anticipated) totaling approximately 10.9% of net rentable area and 12.1% underwritten base rent.

(7)	The TI/LC line item includes a $225,000 credit for upfront reserves. Excluding such credit the TI/LC’s equate to $1.46 per square foot and 3.5% of the Effective Gross Income.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Plaza on Richmond Property of $102,900,000 as of February 10, 2022. The appraisal also concluded to a fee simple land value of $103,200,000. The appraisal concluded to the land value based on the as-is vacant land value for comparable tracts in the Houston market, less the estimated cost of demolishing the existing improvements.

Environmental Matters. According to the Phase I environmental site assessment dated February 9, 2022, there was no evidence of any recognized environmental conditions at the Plaza on Richmond Property.

Market Overview and Competition. The Plaza on Richmond Property is located in Houston, Texas, approximately 7.1 miles southwest of downtown Houston. The Plaza on Richmond Property has access throughout the Houston area via Interstate 601 and Interstate 69, located 0.2 miles and 0.6 miles from the property, respectively. The immediate surrounding area contains significant residential development including single-family homes, apartments and condominiums. Notable commercial development in the area includes The Galleria shopping mall, a Simon owned mall, located approximately 0.5 miles north of the Plaza on Richmond Property. The 2.4 million square foot mall features 400 stores including Chanel, Gucci, Louis Vuitton, Neiman Marcus, Nordstrom and Saks Fifth Avenue and many dining options including The Cheesecake Factory, Del Frisco’s Double Eagle Steak House, the Daily Grill, and a food court. The Galleria development also features over 1.1 million square feet of adjoining office space. There are four hotels within 0.8 miles of the Plaza on Richmond Property including the Courtyard by Marriott Houston by the Galleria, Hyatt House Houston/Galleria,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

and Home2 Suites by Hilton at the Galleria. Directly east of the Plaza on Richmond Property the proposed Rosewood development is expected to cost $500 million and include a 150-room Rosewood Hotel, 80 condominium units and 30,000 square feet of retail space.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was approximately 25,330, 216,233, and 529,451, respectively, and the average household income within the same radii was $128,078, $131,326, and $126,821, respectively.

According to a third-party market research report, the Plaza on Richmond Property is located within the Uptown/Galleria retail submarket of the greater Houston retail market. As of July 19, 2022, the submarket reported total inventory of approximately 4.4 million square feet with a 3.2% vacancy rate and average asking rent of $42.83 per square foot. Vacancy in the retail submarket peaked in the second quarter of 2012 at 5.4%. Additionally, according to a third-party market research provider, there is nothing under construction in the retail submarket. The appraiser concluded to market rents for the Plaza on Richmond Property, ranging from $24.00 per square foot for junior anchor space, to $65.00 per square foot for pad outparcel space (see table below).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Plaza on Richmond Property:

Market Rent Summary(1)

	Jr. Anchor	Inline	Pad	Storage
Market Rent (PSF)	$24.00	$40.00	$65.00	$28.00
Lease Term (Years)	10	5	10	5
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	2.0%/year	2.0%/year	2.0%/year	2.0%/year
Tenant Improvements (New / Renewal)	$40.00 / $0.00	$45.00 / $0.00	$75.00 / $0.00	$0.00 / $0.00
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent Months (New / Renewal)	0 / 0	0 / 0	0 / 0	0 / 0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Plaza on Richmond Property, as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Plaza on Richmond	5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX	1960/2005	191,527(2)	94.1%
Ella Oaks	3323 Ella Houston, TX	1950/2020	27,042	100.0%	12/2021	$19,030,000	$704
Alec Center	3200-3298 South Loop West Houston, TX	1980/2003	34,091	100.0%	12/2021	$8,500,000	$249
Retail Center	5201-5223 West Lovers Lane Dallas, TX	1986/2002	50,306	100.0%	12/2020	$26,500,000	$527
Preston Forest Shopping Center	11700 Preston Road Dallas, TX	1960/NAP	195,554	95.0%	1/2020	$64,000,000	$327
Lakewood Shopping Center	1904 Abrams Road Dallas, TX	1946/NAP	66,629	93.0%	12/2019	$40,000,000	$600
The Mix at Midtown	3201 Louisiana Street Houston, TX	2008/NAP	72,901	100.0%	9/2019	$34,300,000	$471
(1)	Information obtained from the appraisal.

(2)	Per underwritten rent roll.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $996,960 for real estate taxes and ongoing monthly deposits of $124,620.

Insurance – The loan documents require an upfront deposit of $147,952 for insurance premiums and ongoing monthly deposits of $36,988. Notwithstanding the above, the borrower’s obligation to make monthly insurance reserve payments will be waived if (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender paid receipts for the payment of the insurance premiums no later than 10 business days prior to policy expiration. For the avoidance of doubt, as of the time of loan origination, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

policies maintained by the borrower covering the Plaza on Richmond Property are not part of a blanket or umbrella policy and the monthly reserve is active.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $3,192 ($0.20 per square foot per year) subject to a cap of $114,915.

Leasing Reserve – The loan documents require an upfront deposit of $2,250,000 and upon the reserve balance falling below $1,000,000, ongoing monthly reserves of $11,970 ($0.75 per square foot per year) for tenant improvements and leasing commissions, subject to a cap of $1,000,000.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $430,000 for outstanding tenant improvements and leasing commissions related to the tenant Floor & Decor.

Lockbox and Cash Management. The Plaza on Richmond Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents into an established deposit account with two business days of receipt. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	the hypothetical 30-year amortizing net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x, tested quarterly;

(iii)	either 24 Hour Fitness or T.J. Maxx (individually or collectively, as the context may require, “Major Tenant”) failing to exercise its respective extension option 6 months prior to the then-current expiration date;

(iv)	either Major Tenant going dark, vacating, or otherwise failing to occupy all or substantially all of its space (other than temporary cessation of operations in connection with remodelling, renovation, alteration, repair or restoration of the premises or a portion thereof, in each case, performed in accordance with the lease);

(v)	either Major Tenant filing as a debtor, bankruptcy or similar insolvency proceeding; or

(vi)	either Major Tenant surrendering, cancelling or terminating its lease prior to its then-scheduled expiration date (or giving notice thereof).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;

•	with regard to clause (ii), (x) the hypothetical 30-year amortizing NCF DSCR being greater than or equal to 1.15x for two consecutive calendar quarters or (y) the borrower sponsor having deposited the amount required to remain above the 1.15x threshold for the following 12 months (as estimated by the lender) with such amount being required to be trued-up after said 12 month period (“DSCR Trigger Avoidance Deposit”);

•	with regard to clauses (iii) through (vi), (x) the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or (y) the borrower sponsor having made the applicable Major Tenant Event Avoidance Deposit (as defined below);

•	with regard to clause (iii), such Major Tenant having exercised its renewal or extension option pursuant to the terms of its lease or otherwise on terms and conditions reasonably satisfactory to the lender for a period not less than three years;

•	with regard to clause (iv), such Major Tenant having resumed its normal business operations in 80% of its space for 30 consecutive calendar days;

•	with regard to clause (v), such Major Tenant having its lease affirmed in the applicable bankruptcy proceeding, provided that such Major Tenant is required to be actually paying all rents and other amounts due under its lease; or

•	with regard to clause (vi), such Major Tenant revoking such notice of any termination, cancellation or surrender of its lease and delivering to the lender a tenant estoppel certificate certifying that such lease is in full force and effect and that there are no existing circumstances that could reasonably be expected to give such Major Tenant the right to terminate, cancel or surrender its lease.

“Major Tenant Re-Tenanting Event” means that the lender has received evidence in form and substance reasonably satisfactory (including delivery of an estoppel certificate) that either (i) at least 80% of the Major Tenant space has been leased to one or more satisfactory replacement tenants or (ii) the Major Tenant assigns its lease pursuant to an unilateral assignment right of Major Tenant thereunder or to an assignee pursuant to an assignment, and in either case (i) or (ii), such assignee is in occupancy of the space and is then paying full, unabated rent pursuant to the terms of its lease, and open for business (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

“Major Tenant Event Avoidance Deposit” shall mean an amount equal to (a) $40.00 per rentable square foot multiplied by the total amount of the applicable Major Tenant space less (b) the amount of funds then on deposit in the Cash Trap reserve applicable to such Major Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$44,000,000
5070-5176 Richmond Avenue and 3307 Sage Road Houston, TX 77056	Plaza on Richmond	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	42.8% 1.89x 10.9%

Property Management. The Plaza on Richmond Property is managed by Greenwich Management Co, Inc., which is affiliated with the borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Letter of Credit. None; however, a letter of credit may be provided to satisfy the requirements of a DSCR Trigger Avoidance Deposit or Major Tenant Event Avoidance Deposit.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Plaza on Richmond Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2022-BNK43	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.